UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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General Moly, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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General Moly, Inc.

1726 Cole Blvd., Suite 115

Lakewood, Colorado 80401

May 4, 2015

Dear Stockholder:

You are invited to attend General Moly’s annual stockholders’ meeting.  The meeting will be held on June 18, 2015, at 9:00 a.m., local Colorado time, at the Marriott Denver West, 1717 Denver West Boulevard, Golden, Colorado 80401.

At the meeting, stockholders will vote on a number of important matters.  Please take the time to carefully read each of the proposals described in the attached proxy statement.

Your vote is important.  Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting.  Therefore, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed postage paid return envelope so that your shares will be represented at the meeting.

Please note that due to changes in the NYSE rules, brokers are no longer permitted to vote your shares on proposals for the election of directors or on any other non-routine matters if you have not given your broker specific instructions on how to vote your shares.  PLEASE BE SURE TO GIVE SPECIFIC VOTING INSTRUCTIONS TO YOUR BROKER SO THAT YOUR VOTES CAN BE COUNTED.

We look forward to seeing those of you who will be able to attend the meeting.

Sincerely,

Bruce D. Hansen
Chief Executive Officer

General Moly, Inc.

1726 Cole Blvd., Suite 115

Lakewood, Colorado 80401

Notice of Annual Meeting of Stockholders

To be Held on June 18, 2015

May 4, 2014

Dear Stockholder:

We are pleased to invite you to attend General Moly, Inc.’s (the “Company”) Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 9:00 a.m., local Colorado time, on June 18, 2015, at the Marriott Denver West, 1717 Denver West Boulevard, Golden, Colorado 80401.  The meeting will be held to:

•                  elect one Class II member to the Board of Directors to serve until the 2018 Annual Meeting of Stockholders;

•                  hold an advisory vote to approve executive compensation;

•                  ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2015

•                  approve of the issuance of shares of our common stock and warrants that together represent more than 20% of our outstanding common stock, issued at a discount to the greater of book or market value of our common stock;

•                  approve of an amendment to the Company’s Certificate of Incorporation to increase the authorized common stock;

•                  approve of an amendment to the Company’s Certificate of Incorporation to provide the Board of Directors the flexibility to effect a reverse stock split of the Company’s common stock; and

•                  act on such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record on the books of the Company at the close of business on May 4, 2015, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.  A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders during normal business hours at our corporate headquarters at 1726 Cole Boulevard, Suite 115, Lakewood, Colorado 80401 during the 10 days before our Annual Meeting and at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings.  Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the enclosed postage paid return envelope, which does not require postage if mailed in the United States.  If you choose to attend the Annual Meeting, you may still vote your shares in person even though you have previously returned your proxy.  If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions.  The proxy is revocable at any time prior to its use.

Sincerely,

Michael K. Branstetter
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 18, 2015

The Company’s proxy statement, form of proxy card and 2014 annual report to stockholders are available at:  www.generalmoly.com.

PURPOSE OF THE ANNUAL MEETING	1
Shares Outstanding and Voting Rights	1
VOTING SECURITIES AND PRINCIPAL HOLDERS	2
BENEFICIAL OWNERSHIP	3
PROPOSAL 1 - ELECTION OF DIRECTORS	5
Information About the Nominees	5
DIRECTORS AND OFFICERS	6
THE BOARD, BOARD COMMITTEES AND DIRECTOR INDEPENDENCE	9
Audit Committee	9
Compensation Committee	10
Governance and Nominating Committee	10
Risk Oversight	11
Compensation Risk Assessment	11
Section 16(a) Beneficial Ownership Reporting Compliance	11
Code of Business Conduct and Ethics	12
Vote Required	12
Recommendation	12
PROPOSAL 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	13
Vote Required	13
Recommendation	13
PROPOSAL 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	14
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	14
Audit Fees	14
Audit-Related Fees	14
Tax Fees	14
All Other Fees	14
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors	14
Vote Required	15
Recommendation	15
PROPOSAL 4 — APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK AND WARRANTS THAT TOGETHER REPRESENT MORE THAN 20% OF OUR OUTSTANDING COMMON STOCK, ISSUED AT A DISCOUNT TO THE GREATER OF BOOK OR MARKET VALUE OF OUR COMMON STOCK	16
Background of the Amer Transaction	16
Investment and Securities Purchase Agreement	16
Stockholder Agreeement	17
Loan Agreement	19
NYSE MKT Listing Rules	19
Authorized Shares	19
Effect on Existing Shareholders	19
Vote Required	20
Recommendation	20
PROPOSAL 5 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK	21
Background and Reasons for the Increase in Authorized Shares	21
Anti-Takeover Effects	22
No Dissenters’ or Appraisal Rights	22
Vote Required	22
Recommendation	22
PROPOSAL 6 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK	23
Background and Reasons for the Reverse Stock Split	23
Determination of Reverse Stock Split Ratios	24
Principal Effects of Reverse Stock Split	24
Implementation of Reverse Stock Split	27
Risks and Potential Disadvantages Associated with the Reverse Stock Split	28
Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split	29
No Dissenters’ or Appraisal Rights	31
Vote Required	31
Recommendation	31
AUDIT COMMITTEE REPORT	32

i

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General Moly, Inc.

1726 Cole Blvd., Suite 115

Lakewood, Colorado 80401

PROXY STATEMENT
Relating to
Annual Meeting of Stockholders
To be held on June 18, 2015

We are sending this proxy statement to the holders of our common stock, $0.001 par value, in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the General Moly, Inc. (the “Company,” “we,” or “us,” or “our”) Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 18, 2015 at 9:00 a.m., local Colorado time, at the Marriott Denver West, 1717 Denver West Boulevard, Golden, Colorado 80401, and any postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  This proxy statement and the accompanying proxy card are first being mailed to our stockholders on or about May 10, 2015.

A proxy card is enclosed for your use.  The Board requests that you sign, date, and return it in the enclosed postage paid return envelope, which does not require postage if mailed in the United States.  Your execution of the enclosed proxy will not affect your right as a stockholder to attend the Annual Meeting and to vote in person.

PURPOSE OF THE ANNUAL MEETING

At the Annual Meeting, stockholders entitled to vote will be asked to consider and take action on the following matters:

•                  election of one Class II member to our Board to serve until the 2018 Annual Meeting of Stockholders and until their respective successors are elected and qualified or until their earlier death, resignation, or removal in accordance with our Certificate of Incorporation, Amended and Restated Bylaws, and Corporate Governance Guidelines;

•                  an advisory vote to approve executive compensation;

•                  ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2015;

•                  approval of the issuance of shares of our common stock and warrants that together represent more than 20% of our outstanding common stock, issued at a discount to the greater of book or market value of our common stock;

•                  approval of an amendment to the Company’s Certificate of Incorporation to increase the authorized common stock;

•                  approval of an amendment to the Company’s Certificate of Incorporation to provide the Board of Directors the flexibility to effect a reverse stock split of the Company’s common stock; and

•                  action on such other matters as may properly come before the meeting or any adjournment thereof.

Your vote is important.  We are requesting that you complete, sign and date the enclosed proxy card and mail it promptly in the enclosed postage paid return envelope, which does not require postage if mailed in the United States.  Shares cannot be voted at the meeting unless the owner is present to vote or is represented by proxy.

Shares Outstanding and Voting Rights

Record Date; Quorum.  Our Board has fixed the close of business on May 4, 2015, as the record date for the purpose of determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting.  At the close of business on that date, we had 95,368,979 issued and outstanding shares of common stock.  A majority of votes that could be cast by holders of all outstanding shares of stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.  Proxies that are submitted, whether voted for or against, abstentions, broker non-votes, or otherwise, on at least one item will be treated as present for all matters considered at the meeting, and will be counted for determining whether we have a quorum, however, broker non-votes are not deemed eligible to vote on items as to which they have no authorization to vote.

Solicitation of Proxies.  The accompanying proxy is solicited on behalf of our Board and the entire cost of solicitation will be borne by us.  Following the original mailing of the proxies and soliciting materials, our directors, officers and employees may solicit proxies by mail, telephone, facsimile or other electronic means of communication, or personal interviews.  We may utilize the services of a proxy solicitation firm.  We will request brokers, custodians, nominees, and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of the Company and to request authority for the exercise of proxies.  In such cases, the Company will reimburse such holders for their reasonable expenses.

If you have additional questions, need assistance in submitting your proxy or voting your shares of our Common Stock, or need additional copies of the Proxy Statement or the enclosed proxy card, please contact Alliance Advisors LLC.

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

855-928-4487

Banks and Brokers Call: (973) 873-7700

Revocation of Proxy.  Any proxy delivered in the accompanying form may be revoked by the person executing the proxy by either (1) providing our Corporate Secretary a later-dated proxy prior to the Annual Meeting or presenting a later-dated proxy at the Annual Meeting, (2) providing our Corporate Secretary a written revocation prior to the Annual Meeting, or (3) attending the Annual Meeting and voting in person.

How Proxies will be Voted.  Assuming a quorum is present, proxies received by our Board in the accompanying form will be voted at the Annual Meeting as specified by the person giving the proxy.  All shares represented by a valid proxy will be voted at the discretion of the proxy holders on any other matters that may properly come before the meeting.  The Board, however, does not know of any matters to be considered at the meeting other than those specified in the Notice of Annual Meeting.

Required Votes.  With respect to the election of directors, the candidate receiving the highest number of votes will be elected.  Our stockholders may vote for or against each of the nominees, or may abstain.  If the number of shares voted “for” a nominee does not exceed the number of shares voted “against” the nominee, under our Corporate Governance Guidelines adopted by the Board, he or she must submit his or her resignation from the Board.  See Proposal 1 for further discussion of the majority voting provisions of the Corporate Governance Guidelines.  The affirmative vote of the holders of a majority of the shares entitled to vote that are present in person or represented by proxy is required to approve, by non-binding vote, our executive compensation (Proposal 2) to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2015 (Proposal 3), and to approve the issuance of shares of our common stock and warrants that together represent more than 20% of our outstanding common stock, issued at a discount to the greater of book or market value of our common stock (Proposal 4).  The affirmative vote of the holders of a majority of our issued and outstanding shares of common stock is required to approve the amendment to the Company’s Certificate of Incorporation to increase the authorized common stock (Proposal 5) and the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock (Proposal 6)..

Effect of Abstentions and Broker Non-Votes.  Abstentions will have no effect on the election of directors.  Abstentions may be specified and will be counted as present for the purposes of Proposals 2 and 3.  For purposes of determining whether Proposals 2 through 6 have received the requisite vote, an abstention by a stockholder will have the same effect as a vote against the proposal.

Brokers and other intermediaries, holding shares in street name for their customers, are generally required to vote the shares in the manner directed by their customers.  If their customers do not give any direction, brokers may vote the shares if (1) the broker holds the shares in a fiduciary capacity, or (2) the broker is acting pursuant to the rules of any national securities exchange of which it is a member.  On certain routine matters, brokers may, at their discretion, vote shares on behalf of their customers.  The election of directors and the advisory vote to approve our executive compensation are considered non-routine matters for which brokers are not permitted to vote shares without customer direction.  In addition, Proposals 4, 5 and 6 are also considered non-routine matters for which brokers are not permitted to vote shares without customer direction.  Therefore, brokers are not permitted to vote shares for Proposals 1, 2, 4, 5 and 6 without customer direction.  Therefore, we urge you to give voting instructions to your broker on all six proposals.  Shares that are not voted by a broker given the absence of customer direction are called “broker non-votes.”  Broker non-votes will have no direct effect on the outcome of a vote on Proposals 1 through 4 but will have the effect of a vote against Proposals 5 and 6.

Voting Power.  Holders of our common stock are entitled to one vote for each share held.  There is no cumulative voting for directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth information as of April 15, 2015, regarding the ownership of our common stock by:

•                  each person who is known by us to own more than 5% of our shares of common stock;

•                  each of our named executive officers and directors; and

•                  all of our current executive officers and directors as a group.

For the purposes of the information provided below, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”), and for each person includes shares of our common stock that person has the right to acquire within 60 days following April 15, 2015, upon exercise of options, stock appreciation rights or warrants.  Except as indicated in the footnotes to the tables below, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.  We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

BENEFICIAL OWNERSHIP

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)

Stockholders Holding 5% or More:
Hanlong (USA) Mining Investment, Inc. Hanlong Resources Ltd Sichuan Hanlong Group Co., Ltd Geng Liu YiFan Liu XiaoPing Liu Xue Yang Nelson F. Chen(3)	11,843,341	12.7%
CCM Master Qualified Fund, Ltd. CCM Special Holdings Fund, LP Coghill Capital Management, LLC Clint D. Coghill (4)	4,844,141	5.2%
APERAM AMO Holding 7 S.A. (5)	8,256,699	8.8%
F. Steven Mooney (6)	5,000,000	5.1%

Executive Officers:
Bruce D. Hansen (7)	3,029,495	3.2%
David A. Chaput (8)	292,026	*	%
Robert I. Pennington (9)	783,854	*	%
R. Scott Roswell (10)	262,054	*	%
Lee M. Shumway (11)	308,027	*	%

Directors (not including Chief Executive Officer):
Ricardo M. Campoy	152,506	*	%
Patrick M. James (12)**	156,250	*	%
Mark A. Lettes	97,700	*	%
Gary A. Loving (13)	348,648	*	%
Gregory P. Raih (14)	145,000	*	%
Nelson F. Chen (3) (15)	12,033,341	12.9%

Directors and executive officers as a group (11 persons) (16)	17,608,901	18.4%

* Less than 1%.

** On leave of absence as previously disclosed.

(1)                 The address for each of our directors and officers, other than Mr. Chen, is c/o General Moly, Inc., 1726 Cole Blvd., Suite 115, Lakewood, Colorado 80401.  The address for Mr. Chen is Suite 6303-04, 63/F., Central Plaza, 18 Harbour Road, Wanchai, Hong Kong.

(2)                    Based on 93,493,979 shares of our common stock outstanding as of April 15, 2015.  In accordance with SEC rules, percent of class as of April 15, 2015, is calculated for each person and group by dividing the number of shares beneficially owned by such person or group by the sum of the total number of shares of our stock outstanding, plus the number of shares exercisable by that person or group within 60 days of April 15, 2015.

(3)                     Based on a Schedule 13D/A jointly filed with the SEC on March 10, 2014, by Hanlong (USA) Mining Investments, Inc. (“Hanlong USA”) and Nelson F. Chen and a Form 4/A filed on February 12, 2013.  Hanlong USA and Mr. Chen share the power to vote, direct the vote, dispose and direct the disposition of all shares shown as beneficially owned by Hanlong USA.

All of the voting and investment power with respect to shares held in the name of Hanlong USA have been delegated to Mr. Chen.  The address for both Hanlong USA and Mr. Chen is Suite 6303-04, 63/F., Central Plaza, 18 Harbour Road,

Wanchai, Hong Kong.  The shares that are directly owned by Hanlong USA are also indirectly beneficially owned by each of Hanlong Resources, Sichuan Hanlong, Geng Liu, YiFan Liu, XiaoPing Liu, and Xue Yang.  The Form 4/A does not indicate whether any of such persons exercises any power to vote, direct the vote, dispose or direct the disposition of the shares shown as indirectly beneficially owned by them.  The addresses for each such person (other than Hanlong USA which is above) are: (a) in the case of Hanlong Resources and Nelson Chen, Suite 6303-04, 63/F, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong; and (b) in the case of Sichuan Hanlong, Geng Liu, YiFan Liu Xiaoping Liu, and Xue Yang, 20F, Hongda Building, No. 2 East Jin Li Road, Chengdu, Sichuan 610041, China.

(4)                     Based on a Schedule 13D jointly filed with the SEC on December 23, 2014, by Coghill Capital Management, LLC (“Coghill Capital”) and Clint D. Coghill: (a) Coghill Capital may be deemed to beneficially own 4,844,141 of such shares and has shared voting and dispositive power for all such shares; and (b) Mr. Coghill, the President and majority owner of Coghill Capital, may be deemed to beneficially own 4,844,141 of such shares and has shared voting and dispositive power for all such shares.  Each of Coghill Capital and Mr. Coghill disclaim beneficial ownership of the securities except to the extent of their pecuniary interest therein.  Beneficial ownership information excludes 500,000 shares of common stock that each of Coghill Master Qualified Fund and Coghill Special Holdings Fund, additional affiliates of Mr. Coghill, have the right to acquire upon the exercise of outstanding non-voting warrants which are not exercisable within 60 days of April 15, 2015. The address for each of Coghill Capital, Coghill Master Qualified Fund, Coghill Special Holdings Fund and Mr. Coghill is 233 South Wacker Drive, Suite 8400, Chicago, Illinois 60606.

(5)                    Based on a Schedule 13G filed with the SEC on January 28, 2011, by APERAM and AMO Holding 7 S.A. and a Form 3 filed with the SEC on January 28, 2011, by APERAM.  According to such Form 3, on January 25, 2011, the Board of Directors of ArcelorMittal S.A. (“ArcelorMittal”) and APERAM each approved the transfer of the assets comprising ArcelorMittal’s stainless and specialty steels business from its carbon steel and mining business to APERAM, a separate entity incorporated in the Grand Duchy of Luxembourg.  Following such transfer, AMO Holding 7 S.A. became a wholly owned subsidiary of APERAM.  APERAM and AMO Holding 7 S.A. share voting and disposition power for all shares shown as beneficially owned by them.  The addresses for APERAM and AMO Holding 7 S.A., respectively, are 12C, rue Guillaume Kroll L-1882 Luxembourg, Grand Duchy of Luxembourg and 19, Avenue de la Liberté, L-2930 Luxembourg, Grand Duchy of Luxembourg.

(6)                     Includes 5,000,000 shares that would be received upon conversion of a Senior Convertible Note which is currently convertible.

(7)                     Includes 1,500,000 shares that would be received upon conversion of a Senior Convertible Note which is currently convertible.

(8)                     Includes 55,500 shares held in Mr. Chaput’s individual retirement account and 60,000 shares that would be received upon conversion of a Senior Convertible Note which is currently convertible.

(9)                     Includes 145,000 shares of unvested performance-based restricted stock that was granted and previously reported on Form 4 but not yet issued, 158,000 shares held by Robert Pennington Dolores R. Pennington P/ADM Mineral Development LLC Dated 10/15/2007, of which Mr. Pennington is the sole member, and 150,000 shares that would be received upon conversion of a Senior Convertible Note which is currently convertible.  See the “Outstanding Equity Awards at December 31, 2014” table for additional information.

(10)              Includes 13,260 shares held in Mr. Roswell’s individual retirement account and 60,000 shares that would be received upon conversion of a Senior Convertible Note which is currently convertible.

(11)              Includes 100,000 shares that would be received upon conversion of a Senior Convertible Note which is currently convertible.

(12)              106,250 shares are held in the name of a trust for which Mr. James and his wife are trustees.  Also includes 50,000 shares that would be received upon conversion of a Senior Convertible Note which is currently convertible.

(13)              Includes 200,000 shares that would be received upon conversion of a Senior Convertible Note which is currently convertible.

(14)             Includes 35,000 shares held in Mr. Raih’s individual retirement account.

(15)              Includes 100,000 shares that would be received upon conversion of a Senior Convertible Note which is currently convertible.

(16)              Includes 145,000 shares of restricted stock and 2,200,000 shares that would be received upon conversion of Senior Convertible Notes which are currently convertible.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board currently consists of 7 members.  Effective February 6, 2015, the Board approved a leave of absence, for personal reasons, for our Board Chairman Patrick M. James.  The approved leave of absence is not to exceed six (6) months, pursuant to our amended bylaws.  Also effective February 6th, the Board also appointed Ricardo M. Campoy Lead Director and Mr. Campoy will serve as interim Board Chairman during Mr. James’ leave of absence.

Pursuant to our bylaws, the members of our Board have been divided into three classes.  The term of office for the Class II members of our Board, consisting of one member, expires at our 2015 Annual Meeting.  The term of office for the Class III members of our Board, consisting currently of three members, expires at our 2016 Annual Meeting. The term of office for the Class I members of our Board, consisting of three members, expires at our 2017 Annual Meeting.  At each of our Annual Meetings of Stockholders, the number of directors equal to the number of directors in the class whose term is scheduled to expire on the day of such meeting will be elected for a term of three years and will hold office until expiration of the terms for which they were elected and qualified.  In each case, a director’s term will continue until the director’s successor is elected and has qualified.  Any director may be removed from office as a director at any time by our stockholders, but only for cause, and only by the affirmative vote of a majority of the outstanding voting power entitled to elect such director.

At this Annual Meeting, one Class II director is to be elected and will serve for a term of three years and until his successor is elected and qualified. The following nominee for election as Class I director at this Annual Meeting is recommended by our Board:

Ricardo M. Campoy

If the nominee for director should become unable or decline to serve if elected, it is intended that shares represented by proxies that are executed and returned will be voted for any substitute nominee as may be recommended by our existing Board.  The nominee receiving the highest number of votes cast at the Annual Meeting will be elected as the Class II director for a term of three years and until his successor is elected and qualified.

Pursuant to our Corporate Governance Guidelines adopted by our Board, if a director nominee does not receive a majority of the votes cast, the director is required to promptly tender his or her resignation to the Board.  For purposes of the policy, a majority of votes cast means that the number of shares voted “for” a director’s election exceeds the number of votes cast “against” that director’s election.  The Governance and Nominating Committee will consider the resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken.  The Board will act on the tendered resignation, taking into account the recommendation of the Governance and Nominating Committee, within 90 days from the date of the certification of the election results, and publicly disclose its decision promptly thereafter.  The Governance and Nominating Committee, in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.  A director who tenders his or her resignation will not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board with respect to his or her resignation.  If no director receives a majority of shares cast in an uncontested election, then the incumbent directors will nominate a new slate of directors and hold a special meeting of stockholders for the purpose of electing those nominees within 180 days after certification of the stockholder vote.

Information About The Nominee

We have provided information below about our director nominee, who is an incumbent director, including his name, years of service as director, business experience and service on other boards of directors, including any other directorships held during the past five years.  In addition, we have included information about the nominee’s specific experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve as a director of the Company at the time we are filing this proxy statement, in light of our business and corporate structure.

Ricardo M. Campoy has been a member of our Board of Directors since August 2006.  Mr. Campoy is currently Managing Director of the minerals capital and advisory practice of Headwaters Merchant Bank. Mr. Campoy also serves on the Board of Directors of Endeavour Silver, listed on the TSX Exchange.  Mr. Campoy has worked as an international natural resources banker for more than 30 years, having served in executive finance positions at various firms, including as Head of Mining & Metals of WestLB AG, Member/Senior Advisor of McFarland Dewey & Co., Managing Director Mining & Metals of ING Capital and Swiss Bank Corp, respectively, and President of Elders Resources Finance Inc.  Prior to Mr. Campoy’s work in finance, he was employed as a mining engineer at Inspiration Copper, Dravo Corporation, and AMAX Inc.

Mr. Campoy has extensive mining and international business experience, as well as engineering experience.  In addition, Mr. Campoy served as chair of the compensation committee and as a member of the audit and governance committees of Forsys Metals.  He currently serves on the audit committee and chairs the compensation committee of Endeavour Silver.  He brings an international perspective to the Board, which is relevant to our business given the global market for molybdenum.  Mr. Campoy also has 34 years of experience in the banking industry, where he focused on financings of natural resource projects, as well as significant leadership experience in a variety of roles at different companies, all of which makes Mr. Campoy well-suited to serve as an effective Chair of our Compensation Committee.

DIRECTORS AND OFFICERS

The following table provides the names, positions, ages and principal occupations of our current directors, including those who are nominated for election as a director at the Annual Meeting, our executive officers, and our Secretary:

Name and Position with the Company	Age	Director/Officer Since	Principal Occupation

Ricardo M. Campoy (2)(4)(5)(6) Lead Director, interim Chairman	64	Director since August 2006	International natural resources banker

Nelson F. Chen (1) Director	46	Director since September 2011	Chief Operating Officer at Hanlong (HK) Resources Ltd.

Bruce D. Hansen (1) Chief Executive Officer and Director	57	Executive Officer and Director since January 2007	Chief Executive Officer of the Company

Patrick M. James (3)(5)(6) Chairman (on leave of absence)	70	Director since December 2010	Retired as President and Chief Executive Officer from Rio Algom Limited

Mark A. Lettes (1)(4)(5)(6) Director	66	Director since April 2007	Retired from Apex Silver Mines Limited

Gary A. Loving (3)(5)(6) Director	66	Director since February 2008	Retired as President, Chief Executive Officer, and Director of Frontera Copper Corporation

Gregory P. Raih (3)(4)(5) Director	67	Director since September 2010	Former Partner with KPMG LLP

David A. Chaput Chief Financial Officer	56	Executive Officer since April 2007	Chief Financial Officer of the Company

Robert I. Pennington Chief Operating Officer	60	Executive Officer since October 2007	Chief Operating Officer of the Company

R. Scott Roswell Vice President of Human Resources, Corporate Counsel	52	Executive Officer since September 2010	Vice President of Human Resources and Corporate Counsel of the Company

Lee M. Shumway Controller and Treasurer	53	Executive Officer since June 2009	Controller and Treasurer of the Company

Michael K. Branstetter Secretary and General Counsel	61	Officer since November 1992	Attorney with the firm of Hull & Branstetter Chartered

(1)         Term of office as Director expires at the 2016 Annual Meeting of Stockholders.

(2)         Term of office as Director expires at the 2015 Annual Meeting of Stockholders.

(3)         Term of office as Director expires at the 2017 Annual Meeting of Stockholders.

(4)         Member of Audit Committee.  Mr. Lettes is chair of this committee.

(5)         Member of Governance and Nominating Committee.  Mr. Raih is chair of this committee.

(6)         Member of Compensation Committee.  Mr. Campoy is chair of this committee.

We have provided information below about each of the individuals who currently serve on our Board, including their names, years of service as directors, business experience and service on other boards of directors, including any other directorships held during the past five years.  In addition, we have included information about each director’s specific experience, qualifications, attributes or skills that led the Board to conclude that the director should serve as a director of the Company at the time we are filing this proxy statement in light of our business and corporate structure.  Mr. Chen was initially appointed pursuant to the Stockholder Agreement between the Company and Hanlong USA, and subsequently elected by the stockholders at the 2013 annual meeting of the stockholders.  See “Certain Relationships and Related Party Transactions” for more information about this agreement.

Also set forth below is information about each of our executive officers and our Secretary.  Officers are appointed annually by the Board and serve at the pleasure of the Board.

Patrick M. James has been a member of our Board of Directors since December 2010.  Mr. James is currently on a leave of absence not to exceed six (6) months, approved by the Board on February 6, 2015.  Mr. James has over 45 years of experience in the mining industry including a variety of operating and executive positions. Mr. James retired as President, Chairman, Director and CEO of the Santa Fe Pacific Gold Corporation when it was acquired by Newmont Mining in 1997 and served as a Director of Newmont for one year thereafter. After leaving Santa Fe Pacific Gold, Mr. James served as Director, President and Chief Executive Officer of Rio Algom Limited from 1997 to 2001. Since then, Mr. James has served as a director of four other publicly listed mining companies including Dynatec, Inc., Constellation Copper Corp., Stillwater Mining Company (Lead Independent Director), and Centerra Gold Inc.  (Chairman of the Board).  He was Chairman, and later President, Chief Executive Officer and director of Constellation Copper Corp., a Canadian base metal mining company from June 2002 until December 2008, when the company filed for bankruptcy protection.  In addition, Mr. James was a member of the Board of Directors of Rare Element Resources Ltd. from June 2014 until his resignation in February 2015 for personal reasons.

Mr. James has significant experience in the mining industry, starting as an underground miner, through various roles in operations and development of a broad range of mineral commodities; and serving in executive roles of operating and developing companies. Mr. James has an Engineer of Mines degree from Colorado School of Mines, a Master of Management from the University of New Mexico, Anderson School of Business, and is a Registered Professional Engineer in Colorado.

Gary A. Loving has been a member of our Board since February 2008.  Previously, Mr. Loving served as President, CEO and Director of Frontera Copper Corporation and Senior Vice President South American Operations for Phelps Dodge Mining Company and was a member of the Board of Directors of Twin Metals Minnesota, LLC.

Mr. Loving has significant mining operations and project development experience in several world class mining projects including the Candelaria project in Chile, the Sossego Project in Brazil and the Piedras Verdes Project in Mexico.  Mr. Loving’s technical and operational expertise gives him the background to contribute to our Board as an effective Chair of our Technical Committee and to assist the Company in developing its mining properties.

Gregory P. Raih has been a member of our Board since September 2010.  In 2015, Mr. Raih was selected to serve as the Governance & Nominating Committee Chair.  Mr. Raih has an extensive accounting background and served as a Partner at KPMG LLP from 2002 to 2008 and previous to that held a variety of positions at Arthur Andersen LLP, including Partner from 1981 to 2002.  While at Arthur Andersen, Mr. Raih served as the global director of the firm’s mining industry practice and has significant experience with mining accounting and reporting issues.  He served as engagement partner on a number of mining clients, including Newmont Mining Corporation and BHP Billiton Base Metals.  Mr. Raih is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants.  He currently serves as a director of Bonanza Creek Energy, Inc., where he serves as Chairman of the Audit Committee and is also a member of the Board of Managers of Jonah Energy Holdings, LLC, where he serves as Chairman of Audit Committee.

Mr. Raih has extensive accounting experience as a certified public accountant, including providing service to a number of public mining companies.  His qualifications as an audit committee financial expert provide an essential skill set relevant to his service on our Board and as a member of the Audit Committee.

Mark A. Lettes has been a member of our Board since April 2007.  He served as Chief Financial Officer of Apex Silver Mines from June 1998 to June 2006, and was responsible for the financing of Apex Silver Mines’ large-scale San Cristobal silver and zinc mine in Bolivia.  Prior to joining Apex Silver Mines, Mr. Lettes held senior financial positions with Cyprus Amax, Amax, Inc., and Amax Gold.  Mr. Lettes served as a director of Yukon Zinc Corporation from October 2006 to June 2008, Century Mining Corporation from March 2008 to October 2008 and Selwyn Resources from September 2012 to May 2013, where he served on the audit, governance and technical committees.

Mr. Lettes has extensive mining and financial experience gained in his eight years as a chief financial officer at a mining company where he was also responsible for a major financing.  In this role, Mr. Lettes was involved in all aspects of financial reporting and compliance.  In addition, Mr. Lettes served on the audit, governance and compensation committees of Yukon Zinc Corporation and on the audit, governance and compensation committees of Century Mining Corporation.  Mr. Lettes’ experiences in these roles are directly relevant and important to Mr. Lettes’ current roles as our Audit Committee Chair and our audit committee financial expert.  Mr. Lettes’ mining and financial experience, as well as his significant past board experience, enhances the knowledge of the Board as the Company works toward completing financing of the Mt. Hope Project and commencing operations.  Mr. Lettes is also our Finance Committee Chair.

Nelson F. Chen has been a member of our board of directors since September 2011. Mr. Chen is Managing Director of Hanlong Resources Ltd (HK) and has served as a director of various Hanlong Group entities since June 2010. He has served on the board of Moly Mines Limited as an alternate director to the principal of Hanlong Group since April 2010 and then as a non-executive director since August 2013. Mr. Chen was appointed to be a non-executive director of Marenica Energy Limited on 4 October 2011.  Prior to joining Hanlong, Mr. Chen was an Associate Director at the Sydney, Australia office of PricewaterhouseCoopers (“PwC”). Mr. Chen is bilingual and is a licensed Chinese-English translator in Australia.

Mr. Chen has 11 years of audit and M&A transaction advisory experience with PwC. He was involved in a large number of financial due diligence and acquisition advisory transactions with a focus on leading engagements servicing Chinese clients. He has extensive experience in many industries including mining, manufacturing, consumer products, financial services and real estate.

Bruce D. Hansen has been our Chief Executive Officer and a member of our Board since January 2007.  Mr. Hansen served as our interim Chair of the Board from October 2007 through December 2010 when Patrick James was appointed as independent Chairman.  From September 2005 through November 2006, Mr. Hansen served as Senior Vice President, Operations Services and Development at Newmont Mining Corporation.  From July 1999 to September 2005, Mr. Hansen served as Senior Vice President and Chief Financial Officer at Newmont Mining Corporation.  Mr. Hansen also served as the Vice President of Project Development for Newmont and previously was the Senior Vice President of Corporate Development for Santa Fe Pacific Gold Corporation.  Mr. Hansen is a director and member of the audit committee of Energy Fuels, Inc. and is also a director of ASA Gold and Precious Metals, Ltd., where he serves as Chairman of the Audit and Ethics Committee.

As our Chief Executive Officer, Mr. Hansen has detailed knowledge of the Company’s development, strategy and projects.  Mr. Hansen also has extensive mining industry background, having worked in the mining industry for more than 30 years in a variety of financial, technical and leadership roles.  Mr. Hansen has demonstrated success in these various industry roles over the years.  Mr. Hansen’s knowledge of the Company’s development efforts as well as his industry experience at both large and small mining companies and his demonstrated past successes give him the necessary background, experience and leadership to be an effective director.

David A. Chaput has been our Chief Financial Officer since April 2007.  Mr. Chaput has more than 30 years of financial and operational experience in the metals and mining industries.  Mr. Chaput was with The Doe Run Resources Corporation until September 2006, where he served as Chief Financial Officer from May 2004 to September 2006, as Vice President, Finance from September 2001 to September 2006, and as Treasurer from February 1993 to September 2001.

Robert I. Pennington was named our Chief Operating Officer in January 2012, and was previously our Vice President of Engineering and Construction since October 2007.  From May 2006 to October 2007, Mr. Pennington owned his own consulting firm.  From April 2002 to May 2006, Mr. Pennington served as Chief Operating Officer of M3 Engineering & Technology.  Mr. Pennington has more than 30 years of metal mine operations and project management experience, including 23 years in management of mine and plant operations.  He previously served as President at the Phelps Dodge Tyrone operations and General Manager, at Phelps Dodge Morenci.  Mr. Pennington has extensive experience in concentrator design with an education in environmental engineering and metallurgy.

R. Scott Roswell has been our Vice President of Human Resources and Corporate Counsel since September 2010.  From June 2004 to December 2009, Mr. Roswell served as Counsel and Executive Vice President of Law and Human Resources and as a consultant to, Flatiron Financial Services Inc. /Centrix Financial, LLC, Denver-based loan servicing firms.  From December 1994 to June 2004, Mr. Roswell served as Senior Attorney/Senior Director to Qwest/US West, in the Risk Management group.  Prior to that, from August 1991 to December 1994, Mr. Roswell was an associate for the Denver, Colorado law firm of Hall & Evans, LLC.

Lee M. Shumway became our Controller in May 2009 and was appointed as our Controller and Treasurer in June 2009.  Prior to serving as Controller and Treasurer, Mr. Shumway served as our Director of Business Process/Information Technology starting in November 2007.  From 2002 to November 2007, Mr. Shumway served as Director of Supply Chain — Nevada Operations for Newmont Mining Corporation following assignments as Controller — Nevada Operations and Business Process Manager from 1997 to 2002.  Prior to joining Newmont in 1997, Mr. Shumway had 10 years of experience with Santa Fe Pacific Gold and Price Waterhouse.

Michael K. Branstetter has been our Secretary and General Counsel since November 1992.  Mr. Branstetter is the principal of Hull & Branstetter Chartered, a law firm in Idaho and has more than thirty years of experience providing legal representation to the mining industry.  Mr. Branstetter’s practice focuses on mining, environmental, natural resources and related business transactions.

THE BOARD, BOARD COMMITTEES AND DIRECTOR INDEPENDENCE

During the year ended December 31, 2014, our Board held five meetings.  Each of the incumbent directors who were on our Board during 2014 attended at least 75% of the total number of meetings of the Board and the committees of the Board on which such director served for the full year.  In 2008, we adopted a policy requiring members of our Board to attend each annual meeting of stockholders.  All of our directors attended our Annual Meeting held on June 19, 2014.

Mr. James served as the independent non-executive Chair of the Board throughout 2014 and we anticipate that the Chair of the Board will continue to be an independent director.  As discussed above, Mr. James currently is on an approved leave of absence and Mr. Campoy, an independent Lead Director is serving as interim Chair of the Board.  As an independent non-executive Chair of the Board, Mr. James was, and Mr. Campoy currently is, responsible for coordinating the activities of the other independent directors, presiding over all meetings of the Board, including executive sessions; approving information sent to the Board; approving meeting agendas for the Board; and approving meeting schedules to assure that there is sufficient time for discussion of all agenda items.  The Chair of the Board has the authority to call meetings of the independent directors; and, if requested by major stockholders, ensure that he/she is available for consultation and direct communication.

Our Board has a standing Audit Committee, Compensation Committee, Governance and Nominating Committee, and Technical Committee.  In 2013, the Finance Committee was re-established and continued throughout 2014 to provide assistance to the Board with respect to any transactions that occur outside of the ordinary course of business including “financing transactions” as that term is defined in the committee charter, mergers or acquisitions.  Our Finance Committee members are:  Mark A. Lettes (Chair), Ricardo M. Campoy, Gregory P. Raih and Patrick M. James.  The Technical Committee provides assistance to the Board with respect to technical studies and evaluations of the Company’s projects, environmental and permitting compliance programs, and safety, health and environmental programs.  Our Technical Committee members are:  Gary A. Loving (Chair), Bruce D. Hansen, Patrick M. James, and Nelson F. Chen.

Our Board has approved written charters that govern each of our Audit Committee, Compensation Committee, Governance and Nominating Committee, Technical Committee, and Finance Committee which are described in more detail below.  Copies of the charters of these five committees are available on our corporate website at www.generalmoly.com under the “Governance — Board of Directors” tab under the “Investors” tab.  Our Board has determined that Ricardo M. Campoy, Patrick M. James, Mark A. Lettes, Gary A. Loving, and Gregory P. Raih are independent directors in accordance with the listing standards of the NYSE MKT.  There are no family relationships among any of our current directors and officers.

Stockholders may communicate with our Board or our non-management directors by sending written correspondence to General Moly, Inc. Board, c/o Corporate Secretary, 1726 Cole Blvd., Suite 115 Lakewood, Colorado 80401, or by sending an email to info@generalmoly.com.  Our Corporate Secretary will receive the correspondence and forward it to the Chair of the applicable Board committee or to any individual director or directors to whom the communication is directed.

Audit Committee

Our Audit Committee members are: Mark A. Lettes (Chair), Ricardo M. Campoy, and Gregory P. Raih, all being independent directors in accordance with the listing standards of the NYSE MKT and the additional criteria for independence of audit committee members set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In addition, our Board has determined that each of Mark A. Lettes and Gregory P. Raih is an “audit committee financial expert” as defined by SEC rules.  The Audit Committee held four meetings in 2014.  The primary purposes of the Audit Committee, as set forth in its charter, are to:  (1) provide independent review and oversight of the Company’s accounting and financial reporting process, the system of internal control and management of financial risks; (2) manage the audit process, including the selection, oversight and compensation of the Company’s independent auditors; (3) assist the Board in monitoring compliance with laws and regulations and its code of business conduct; and (4) establish procedures for the receipt, retention and treatment of complaints received by the Company regarding its accounting, internal controls or auditing matters.

Compensation Committee

In 2014, our Compensation Committee members were: Ricardo M. Campoy (Chair), Patrick M. James, Mark A. Lettes, and Gary A. Loving all being independent directors in accordance with the listing standards of the NYSE MKT.  The Compensation Committee held two meetings in 2014.  The primary purposes of the Compensation Committee, as set forth in its charter, are to:  (1) establish, administer and evaluate the compensation philosophy, policies and plans for non-employee directors and executive officers; (2) make recommendations to the Board regarding director and executive officer compensation; (3) review the performance and determine the compensation of the Chief Executive Officer, based on criteria including the Company’s performance and accomplishment of long-term strategic objectives; (4) prepare an annual report on executive compensation for inclusion in the Company’s proxy statement; and (5) assist management and the Board with respect to the analysis as to whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee also reviews and, if appropriate, either as a committee or together with other independent directors of the Board (as directed by the Board), approves any employment agreements, severance arrangements, retirement arrangements, change in control agreements and provisions, and any special or supplemental benefits for each executive officer of the Company.  The committee also oversees the administration of the Company’s Equity Incentive Plan.

In fulfilling its responsibilities, the Compensation Committee may form and delegate any or all of its responsibilities to subcommittees, when appropriate, provided, however, that any such subcommittees shall meet all applicable independence requirements and that the Compensation Committee shall not delegate to persons other than independent directors any functions that are required under applicable NYSE MKT rules and federal securities laws, to be performed by independent directors. The Compensation Committee’s evaluation is based on criteria designed to help ensure that our Chief Executive Officer’s interests are aligned with the long-term interests of our stockholders, including the performance of our business, accomplishment of long-term strategic objectives, the handling of extraordinary events, and the development of management.

The Compensation Committee had formerly engaged Towers Watson as its compensation consultant from 2008 (excluding 2009) — 2013, and directed it to help develop and implement a sound executive compensation framework that will enable growth, reinforce consistency and support transparency.  Towers Watson was not engaged in 2009 and was not engaged in 2014 due to the status of developments of the Mt. Hope Project and our cash conservation measures.  The prior work product of Towers Watson remains in place and is available to assist the Compensation Committee in any future updating of our peer group concerning benchmark information.  The Compensation Committee will continue to evaluate our cash conservation measures and in the future utilize Towers Watson or another compensation consultant to provide information and recommendations to the committee regarding various compensation matters, including advising the committee on legislative and risk updates, reviewing incentive/business risk;  executive turnover risk; and other risk factors, including use of key performance indicators.

Our CFO and human resources department, including our Vice President of Human Resources and Corporate Counsel assist the Compensation Committee in its work.

Governance and Nominating Committee

In 2014, our Governance and Nominating Committee members were:  Patrick M. James (Chair), Ricardo M. Campoy, Mark A. Lettes, Gary A. Loving and Gregory P. Raih all being independent directors in accordance with the listing standards of the NYSE MKT.  The Governance and Nominating Committee held two meetings in 2014.  The primary purposes of the Governance and Nominating Committee, as set forth in its charter, are to:  (1) establish criteria for selection of directors to serve on the Board; (2) identify individuals qualified to become directors and recommend candidates for membership on the Board; (3) ensure that the Board, as a whole, is appropriately diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial experience and community ties; (4) consider independence and any possible conflicts of interest for Board members and executive officers; (5) review and make recommendations regarding the composition, size and tenure policies of the Board; (6) conduct an annual (or more frequently as circumstances may dictate) evaluation of the performance and effectiveness of the Board; (7) recommend members of the Board to serve on Board committees and as committee chairs; (8) review, evaluate and recommend changes to the Company’s Corporate Governance Guidelines; (9) annually review and evaluate CEO performance; and (10) develop appropriate policies and principles for CEO succession planning.

While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, the Governance and Nominating Committee and our Board take into account the following criteria, among others, in considering directors and candidates for the Board:

•                  judgment, experience, skills and personal character of the candidate;

•                  diversity of the Board in its broadest sense; and

•                  the needs of the Board.

The Governance and Nominating Committee conducts a preliminary assessment of each proposed nominee based upon the proposed nominee’s resume and biographical information, the individual’s willingness to serve as a director of the Company, and other background information.  This information is evaluated against the criteria set forth above and our specific needs at that time.  Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates.  On the basis of information learned during this process, the Governance and Nominating Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting.  The Governance and Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

The Governance and Nominating Committee will consider nominees recommended by stockholders.  To date, we have not received any recommendations from our stockholders requesting that the Board, or any of its committees, consider a nominee for inclusion among the Board’s slate of nominees.  A stockholder wishing to submit a director nominee recommendation should comply with the provisions of our bylaws and the provisions set forth in the proxy statement for our most recent annual meeting of stockholders under the heading “Stockholder Proposals and Recommendations for Director Nominees for the 2015 Annual Meeting.”  Under the terms of our Governance and Nominating Committee Charter, we evaluate all nominees, including those recommended by stockholders, by conducting appropriate inquiries into their backgrounds and qualifications; however, the Governance and Nominating Committee may prefer nominees who are personally known to the existing directors and whose reputations are highly regarded.  The Governance and Nominating Committee will consider all relevant qualifications as well as the needs of the Company in terms of compliance with applicable SEC and stock exchange rules.

Diversity is considered in the nominating process as described above and in our Governance and Nominating Committee Charter, which provides that with regard to diversity, the committee will consider candidates for the Board regardless of gender, ethnicity or national origin and that any search firm retained to assist the committee should be instructed to seek to include diverse candidates from traditional and nontraditional candidate groups.  Although we do not have a separate Board diversity policy, the Governance and Nominating Committee Charter provides that the committee is responsible for reviewing and making recommendations to the Board, as it may deem appropriate, in order to ensure that the Board consists of persons with sufficiently diverse and independent background.

Risk Oversight

Our senior management is responsible for managing the risks facing the Company under the oversight and supervision of the Board.  While the full Board is ultimately responsible for risk oversight at our Company, three of our Board committees assist the Board in fulfilling its oversight function in certain areas of risk.  The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the areas of financial reporting and internal controls.  The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the area of compensation policies and practices.  The Technical Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks related to operations and safety.  Other general business risks such as economic, regulatory and permitting are monitored by the full Board.  Senior management consults with the three Board committees with risk assessment responsibilities, and the Board to suggest risk management topics to be presented to the Board, and a different risk management topic is addressed at each of its meetings.  Risk management and assessment reports are regularly provided by management to these committees and the full Board.

Compensation Risk Assessment

Our Compensation Committee considered whether our compensation program encouraged excessive risk taking by employees.  Based upon its assessment, the committee does not believe that our compensation program encourages excessive or inappropriate risk-taking.  The committee believes that the design of our compensation program, which includes a mix of annual and long-term incentives, cash and equity awards and retention incentives, is balanced and does not motivate imprudent risk-taking.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors, and any person who beneficially owns more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC.  Executive officers, directors, and more than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file.  During 2014, certain of our directors and executive officers who own our stock filed Forms 3 or Forms 4 with the SEC.  The information on these filings reflects the current ownership position of all such individuals.  To the best of our knowledge and based solely on a review of the forms submitted to the Company, during 2014, all such filings by our executive officers, directors and beneficial owners of more than ten percent of our common stock were timely made.

Code of Business Conduct and Ethics

A copy of our Code of Conduct and Ethics is available on our website at www.generalmoly.com under the “Governance” tab under the “Investors” tab, and can also be obtained at no cost, by telephone at (303) 928-8599 or by mail at:  General Moly, Inc., 1726 Cole Blvd., Suite 115 Lakewood, Colorado 80401, attention: Investor Relations.  We will disclose any amendments to or waivers of the Code of Conduct and Ethics on our website.  We believe our Code of Conduct and Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Vote Required

The candidate receiving the highest number of votes will be elected.  If any candidate does not receive at least a majority of the votes cast in the election, he must submit his resignation from the Board as described above.

Recommendation

The Board recommends that stockholders vote FOR the one nominee for director.  If not otherwise specified, proxies will be voted FOR the nominee for director.

PROPOSAL 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required under Section 14A of the Securities Exchange Act, we are asking stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

As described in this proxy statement under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to enable us to obtain and retain the services of experienced executives.  The compensation packages for our executive officers are designed to promote teamwork as well as individual initiative and achievement.  Our executive compensation program is designed to enhance stockholder value by aligning the financial interests of our executive officers with those of our stockholders.  We have also designed our compensation program to motivate and reward executives whose knowledge, skills and performance are critical to our success.  Compensation depends to a significant extent on the achievement of annual and long-term performance goals.  In September 2013 we implemented a cost reduction program that continued through 2014 and expired on its terms on January 15, 2015.  The program included salary reductions to our executive officers and senior managers.  In conjunction with the cost reduction program, we also implemented a retention program, including cash and equity incentives to our executive officers who remained with the Company through the earliest to occur of a financing plan for the Mt. Hope Project approved by the Board of Directors, a Change of Control (as defined in the employment or change of control agreements between the Company and each of our named executive officers); involuntary termination (absent cause); or January 15, 2015.

On January 14, 2015, we amended the Stay Incentive Agreement for Bruce Hansen, our CEO, providing a new RSU grant in consideration for the deferral of the payout of his cash stay incentive payment.  Additionally, on January 15, 2015, the committee approved a new retention program for our other officers including equity incentives, and cash incentives for our non-executive managers.  The payout of the equity incentive to our officers and the deferred cash stay incentive payment to Mr. Hansen described above, as well as cash incentives to non-executive manager, are paid out if the individual remains with the Company through the earlier to occur of a financing plan for the Mt. Hope Project approved by the Board of Directors, a Change of Control (as defined in the employment or change of control agreements between the Company and each of our named executive officers); involuntary termination (absent cause); or January 15, 2016.

Essential to our compensation philosophy is the omission of egregious or overly generous compensation, excessive perquisites or tax gross ups on perquisites, repricing or replacement of stock awards, and hedging of Company stock.  For additional information about our executive compensation program, please read the Compensation Discussion and Analysis beginning on page 18.

At our 2011 Annual Meeting, our stockholders voted in favor of holding an advisory vote to approve named executive officer compensation each year.  In light of this result, the Board has determined to hold an annual advisory vote to approve our named executive officer compensation, until such time as the next required advisory vote on the frequency of future votes to approve our named executive officer compensation.  At our 2015 Annual Meeting, we are again asking our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we are asking our stockholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Vote Required

The affirmative vote of holders of a majority of the shares of common stock entitled to vote that are present in person or by proxy at the Annual Meeting is required to approve this proposal.  However, the “say-on-pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board.  Our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when considering future decisions on the compensation of our named executive officers.

Recommendation

The Board recommends that stockholders vote to approve the compensation of our named executive officers by voting FOR Proposal 2.  If not otherwise specified, proxies will be voted FOR approval of our executive compensation.

PROPOSAL 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.  Our Board is asking stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2015.  Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to appoint, retain, and supervise our independent accountants, our Board considers the selection of our independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of PricewaterhouseCoopers LLP for ratification by stockholders as a matter of good corporate practice.  If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent accountants, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP.  Even if the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Audit Fees

The aggregate fees billed, including out of pocket expenses, for professional services rendered by our principal accountants for the audit of our annual consolidated financial statements and the internal control over financial reporting for the fiscal year ended December 31, 2014, as well as multiple regulatory filings was $649,300. The aggregate fees billed, including out of pocket expenses, for the audit of our annual consolidated financial statements and the internal control over financial reporting for the fiscal year ended December 31, 2013, including a regulatory filing, was $447,172.

Audit-Related Fees

There were no fees billed in the last two fiscal years for audit-related fees.

Tax Fees

The aggregate fees billed by our principal accountants for preparation of tax returns and tax consultations for the fiscal year ended December 31, 2014, is expected to be $100,000. The aggregate fees billed by our principal accountants for preparation of tax returns and tax consultations for the fiscal year ended December 31, 2013, was $107,982.

All Other Fees

For both the fiscal year ended December 31, 2014 and 2013, we obtained accounting research software licenses for $1,872 each year.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

Our Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent auditors.  The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditors.  All services and fees paid to PricewaterhouseCoopers LLP, including tax fees, for the fiscal year ended December 31, 2014 were pre-approved by the Audit Committee.  On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is requested.  The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors for specific projects.  On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more Audit Committee members, provided that any such pre-approvals are reported on at a subsequent Audit Committee meeting.

Vote Required

The affirmative vote of holders of a majority of the shares of common stock entitled to vote that are present in person or by proxy at the Annual Meeting is required to approve the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered accounting firm for the current fiscal year.

Recommendation

The Board recommends that stockholders vote FOR Proposal 3.  If not otherwise specified, proxies will be voted FOR Proposal 3.

PROPOSAL 4

APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK AND WARRANTS THAT TOGETHER REPRESENT MORE THAN 20% OF OUR OUTSTANDING COMMON STOCK, ISSUED AT A DISCOUNT TO THE GREATER OF BOOK OR MARKET VALUE OF OUR COMMON STOCK

We are seeking approval of the issuance of common stock and warrants to Amer International Group Co., Ltd. (“Amer”), under the Investment and Securities Purchase Agreement (“Purchase Agreement”) described below for purposes of the Private Placement Rule (as defined below).

The implementation of Proposal 4 is conditioned on approval of Proposal 5. Stockholders who wish to approve Proposal 4 should also vote to approve Proposal 5.

Background of the Amer Transaction

In March 2015, when we announced our financial results for the year ended December 31, 2014, we described our continuing efforts to obtain full financing for the fully permitted, construction-ready Mt. Hope Project, including the negotiations on investment agreement terms, sponsorship requirements, and indicative loan terms.  We also indicated that the Company was continuing to explore other potential strategic options, given the absence of an estimated timeframe for finalizing any financing agreements.

On April 17, 2015, we entered into an agreement with Amer, under which Amer will (1) acquire an equity interest in the Company by purchasing the shares of our common stock, and (2) assist the Company in obtaining a loan from one or more prime Chinese banks to fund our share of costs related to the development of the Mt. Hope Project, or approximately $700 million, including providing a guarantee of that loan. These transactions are described in more detail below.

Pursuant to the Purchase Agreement, and as described further below, we are obligated to and are seeking approval of the issuance of shares in excess of 20% of the number of shares of our common stock that are currently outstanding under Proposal 4, and an increase in our authorized shares under Proposal 5.

The transactions described in this subsection are further described in our periodic filings with the SEC, including our Current Report on Form 8-K filed April 21, 2015. We refer you to those filings, and the documents filed therewith, and incorporate them by reference into this Proxy Statement. See “Where You Can Find Additional Information” below.

Investment and Securities Purchase Agreement

The discussion herein is qualified in its entirety by the full text of the Purchase Agreement, which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

Issuance of Shares of Common Stock to Amer.  Under the Purchase Agreement, we have agreed to issue to Amer at closing 40,000,000 shares of our common stock for a purchase price of $0.50 per share, which represents the volume weighted average price for the 90 days before the signing of the Purchase Agreement (“90 Day VWAP”).  These shares will equal approximately 29.6% of our common shares outstanding following the purchase.

Issuance of Warrants to Amer.  At the closing of the Purchase Agreement, we will issue to Amer warrants to purchase 80,000,000 shares of our common stock at an exercise price of $0.50 per share, which represents the 90 Day VWAP.  The warrants will become exercisable upon the first drawdown under the Loan Agreement described under “—Loan Agreement” below, and will expire five years thereafter, or two years after the closing of the Purchase Agreement if the Loan Agreement has not been executed by that date.  If at any time after the 30-month anniversary of the date the warrants become exercisable, our share price exceeds $2.00 per share for 60 consecutive days, we may require Amer to exercise some or all of the warrants in our discretion.

Expense Reimbursement.  We have agreed to reimburse half of all fees and expenses of Amer’s lawfirms, investment banks, accountants, experts, consultants and advisors in connection with the transaction, up to a maximum amount of $150,000.  These reimbursed amounts will be deducted from the purchase price paid by Amer at the closing and the arrangement fee payable to Amer at the first drawdown under the Loan Agreement (as described under “—Loan Agreement” below).

We have also agreed to deposit $3 million of the purchase price paid by Amer into a joint bank account pursuant to an expense reimbursement agreement to be entered into by the Company and Amer at the closing of the Purchase Agreement.  The funds in this account will be used to reimburse the Company, Amer or third parties for reasonable expenses incurred in connection with their efforts to obtain the loan under the Loan Agreement and related activities.  The reimbursed expenses will be deducted from the arrangement fee payable to Amer at the first drawdown under the Loan Agreement.  The expense reimbursement agreement will terminate on the earlier of (a) execution of the Loan Agreement, and (b) the two-year anniversary of the closing under the Purchase Agreement.

Molybdenum Supply Agreement.  Amer will have the option to enter into a molybdenum supply agreement with us at the time the Loan Agreement is signed.  The agreement would have five-year term commencing on the date on which the Mt. Hope Project commences production, and is extendible at Amer’s option with 360 days notice. The agreement would cover all of our remaining share of production not subject to preexisting supply agreements for the first five years, and 70% of our share of production for the second five years.  The purchase price under the agreement would be the monthly market spot price average less a 3% discount.

No Solicitation.  We have agreed that we and our officers, directors, employees and representatives will not encourage, solicit, initiate, facilitate, enter into any agreement with respect to, participate in any discussions or negotiations with, provide any information to any person in connection with, or take any other action to facilitate any inquiries or the making of, any alternative proposal that would require us to abandon the transactions contemplated by the Purchase Agreement.  However, our Board is permitted to enter into discussions for a proposal that it determines, in the exercise of its fiduciary duties in good faith after consultation with outside legal and financial advisors, is more favorable to our stockholders than the transactions contemplated by the Purchase Agreement.

We are required to notify Amer within 36 hours of our receipt of any alternative proposal and its material terms.  In the case of a superior proposal, Amer will have seven business days to amend the terms of our agreement so that the alternative proposal is no longer superior, and the Company will consider in good faith any such proposed amendments.

Break Fee.  We have agreed to pay Amer a break fee of five percent of the purchase price for the 40,000,000 shares of common stock to be purchased by Amer under the Purchase Agreement, if:

•                  We terminate the Purchase Agreement before our stockholders approve Proposals 4 and 5 because our Board has authorized us to enter into a binding agreement for an alternative proposal with terms more favorable than the terms of the Purchase Agreement~~; or~~ and we are not in material breach of any of the terms of the Purchase Agreement at the time of such termination;

•                  Amer terminates the Purchase Agreement because our Board has changed its recommendation that the Company’s stockholders approve Proposals 4 and 5;

•                  Either we or Amer terminate the Purchase Agreement because the closing has not occurred by December 31, 2015, and (i) an alternative proposal shall have been made to the Company or its stockholders, or any person shall have publicly announced an intention to make an alternative proposal prior to such termination, and (ii) within 12 months after termination, we enter into or consummate an alternative transaction~~.~~; or

•                  Amer terminates the Purchase Agreement because (A) any of the representations or warranties of the Company in the Purchase Agreement that is qualified as to materiality or material adverse effect shall have become untrue, or any of the representations or warranties of the Company that is not so qualified shall have become untrue in any material respect, or the Company shall have breached or failed to perform or comply in any material respect with any of its covenants or agreements in the Purchase Agreement, and (B) any such misrepresentation or breach cannot be cured or has not been cured within 20 days after Amer provides written notice specifying such breach, and (i) an alternative proposal shall have been made to the Company or its stockholders, or any person shall have publicly announced an intention to make an alternative proposal prior to such termination, and (ii) within 12 months after termination, we enter into or consummate an alternative transaction.

In addition, if the Purchase Agreement is terminated because our stockholders do not approve Proposals 4 and 5, then we have agreed to reimburse Amer for half of all fees and expenses of Amer’s law firms, investment banks, accountants, experts, consultants and advisors in connection with the transaction, up to a maximum amount of $150,000.  If we subsequently enter into an alternative transaction within 12 months of termination, we must also pay Amer the break fee, minus any reimbursed expenses.

Registration Rights.  We have agreed to register for resale the shares issued to Amer, including shares issuable upon exercise of options, warrants or other securities convertible or exercisable for shares of our common stock (the “Registrable Securities”), within nine months after the closing.  We have also agreed to use reasonable best efforts to (i) cause the Registrable Securities to be qualified in jurisdictions as Amer reasonably requests, (ii) have the registration statement be declared effective under the Securities Act as promptly as practicable after filing the registration statement with the SEC, and (iii) cause the registration statement to continue to be effective until Amer has either disposed of or has the ability to dispose of all Registrable Securities without volume or manner of sale restrictions under Rule 144 of the Securities Act, subject to certain limitations and suspension periods.

Representations and Warranties.  The Purchase Agreement contains representations and warranties made by each of the Company and Amer as of the date of the signing and closing of the Purchase Agreement.

Other Covenants.  The Purchase Agreement contains certain other covenants, including those relating to the Company’s conduct of business prior to closing, public announcements, access to information, listing of the securities purchased by Amer on the NYSE MKT and other matters.

Conditions to Closing.  The closing under the Purchase Agreement is subject to the satisfaction of certain conditions, including receipt of stockholder approval of the equity issuances in connection with the transaction, receipt of necessary Chinese government approvals for certain portions of the transaction, a written letter of intent from a prime Chinese bank setting forth the primary terms of the Loan Agreement in accordance with the terms and conditions set forth in the Purchase Agreement, receipt of certain third party consents, approval of the shares and warrants purchased by Amer for listing on the NYSE MKT, reconstitution of the Board effective upon closing as described under “—Stockholder Agreement—Board Composition and Compensation” below, the absence of a material adverse effect on the Company since the date of the Purchase Agreement and absence of certain defaults.  The parties may waive the conditions to their respective obligations.  We anticipate that the sale of shares under the Purchase Agreement will close in the third quarter of 2015.

Stockholder Agreement

The discussion herein is qualified in its entirety by the full text of the Stockholder Agreement, a form of which is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.

Board Composition and Compensation.  In connection with the closing of the Purchase Agreement and the issuance of shares and warrants to Amer, we will enter into a stockholder agreement with Amer (the “Stockholder Agreement”) that will provide that, as of the closing of the Purchase Agreement, our Board will consist of eight members, two of whom will be designated by Amer.  Following closing, Amer will be entitled to nominate designees to the Board based on its ownership percentage, as follows:

•                  One nominee if Amer beneficially owns at least 10%, but less than 20%, of our issued and outstanding common stock;

•                  Two nominees if Amer beneficially owns at least 20%, but less than 30%, of our issued and outstanding common stock; and

•                  Three nominees if Amer beneficially owns at least 30% of our issued and outstanding common stock and the first drawdown under the Loan Agreement has occurred.

These percentages will be determined based on issued and outstanding shares only.  If Amer’s ownership percentage drops below any of these levels, it will cause the resignation of the number of directors it is no longer entitled to designate.  We will maintain the size of the Board at no more than eight members if owns less than 30% of our issued and outstanding common stock, and no more than seven members if Amer owns at least 30% of our issued and outstanding common stock.

As long as Amer has the right to designate at least two director designees, it may nominate one of its designees as Vice Chairman of the Board.  Amer designees will be entitled to serve on committees of the Board, as permitted by the rules of the NYSE MKT, in proportion to their percentage representation on the Board.  The Amer designees will be entitled to receive customary compensation for service on the Board, consistent with the compensation provided to other directors, as well as reimbursement of reasonable costs and expenses involved in attending meetings of the Board.

In addition, for so long as Amer’s guarantee of the Loan Agreement is outstanding, Amer will have the right to nominate one representative to the management committee of Eureka Moly, LLC.  The Amer designee will be entitled to receive reimbursement of reasonable costs and expenses involved in attending meetings of the management committee.

Limitations on Acquisitions.  The Stockholder Agreement will limit future acquisitions of our common stock by Amer.  Amer will agree that it and its affiliates will not purchase additional shares without our advance consent, except for acquisitions permitted by the Purchase Agreement or required by law, or issuances to Amer director designees as compensation for their service on the Board or pursuant to a transaction approved by the Board, if the purchase would increase Amer’s beneficial ownership percentage of our common stock (including shares underlying the warrants) above a maximum level, which initially will be 50.9%.

During the first 90 days after the first drawdown under the Loan Agreement, Amer’s maximum permitted ownership percentage of our common stock will be 35% (or such higher percentage as Amer holds on the date of the drawdown).  On the 91st day after the first drawdown under the Loan Agreement, the maximum percentage will be Amer’s beneficial ownership on that date, as adjusted to give effect to any exercise of Amer’s rights described under “—Right to Maintain Ownership Percentage” below.  If Amer and its affiliates at any time own more than the then-maximum percentage permitted under the Stockholder Agreement, (subject to certain exceptions) they will be required to sell enough shares to cause their ownership to fall below the maximum.

Right to Maintain Ownership Percentage.  The Stockholder Agreement will provide that if we issue equity securities or securities exercisable convertible or exchangeable into for equity securities, Amer will have the right to purchase its pro rata share of the securities offered on the same terms, in order to maintain its ownership percentage of our common stock on a fully diluted basis.  Amer must exercise this right within 20 days of our notice to Amer of the issuance.

However, we may issue the following types of securities after the closing of the Purchase Agreement without first offering Amer a right to participate:

•                  Issuances under employee incentive plans approved by the Board;

•                  Issuances upon exercises or conversions of convertible securities outstanding on the closing date, such as our outstanding convertible notes and warrants;

•                  Issuances pursuant to stock splits, dividends or recapitalizations of the Company; or

•                  Offerings in connection with the financing of the Mt. Hope Project that are required to make the first drawdown under the Loan Agreement.

If on the date of the first drawdown under the Loan Agreement, Amer owns less than 35% of our common stock on a fully diluted basis, Amer will have a 90-day right to purchase enough shares of common stock so that it will own 35% of our common shares on a fully diluted basis.  The purchase price for the shares will be the volume weighted average price for the 90 days before the date of the first drawdown.  Fully-diluted means all of our outstanding common stock plus all shares issuable on conversion or exercise of outstanding equity awards, convertible notes and warrants, whether or not currently exercisable.

Limitations on Transfer.  Under the Stockholder Agreement, Amer may not, without the prior written consent of the Board, transfer ownership of any shares of our common stock or warrants for a period of one year after the date of the Stockholder Agreement, except to affiliates of Amer, subject to certain exceptions, including pledges, encumbrances or other liens on our common shares or other equity securities. Attempted transfers in violation of this restriction will be void.

Termination.  The Stockholder Agreement will terminate on the earliest of the date that Amer’s beneficial ownership of our common stock drops below 10%, the fourth anniversary of the date of the agreement, or the date we and Amer mutually agree in writing to terminate it.

Loan Agreement

Amer has agreed to assist us in obtaining a loan to fund our share of costs related to the development of the Mt. Hope Project, or approximately $700 million, from one or more prime Chinese banks (the “Loan Agreement”).  Amer will guarantee the loan as required by the lenders.

Upon our first drawdown of funds under the Loan Agreement, we will pay Amer a cash arrangement fee equal to 0.75% of the committed amount under the Loan Agreement, reduced by the expense reimbursement amounts paid to Amer under “—Investment and Securities Purchase Agreement—Expense Reimbursement” above.

NYSE MKT Listing Rules

Private Placement Rule. Under Section 713(a)(ii) of the Company Guide of the NYSE MKT LLC, on which our common stock is traded, prior stockholder approval is required for the sale, issuance, or potential issuance of common stock (or securities convertible into common stock) equal to 20% or more of the outstanding common stock for less than the greater of book or market value of the stock (the “Private Placement Rule”). The shares of common stock issuable to Amer at the closing of the Purchase Agreement and upon exercise of the warrants will be priced at $0.50 per share, which was less than the closing price of our common stock of $0.73 on April 17, 2015, the date we entered into the Purchase Agreement.  If Proposal 4 is approved, the issuance of our common stock upon closing of the Purchase Agreement and exercise of the warrants will exceed 20% of our common stock currently outstanding. Accordingly, we seek your approval of Proposal 4 in order to satisfy the requirements of the Private Placement Rule.

Authorized Shares

Our current certificate of incorporation authorizes us to issue up to 200,000,000  shares of our common stock. As a result, we do not have sufficient authorized but unissued shares for Delaware corporate law purposes to issue all of (1) the 40,000,000 shares of common stock to be issued to Amer on the closing of the Purchase Agreement and (2) the 80,000,000 shares of common stock issuable upon exercise of the warrants to be issued to Amer under the Purchase Agreement.  We agreed with Amer, as a condition to closing, to seek stockholder approval of an amendment to our certificate of incorporation to increase the authorized shares to 650,000,000, which is being sought with Proposal 5.

We also agreed with Amer to permit us to request stockholder approval of granting our Board authority to implement a reverse stock split of between one-for-three and one-for-fifteen shares, which is being sought with Proposal 6. Although Proposal 6 is not conditioned on the approval of Proposal 5, if it is approved our Board may implement Proposal 6 following implementation of Proposal 5

Effect on Existing Stockholders

Issuance of shares of common stock under the Purchase Agreement and upon future exercise of the warrants will have a dilutive effect on the ownership percentage of the Company’s existing stockholders.  If our stockholders approve Proposals 4 and 5, we will have satisfied a condition precedent to the closing.  Other significant conditions precedent will remain as described under “—Investment and Securities Purchase Agreement—Conditions to Closing” above.  If we are able to satisfy the other conditions to closing of the Purchase Agreement and the Loan Agreement, we expect the development of the Mt. Hope Project will be substantially funded.  If the transaction closes and Amer exercises its option to enter into the molybdenum supply agreement, we will have commitments to purchase all of our share of production from the Mt. Hope Project for the first five years, and 70% of our share of production for the second five years.

If our stockholders fail to approve the proposal, we will not satisfy a condition to the obligation of Amer to proceed with the transaction, we will lose the potential of attractive financing for the Mt. Hope Project, and we may be required to pay Amer a break fee of five percent of the purchase price for the 40,000,000 common shares to be purchased by Amer under the Purchase Agreement, if within twelve (12) months thereafter, the Company enters into or consummates a definitive agreement with an alternative financing proposal.  We have no immediate prospects for alternative financing, and we would face substantial delays in commencing production at the Mt. Hope Project while we attempt to obtain more financing.  Alternative financing, if available, is expected to take a significant amount of time to negotiate and close, thus further delaying production at Mt. Hope.  Pending additional financing, the Company would continue to operate in a cash conservation mode with virtually no progress on development of the Mt. Hope Project.

While the Stockholder Agreement limits Amer’s ability to control us, it will expire four years after it goes into effect, or earlier if Amer’s beneficial ownership of our common stock drops below 10% or we agree to terminate it.  At that time, Amer will be free from the limitations in the Stockholder Agreement on acquiring additional shares of our common stock.  The significant ownership of our common stock by Amer and their right to Board representation may discourage a sale of the Company at attractive terms if Amer opposes the sale, and will otherwise give Amer the ability to exercise significant control over us.

The Board believes it is in the best interest of the Company to issue shares of common stock and warrants to Amer under the Purchase Agreement.  The Board expects that the Loan Agreement that is a part of the Amer transaction will further our efforts to complete construction of the Mt. Hope Project and commence commercial production.  In addition, the future exercise of warrants for cash will result in additional proceeds to the Company.

Vote Required

The approval of the issuance of shares of our common stock upon exercise or conversion of securities convertible into more than 20% of our common stock currently outstanding at a price that may be less than the greater of book or market value of our common stock requires the affirmative vote of a majority of the total votes cast on the proposal at the Annual Meeting, either in person or by proxy. Abstentions will have the effect of a vote against the Proposal and broker “non-votes” will have no effect with respect to Proposal.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 4.  If not otherwise specified, proxies will be voted FOR Proposal 4.

PROPOSAL 5

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION
TO INCREASE THE AUTHORIZED COMMON STOCK

We are seeking approval to increase the authorized number of shares of our common stock from 200,000,000 to 650,000,000.

The form of the amendment to accomplish the increase in our authorized shares is attached to this Proxy Statement as Appendix C. The discussion herein is qualified in its entirety by the full text of such amendment, which is incorporated herein by reference (“Capitalization Amendment”).

Background and Reasons For the Increase in Authorized Shares

Current Capitalization. We currently have 200,000,000  shares of authorized common stock. As of the Record Date, there were 94,963,979 shares of common stock issued and outstanding. In addition, as of the Record Date, there were 6,665,000 shares of common stock reserved for issuance upon conversion of outstanding convertible notes, 9,535,000 shares of common stock reserved for issuance upon exercise of outstanding warrants, and 4,422,313 shares of common stock reserved for issuance upon exercise of outstanding equity awards under our 2006 Equity Incentive Plan, as amended. Based on the number of outstanding and reserved shares of common stock described above, we have approximately 84.4 million shares of common stock remaining available for issuance as of the Record Date.  The Purchase Agreement obligates us to issue up to 120 million shares of common stock to Amer, including shares issuable on exercise of the warrants.

Reasons for the Increase. The increase in authorized shares is necessary in order for us to perform our obligations under the Purchase Agreement.  The Purchase Agreement requires us to issue to Amer more shares than we currently have available and unreserved, and also obligates us to reserve for issuance the shares underlying the warrants.  Approval of Proposal 5 will enable us to meet our obligations under the Purchase Agreement and avoid default.

In addition, our Board believes that the increase in authorized shares is critical to our ongoing efforts to raise capital to fund our operations. Even with our private placement completed in December 2014 and the proposed Amer transaction, we may still need to raise additional capital and may elect to do so through the issuance of equity or equity-linked securities. Without an increase in the authorized shares, we would be unable to do so except by issuing preferred stock from our authorized but unissued blank check preferred. With the increase, believe we will have sufficient authorized but unissued shares from which to issue additional shares of common stock, or securities convertible or exercisable into shares of common stock, in equity financing transactions.

For these reasons, we are seeking stockholder approval to authorize our Board, in its sole discretion, to amend Article V of our certificate of incorporation to increase the number of authorized shares of common stock of the Company from 200,000,000 shares to 650,000,000 shares. This approval will also give our Board flexibility to act in the best interests of the Company and our stockholders in deciding whether or not to do a reverse stock split, assuming our stockholders approve Proposal 6.

Consideration of the Number of Shares Sought. In considering the number of authorized shares of common stock the Board is requesting the stockholders approve, it took into account various factors, including (1) the number of shares that need to be reserved for exercise of outstanding warrants and convertible notes, and all warrants to be issued under the Purchase Agreement to Amer and (2) the number of shares issuable upon exercise of all stock options and other equity awards outstanding.

General. If approved by our stockholders, the additional authorized shares of common stock would be available for issuance for any proper corporate purpose as determined by our Board without further approval by the stockholders, except as required by law, the listing rules of the NYSE MKT or the rules of any other national securities exchange on which our shares of common stock are listed.

The additional shares of common stock to be authorized will have rights identical to our currently outstanding common stock. The proposed amendment will not affect the par value of the common stock, which will remain at $0.001 per share. Under our certificate of incorporation, our stockholders do not have preemptive rights to subscribe to additional securities that we may issue; in other words, current holders of common stock do not have a prior right to purchase any new issue of our capital stock to maintain their proportionate ownership of common stock. If we issue additional shares of common stock or other securities convertible into common stock in the future, it will dilute the voting rights of existing holders of common stock and will also dilute earnings per share and book value per share.

Assuming that the stockholders approve the amendment to increase the number of authorized shares of common stock, the amendment will be effective upon its filing with the Secretary of State of the State of Delaware. Our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, if Proposal 6 is approved, to effectuate the reverse split of the common stock, if our Board determines, in its sole discretion, that such actions are in the best interests of the Company and its stockholders.

Anti-Takeover Effects

The proposed amendment to our certificate of incorporation to increase the number of our authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company and its stockholders. The amendment to our certificate of incorporation therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed amendment may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. The Board, however, is not aware of any attempt to take control of the Company and the Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

No Dissenters’ or Appraisal Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to appraisal rights with respect to the proposed amendment to our certificate of incorporation to increase the number of our authorized shares of common stock, and we do not intend to independently provide stockholders with any such right.

Vote Required

The affirmative vote of the holders of a majority of the shares of the Company’s common stock issued and outstanding and entitled to vote is required to approve the amendment of our certificate of incorporation to increase the number of authorized shares of common stock from 200,000,000 to 650,000,000.  Abstentions and “broker non-votes” will not be counted as having been voted on the proposals, and therefore will have the same effect as negative votes.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 5.  If not otherwise specified, proxies will be voted FOR Proposal 5.

PROPOSAL 6

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION
TO PERMIT BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

The Board has adopted a resolution approving and recommending to the Company’s stockholders for their approval a proposal to amend our certificate of incorporation to effect a reverse split of our outstanding shares of common stock within a range of one share of common stock for every three shares of common stock to one share of common stock for every fifteen shares of common stock, with the exact reverse split ratio to be decided and publicly announced by the Board prior to the effective time of the reverse stock split amendment.  If the stockholders approve this Proposal 6, the Board will have the authority to decide, at any time prior to twelve months after the approval at the Annual Meeting, whether to implement the reverse stock split and the precise ratio of the reverse stock split within a range of one-for-three shares of our common stock to one-for-fifteen shares of our common stock. If the Board decides to implement the reverse stock split, the reverse stock split will become effective upon the filing of an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware (“Reverse Split Amendment”).

The Board reserves the right, even after stockholder approval, to abandon or postpone the filing of the Reverse Split Amendment if the Board determines that it is not in the best interests of the Company and the stockholders. If the amendment effecting the reverse stock split proposal approved by the stockholders is not implemented by the Board within twelve months after the approval at the Annual Meeting, the proposal will be deemed abandoned, without any further effect. In that case, the Board may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

The form of the Reverse Split Amendment to accomplish the reverse stock split is attached to this Proxy Statement as Appendix D. The following discussion is qualified in its entirety by the full text of the Reverse Split Amendment, which is incorporated herein by reference.

Background and Reasons For the Reverse Stock Split

The primary objective in proposing the reverse stock split is to raise the per share trading price of our common stock.  Our Board believes that the reverse stock split would, among other things, (i) better enable us to maintain the listing of our common stock on the NYSE MKT, and (ii) better enable us to raise funds to finance our operations.  Our Board believes it is necessary to retain discretion whether to implement, and if implemented, to determine the exact ratio of the reverse split within the range of one-for-three to one-for-fifteen as the Board deems it to be in the best interests of the Company.

Section 1003(f)(v) of the NYSE MKT listing rules provides that the NYSE MKT will consider suspending from trading or delisting a common stock that sells for a substantial period of time for a low price per share, if the issuer fails to effect a reverse split of its shares within a reasonable time after being notified that the NYSE MKT deems a reverse split to be the appropriate course of action.  Although we have not received any such notice from the NYSE MKT as of the Record Date, our common stock has traded below $1.00 per share since late August 2014.  We expect that effecting a reverse split of our common stock will help the Company to address any low selling price concerns that may be raised by the NYSE MKT, and thereby prevent delisting of our common stock.

If it were to be delisted from the NYSE MKT, our common stock could then be traded over-the-counter on the OTC bulletin board (OTCBB) or quoted on the OTCQX, OTCQB or OTC Pink market tiers.  These alternative markets, however, are generally considered to be less efficient than, and not as broad as, the NYSE MKT.  Many OTC stocks trade less frequently and in smaller volumes than securities traded on the NYSE MKT or other stock exchanges, which could have a material adverse effect on the trading price and liquidity of our common stock.

The closing sale price of our common stock on April 30, 2015 was $0.79 per share. Our Board has considered the potential harm to the Company of a delisting from the NYSE MKT and believes that a reverse stock split would help us maintain compliance with NYSE MKT listing rules.

The reverse stock split would reduce the number of shares of common stock outstanding without reducing the total number of authorized shares of common stock.  As a result, we would have a larger number of authorized but unissued shares from which to issue additional shares of common stock, or securities convertible or exercisable into shares of common stock, in equity financing transactions.  The reverse stock split would not have any effect on the number of shares issuable to Amer, which would be adjusted proportionally in the same ratio as currently outstanding shares of common stock.

We currently have no immediate intended uses for the additional shares that would be available for issuance following the reverse stock split, except as described in Proposal 5 under “Background and Reasons for the Increase in Authorized Shares.”

The purpose of seeking stockholder approval of a range of exchange ratios from one-for-three to one-for-fifteen (rather than a fixed exchange ratio) is to provide us with the flexibility to achieve the desired results of the reverse stock split. If our stockholders approve this proposal, our Board or a committee thereof would effect a reverse stock split only upon the Board or committee’s determination that a reverse stock split would be in the best interests of the Company at that time. If our Board were to effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio within the range of one-for-three to one-for-fifteen. No further action on the part of stockholders would be required to either implement or abandon the reverse stock split. If our stockholders approve the proposal, and the Board or a committee of the Board determines to effect the reverse stock split, we would communicate to the public, prior to the effective date of the reverse stock split, additional details regarding the reverse stock split, including the specific ratio selected by the Board or committee. If our Board or a committee thereof does not implement the reverse stock split within twelve months after the approval at the Annual Meeting, the authority granted in this proposal to implement the reverse stock split will terminate.  Our Board reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

Determination of Reverse Stock Split Ratio

The Board believes that stockholder approval of an amendment that would allow the Board to determine the exact reverse stock split ratio within a specified range of one-for-three to one-for-fifteen (rather than stockholder approval of a fixed reverse stock split ratio) provides the flexibility to achieve the desired results of the reverse stock split.

In determining the range of reverse stock split ratios to be submitted for stockholder approval, the Board considered numerous factors, including:

•                  the potential devaluation of the Company’s market capitalization as a result of a reverse stock split;

•                  the projected impact of the reverse stock split ratio on the trading liquidity in our common stock and the Company’s ability to continue our common stock’s listing on the NYSE MKT, as well as the impact on the conversion price for the convertible notes and the exercise price for the warrants issued in connection with the convertible notes;

•                  the historical and projected performance of our common stock and volume level before and after the reverse stock split;

•                  prevailing market conditions;

•                  general economic and other related conditions prevailing in the Company’s industry and in the marketplace generally;

•                  the Company’s capitalization (including the number of shares of our common stock issued and outstanding);

•                  the prevailing trading prices for our common stock and its trading volume;

•                  discussions with and information provided by the Company’s financial advisor; and

•                  feedback from investors and potential investors on the ranges of acceptable reverse stock splits.

The Board will consider the conditions, information and circumstances existing at the time when it determines whether to implement a reverse stock split and, if it decides to implement a reverse stock split, the precise reverse stock split ratio.

Principal Effects of Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of the outstanding shares of our common stock into a proportionately smaller number of shares of common stock. For example, if the reverse stock split is approved by stockholders and the Board elects a one-for-three reverse stock split, a stockholder holding 15,000 shares of common stock before the reverse stock split would hold 5,000 shares of common stock immediately after the reverse stock split; if the Board elects a one-for-fifteen reverse stock split, the same stockholder would hold 1,000 shares of common stock immediately after the reverse stock split. Each stockholder’s proportionate ownership of our outstanding shares of common stock would remain the same, except that stockholders who would otherwise receive fractional shares as a result of the reverse stock split will receive cash payments in lieu of such fractional shares.

Effect on Authorized, Issued and Outstanding, and Reserved Shares of Common Stock. Currently, we are authorized to issue up to a total of 200,000,000 shares of common stock, of 95,368,979 shares were issued and outstanding as of the Record Date. Under Proposal 5, we are seeking authority to increase our authorized shares of common stock to 650,000,000. The Reverse Split Amendment would not alter the number of shares of authorized common stock contemplated by Proposal 5, if approved.

The proposed reverse stock split will not alter the relative rights and preferences of existing stockholders, subject to the payment of cash in lieu of fractional shares, or the number of shares of common stock authorized for issuance. All issued and outstanding shares of common stock will remain fully paid and non-assessable after the reverse stock split. The number of stockholders of record would not be affected by the reverse stock split, except to the extent that any stockholder would hold only a fractional share interest and receives cash for that interest after the reverse stock split. The reverse stock split will increase the number of authorized but unissued shares of common stock available for future issuance in proportion to the number of issued and outstanding shares. The Company has no current plans to issue any of these authorized but unissued shares that are not otherwise reserved for issuance as described below.

The following table sets forth the number of shares of common stock that would be authorized; the number of issued and outstanding shares of common stock and as a percentage of the authorized common stock; the number of shares of common stock unissued and reserved for issuance pursuant to the Company’s stock option, employee stock purchase and equity compensation plans, outstanding warrants and outstanding convertible notes; and the number of unissued and unreserved shares of common stock following the effective date of a reverse stock split of our common stock (subject to rounding and before adjustment for any fractional shares) pursuant to Proposal 6, using for purposes of this table the applicable number of shares in the applicable category as of the Record Date. The actual reverse stock split ratio approved by the Board, if any, may be any ratio within the range of one-for-three to one-for-fifteen shares of common stock.

	Common Stock Authorized	Common Stock Issued and Outstanding (number of Shares and Percentage)		Common Stock Unissued and Reserved (1)	Common Stock Unissued and Unreserved
Current	200,000,000	95,368,979	47.7%	20,217,313	(35,586,292)
1 for 3 RSS	650,000,000	31,789,660	4.9%	6,739,104	571,471,236
1 for 6 RSS	650,000,000	15,894,830	2.4%	3,369,552	610,735,618
1 for 9 RSS	650,000,000	10,596,553	1.6%	2,246,368	623,823,745
1 for 12 RSS	650,000,000	7,947,415	1.2%	1,684,776	630,367,809
1 for 15 RSS	650,000,000	6,357,932	1.0%	1,347,821	634,294,247

(1)                  For current capitalization, does not assume an increase in authorized shares, and therefore does not include any reservation of shares as required under the Purchase Agreement, or reservation of shares issuable upon exercise of warrants to be issued to Amer under the Purchase Agreement. For all reverse split calculations, includes reservation of shares required under the Purchase Agreement, and full reservation of shares issuable upon exercise of warrants to be issued to Amer under the Purchase Agreement.

Effect on Authorized Preferred Stock. Currently the Company is authorized to issue up to a total of ten million (10,000,000) shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding. The proposed amendment to our certificate of incorporation will not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Effect on Voting Rights. Proportionate voting rights and other rights of the holders of common stock would not be affected by the reverse stock split, other than as a result of the payment of cash in lieu of fractional shares as described below. For example, a holder of 1% of the voting power of the outstanding shares of common stock immediately prior to the effective time of the reverse stock split would continue to hold 1% of the voting power of the outstanding shares of common stock after the reverse stock split, subject to the payment of cash in lieu of fractional shares.

Effect on Par Value Shares and Accounting Matters. The reverse stock split will not affect the par value per share of our common stock, which will remain at $0.001 per share. As a result, as of the effective time of the reverse stock split, the stated capital attributable to our common stock on the Company’s balance sheet (which consists of the par value per share of our common stock multiplied by the aggregate number of the issued shares of common stock) will be reduced proportionately based on the reverse stock split ratio selected by the Board, and the additional paid-in capital account (which consists of the difference between the Company’s stated capital and the aggregate amount paid to us upon the issuance of all currently issued shares of common stock) will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock will be increased as a result of the reverse stock split because there will be fewer shares of common stock outstanding.

Effect on Outstanding Options, Stock Option and Equity Incentive Plans, Warrants and Convertible Notes. The reverse stock split, if and when implemented, will affect outstanding options to purchase common stock. The Company’s equity incentive plan includes provisions for appropriate adjustments to the number of shares of common stock covered by the plans and by stock options and other grants of stock-based awards under the plans, as well as the per share exercise prices. If the Company’s stockholders approve the reverse stock split, an outstanding stock option to purchase one share of common stock would thereafter evidence the right to purchase a fraction of a share of common stock consistent with the reverse stock split ratio designated by the Board (rounding any fractional shares up to the nearest whole share), and the exercise price per share would be a corresponding multiple of the previous exercise price (rounded down to the nearest cent). For example, if the Company effects a one-for-three reverse stock split, a pre-split option for 15,000 shares of common stock with an exercise price of $1.00 per share would be converted post-split into an option to purchase 5,000 shares of common stock with an exercise price of $3.00 per share; if the Company effects a one-for-fifteen reverse stock split, the same option would be converted post-split into an option to purchase 1,000 shares of common stock with an exercise price of $15.00 per share.  Further, the number of shares of common stock authorized and reserved for issuance under the plans will be reduced in proportion to the exchange ratio of the reverse stock split.

The Company has outstanding warrants to purchase shares of common stock and senior notes convertible into common stock. Under the terms of the outstanding warrants and convertible notes, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon exercise of the warrants and upon conversion of the convertible notes in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise price of the outstanding warrants and the conversion price of the outstanding convertible notes.

As of the Record Date, the Company had reserved or authorized for issuance approximately 20.6 million shares of common stock pursuant to the Company’s equity incentive plan, outstanding warrants, and outstanding convertible notes. The following table sets forth the effect on the number of these shares following the effective date of a reverse stock split of our common stock (subject to rounding and before adjustment for any fractional shares), using for purposes of this table the applicable number of shares as of the Record Date. The actual reverse stock split ratio, if any, approved by the Board may be any number within the range of one-for-three to one-for-fifteen shares of common stock.

	Reserved for Outstanding Stock Options, Stock Appreciation Rights and Restricted Stock Units	Reserved for Exercise of Warrants	Reserved for Conversion of Convertible Notes	Total Authorized or Reserved
Current(1)	4,422,313	9,535,000	6,665,000	20,622,313
Assuming 1 for 3 reverse stock split(2)	1,474,104	3,178,333	2,221,667	6,874,104
Assuming 1 for 6 reverse stock split(2)	737,052	1,589,167	1,110,833	3,437,052
Assuming 1 for 9 reverse stock split(2)	491,368	1,059,444	740,556	2,291,368
Assuming 1 for 12 reverse stock split(2)	368,526	794,583	555,417	1,718,526

	Reserved for Outstanding Stock Options, Stock Appreciation Rights and Restricted Stock Units	Reserved for Exercise of Warrants	Reserved for Conversion of Convertible Notes	Total Authorized or Reserved
Assuming 1 for 15 reverse stock split(2)	294,821	635,667	444,333	1,374,821

(1)                  For current capitalization, does not assume an increase in authorized shares, and therefore does not include any reservation of shares as required under the Purchase Agreement, or reservation of shares issuable upon exercise of warrants to be issued to Amer under the Purchase Agreement.

(2)                  For all reverse split calculations, includes reservation of shares required under the Purchase Agreement, and full reservation of shares issuable upon exercise of warrants to be issued to Amer under the Purchase Agreement.

Effect on the Company’s Registration and Reporting Under the Securities Exchange Act of 1934 and NYSE MKT Listing. The common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our common stock or the Company’s reporting obligations under the Exchange Act. If the proposed reverse stock split is implemented, our common stock will continue to be reported on the NYSE MKT under the symbol “GMO” (although the NYSE MKT would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).  We will obtain a new CUSIP number for our common stock effective at the time of the reverse stock split.

Implementation of Reverse Stock Split

Effective Time. If Proposal 6 is approved at the Annual Meeting and the Board elects, in its sole discretion, at any time within twelve months after the approval at the Annual Meeting to implement the reverse stock split, the reverse stock split will become effective upon filing of the Reverse Split Amendment with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, as of the effective time of the reverse stock split, not less than three and not more than fifteen shares, as applicable, of common stock issued and outstanding immediately prior to that effective time will be, automatically and without any action on the part of the stockholders, reclassified as, and combined and changed into, one share of common stock in accordance with the ratio of the reverse stock split determined by the Board within the limits set forth in this Proposal 6. Any such determination will be made and publicly disclosed by the Board before the effective time of the reverse stock split.

Cash Payment in Lieu of Fractional Shares. No fractional shares of common stock will be issued as a result of the reverse stock split. In lieu of any fractional share interest, each holder of common stock who, as a result of the reverse stock split would otherwise receive a fractional share of common stock, will be entitled to receive an amount in cash equal to the product obtained by multiplying (i) the average of the closing prices of our common stock on the NYSE MKT for the five trading days immediately preceding the date the reverse stock is effective by (ii) the number of shares of common stock held by a stockholder that would otherwise have been exchanged for a fractional share interest. This amount would be issued to the holder in the form of a check.

Holders of fewer than the number of shares of common stock selected by the Board to be combined into one share in the reverse stock split would no longer be stockholders as a result of the payment of fractional shares in lieu of any fractional share interest in connection with the reverse stock split; however, the elimination of stockholders is not a purpose of the reverse stock split. The exact number of stockholders that would be eliminated as a result of the payment of fractional shares in lieu of the issuance of any fractional share interests will depend on the reverse stock split ratio and the number of stockholders that hold a number of shares less than the reverse stock split ratio.

No transaction costs will be assessed to stockholders for the cash payment in lieu of fractional shares. Stockholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date payment is made for fractional shares. Stockholders should be aware that under the abandoned property or escheat laws of the applicable jurisdictions, cash payments not timely claimed after the effective date of the reverse stock split may be required to be paid to designated agents for the relevant jurisdictions.

Exchange of Stock Certificates. If the reverse stock split is effected, stockholders holding certificated shares will be required to exchange their stock certificates for new uncertificated book entry shares (“New Book-Entry Shares”) representing the whole number of shares of common stock resulting from the reverse stock split. Stockholders of record on the effective date will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by the Company’s transfer agent. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective date, the transfer agent will send a letter of transmittal to each stockholder advising the holder of the procedure for surrendering certificates representing the number of shares of common stock prior to the reverse stock split (“Old Stock Certificates”) in exchange for New Book-Entry Shares representing the number of shares of common stock resulting from the reverse stock split. As soon as practicable after the surrender to the transfer agent of any Old Stock Certificate, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent will provide the person in whose name such Old Stock Certificate had been issued an account confirmation statement reflecting the New Book-Entry Shares registered in the name of such person. Stockholders should not submit any certificates until requested to do so. Shares of common stock held in brokerage accounts will be exchanged by your broker.

Until surrendered for exchange as contemplated herein, each Old Stock Certificate will be deemed at and after the effective time of the reverse stock split to represent the number of whole shares of common stock resulting from the reverse stock split, and any dividends or other distributions that may be declared after the effective date of the reverse stock split with respect to the number of whole post-reverse split shares of common stock represented by that certificate will be withheld by the Company until that certificate has been properly presented for exchange, at which time all such withheld dividends that have not yet been paid to a public official pursuant to relevant abandoned property or escheat laws will be paid to the holder thereof or the holder’s designee, without interest.

Any stockholder whose Old Stock Certificate has been lost, destroyed or stolen will be entitled to New Book-Entry Shares only after complying with the requirements that the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Stock Certificate, except that if any New Book-Entry Shares are to be issued in a name other than that in which the Old Stock Certificates are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to the Company any applicable transfer taxes or establish to the Company’s satisfaction that these taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Stockholders who hold uncertificated book entry shares prior to the reverse stock split, either as record or beneficial owners, will have their holdings electronically adjusted by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the reverse stock split. No additional action on the Company’s part or on the part of any stockholder will be required in order to effect the reverse stock split for uncertificated book-entry shares existing prior to the reverse stock split.

Each share of common stock issued in connection with the reverse stock split will continue to be subject to any restricted transfer or other legends applicable to the shares prior to the reverse stock split.

Upon the reverse stock split becoming effective, the Company intends to treat shares of common stock held by stockholders in “street name,” that is, through a bank, broker or other nominee, in the same manner as stockholders whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If a stockholder holds shares of common stock with a bank, broker or other nominee and has any questions in this regard, the stockholder is encouraged to contact the stockholder’s bank, broker or other nominee.

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Risks and Potential Disadvantages Associated with the Reverse Stock Split

The primary purpose of the proposed reverse stock split of our common stock is to combine the issued and outstanding shares of common stock into a smaller number of shares so that the shares of common stock will trade at a higher price per share than recent trading prices in order to maintain the listing of our common stock on the NYSE MKT. Although the Company expects that the reverse stock split will result in an increase in the market price of our common stock, the reverse stock split may not increase the market price of our common stock in proportion to the reduction in the number of issued shares of common stock or result in the permanent increase in the market price, which is dependent upon many factors, including the Company’s performance, prospects and other factors detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission (“SEC”). If the reverse stock split is accomplished and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Section 1003(f)(v) of the NYSE MKT listing rules provides that the exchange will normally consider suspending trading in or delisting a common stock that trades for a substantial period of time at a low price per share, if the issuer fails to effect a reverse split within a reasonable time after being notified that the exchange deems that action to be appropriate.  In reviewing whether a reverse split is appropriate, the NYSE MKT will consider all relevant factors, including market conditions in general, the number of shares outstanding, plans formulated by management, applicable regulations of the state of incorporation or of any governmental agency having jurisdiction over the issuer, and the relationship to other exchange policies regarding continued listing.

Because the delisting policies of the NYSE MKT allow the exchange significant discretion, we cannot assure you that we will be able to maintain the NYSE MKT listing for our common stock after the reverse stock split is effected or that the market price per share of common stock will increase to the level we expect or maintain any price increase for a sustained period of time.  We also cannot assure you that our common stock will not be delisted due to a failure to meet other continued listing requirements even if the market price per share of common stock after the reverse stock split is no longer considered by the NYSE MKT to be low.

Even though the Board believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are some of the possible disadvantages of a reverse stock split:

•                  The reduced number of outstanding shares of common stock resulting from a reverse stock split could adversely affect the liquidity of our common stock. Although the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

•                  A reverse stock split could result in a significant devaluation of the Company’s market capitalization and the trading price of our common stock, on an actual or an as-adjusted basis, based on the experience of other companies that have accomplished reverse stock splits.

•                  A reverse stock split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of fewer than 100 shares of common stock. These odd lots may be more difficult to sell than shares of common stock in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the reverse stock split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the reverse stock split.

•                  There can be no assurance that the market price per share of common stock after the reverse stock split will increase in proportion to the reduction in the number of shares of common stock outstanding before the reverse stock split.

•                  The total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

•                  The increase in the ratio of authorized but unissued shares of common stock to issued shares of common stock resulting from the reverse stock split may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split.  This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This discussion does not address all aspects of federal income taxation that may be relevant to stockholders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; (xi) U.S. expatriates; (xii) controlled foreign corporations; or (xiii) passive foreign investment companies. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation. This discussion also assumes that the shares of our common stock were, and the shares of our common stock received pursuant to the reverse stock split will be, held as “capital assets” (as defined in the Code). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements set forth below or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH STOCKHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person. A “Non-U.S. Holder” is a beneficial owner (other than a partnership) of shares of our common stock who is not a U.S. Holder.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. Assuming the reverse stock split qualifies as a reorganization, other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon the reverse stock split. U.S. Holders of our common stock that receive cash in lieu of fractional shares will recognize dividend income, or capital gain or loss, depending on the particular facts and circumstances of the U.S. Holder. To the extent the cash received in lieu of fractional shares is treated as giving rise to dividend income, U.S. Holders who are individuals may be taxed at a reduced rate of 15%, subject to certain limitations. To the extent the cash received in lieu of fractional shares is treated as an exchange, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount of cash received by such holder and the adjusted tax basis deemed to be allocated to the fractional shares. Any capital gain or loss realized will be treated as long-term capital gain or loss if the holder’s holding period for our common stock surrendered is greater than one year. Long-term capital gains of U.S. Holders who are individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

With respect to Non-U.S. Holders, to the extent the cash received in lieu of fractional shares is properly treated as giving rise to dividend income, such income may be subject to a withholding tax at a rate of 30% (unless an exemption or reduced rate can be established under a treaty or otherwise). A Non-U.S. Holder generally should not be subject to any U.S. federal income or withholding tax with respect to any amount properly treated as capital gains unless such Non-U.S. Holder has certain connections with the United States. Because the determination of whether withholding should apply is very fact specific, the Company may withhold and pay to the IRS taxes at a rate of 30% on any cash paid to a Non-U.S. Holder in lieu of fractional shares unless a holder can establish that it is entitled to a reduced rate or exemption from withholding on dividend income pursuant to an applicable income tax treaty or otherwise. However, a Non-U.S. Holder may seek a refund of such amount from the IRS if the holder determines that it is not properly liable for such taxes, including because the payment was not properly characterized as a dividend.

Holders should consult their own advisors as to the proper treatment of any cash received in lieu of fractional shares.

In general, the aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock for which cash is received). The stockholder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered pursuant to the reverse stock split. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

U.S. and Non-U.S. Holders may be subject to information reporting with respect to the receipt of cash in lieu of fractional shares unless such holders can establish an exemption. In addition, U.S. Holders may be subject to a backup withholding tax on the cash paid in lieu of fractional shares if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. In general, backup withholding will not apply to the cash paid in lieu of fractional shares to a Non-U.S. Holder if the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN (or other applicable form). Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER.  ACCORDINGLY, EACH STOCKHOLDER IS ADVISED TO CONSULT THE STOCKHOLDER’S TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO THE STOCKHOLDER OF A REVERSE STOCK SPLIT.

No Dissenters’ or Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such right.

Vote Required

The affirmative vote of a majority of the shares of our common stock issued and outstanding on the Record Date is required to approve the amendment to our certificate of incorporation to accomplish the reverse stock split of our common stock. Abstentions and “broker non-votes” will not be counted as having been voted on the proposals, and therefore will have the same effect as negative votes.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 6.  If not otherwise specified, proxies will be voted FOR Proposal 6.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report and Compensation Committee Report shall not be deemed to be “Soliciting Material,” and are not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filings.

AUDIT COMMITTEE REPORT

The Board has appointed the members of the Audit Committee.  The Audit Committee is governed by a charter that the Board approved and adopted and which is reviewed and reassessed annually by the Audit Committee.  The Audit Committee is comprised of three independent directors.

The Board has charged the Audit Committee with a number of responsibilities, including review of the adequacy of the Company’s financial reporting, accounting systems and processes, and internal controls.

Management is responsible for the preparation and integrity of the Company’s financial statements and for the design and maintenance of an effective internal control environment over financial reporting.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with generally accepted auditing standards and for issuing a report thereon.  The Audit Committee has independently met and held discussions with management and the Company’s independent registered public accounting firm.

In the discharge of its responsibilities, the Audit Committee has:

(1)         Reviewed and discussed the Company’s audited consolidated financial statements with management and the independent registered public accounting firm;

(2)         Discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16 as adopted by the Public Company Accounting Oversight Board, including the quality (in addition to acceptability), clarity, consistency, and completeness of the Company’s financial reporting;

(3)         Received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee; and

(4)         Discussed with the Company’s independent registered public accounting firm the independent accounting firm’s independence.

Based on its reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements and report on internal controls over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

AUDIT COMMITTEE

Mark A. Lettes, Chair
Ricardo M. Campoy
Gregory P. Raih

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this report with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

COMPENSATION COMMITTEE

Ricardo M. Campoy, Chair
Patrick M. James
Mark A. Lettes
Gary A. Loving

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We do not have any interlocking relationships between any member of our Compensation Committee and any of our executive officers that would require disclosure under the applicable rules promulgated under the U.S. federal securities laws.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about our executive compensation program.  It describes the philosophy and objectives of our executive compensation program and how we applied those objectives in compensating our executive officers during 2014.  For 2014, our “named executive officers,” or NEOs, include the following individuals:

•                  Bruce D. Hansen, Chief Executive Officer or CEO;

•                  David A. Chaput, Chief Financial Officer or CFO;

•                  Robert I. Pennington, Chief Operating Officer or COO;

•                  R. Scott Roswell, Vice President, Human Resources and Corporate Counsel; and

•                  Lee M. Shumway, Controller and Treasurer.

Our executive team is key to the Company’s achievement of its business strategy.  Our executives were carefully selected to lead the implementation of our business as a result of their significant experience in mine development, project financing, and operations.

Executive Summary

Our Business Strategy

We are in the business of the exploration, development and future mining of properties containing molybdenum.  Our business strategy is to acquire and develop highly profitable advanced stage mineral deposits.  Our primary asset is an 80% interest in the Mt. Hope Project, operated by Eureka Moly, LLC (“EMLLC”), a primary molybdenum property located in Eureka County, Nevada.  EMLLC is a joint venture of General Moly, through its wholly owned subsidiary Nevada Moly, LLC (80% membership interest) and POS-Minerals Corporation (“POS-Minerals”) (20% membership interest), a division of POSCO, a large Korean steel company. We also have a second significant molybdenum and copper project, the Liberty Property, located in Nye County, Nevada, which we wholly own.

In the near-term, our objective is to secure project financing to construct and operate the Mt. Hope Project and to continue our evaluation of the molybdenum and copper properties at the Liberty Project.

Developments During 2014

Financing Update.  After successfully receiving the U.S. Bureau of Land Management’s (“BLM”) Record of Decision (“ROD”) approving our Plan of Operations (“PoO”) and Rights of Way for an electrical transmission line for the development and operation of the Mt. Hope Project in late 2012, we commenced pre-construction activities in first quarter 2013 at the Mt. Hope Project site, including early well field development, clearing and grubbing of terrain and cultural clearance activities.  In late March 2013, we stopped further construction activity after we were advised by China Development Bank (“CDB”)  that further work on the $665 million Chinese sourced project term loan was suspended.  Under our agreements with Hanlong, Hanlong or an affiliate was obligated to arrange and guarantee the CDB project loan, throughout its life.  On August 13, 2013, the Company and Hanlong terminated the Hanlong Securities Purchase Agreement and other transactional agreements as a result of Hanlong’s failure to procure project financing by the August 13th deadline.

In 2014, the Company continued efforts to source the full financing for the Mt. Hope Project through potential investing partners in China and a large Chinese bank.  Negotiations on investment agreement terms, sponsorship requirements, and indicative loan terms associated with a $700 debt and up to $60 million equity package, advanced in the fourth quarter of 2014.  Through the efforts of our NEOs and our financial advisors at Cutfield Freeman & Co. Ltd. the strong interest from a private Chinese industrial company and a large Chinese bank continues to advance for obtaining project financing for the fully permitted, construction-ready Mt. Hope Project.

Cash Conservation.

Our executives continue to work aggressively to manage expenses and preserve liquidity while actively pursuing financing options for the Mt. Hope Project.

The cost reduction and retention program implemented in September 2013 continued throughout 2014.  Specific provisions of the 2013/2014 cost reduction program included:

•                  25% reduction in base cash compensation for the CEO and members of the Board of Directors with other senior officer and employees receiving 10 to 20% salary reductions.

•                  In parallel with compensation reductions, implementation of a personnel stay incentive and equity award program for the NEOs and other senior managers that provided cash and equity incentives for employees who remained with General Moly through January 15, 2015 or earlier under certain circumstances.

•                  Maintenance of Board size throughout 2014, following the resignation of three Board members at the end of 2013;

•                  Prudent focus on reducing all other expenditures including engineering, administrative and procurement expenses; and

•                  Completion of a reduction in force affecting 40% of our employees and contractors in November 2014.

The 2013/2014 cost reduction and retention program terminated on its terms, effective January 15, 2015.  Cash and equity incentives vested for all applicable employees and officers, with the exception of our CEO — Bruce Hansen’s payment of his cash stay incentive award.  On January 14, 2015, we amended the Stay Incentive Agreement for Mr. Hansen, providing a new RSU grant in consideration for the deferral of the payout of his cash stay incentive payment, and effective January 16, 2015, we entered into new Stay Incentive Agreements with our other NEOs.  Additionally, on January 15, 2015, the committee approved a new retention program for our other executives including equity incentives, and cash incentives for our non-executive managers.  The payout of the 2015 equity incentive grant to our officers and the deferred cash stay incentive payment to Mr. Hansen described above, as well as 2015 cash incentives award to non-executive managers, are paid out if the individual remains with the Company through the earlier to occur of a financing plan for the Mt. Hope Project approved by the Board of Directors, a Change of Control (as defined in the employment or change of control agreements between the Company and each of our named executive officers); involuntary termination (absent cause); or January 15, 2016.

The Company continues cash conservation efforts to reduce planned expenditures that maximize our financial flexibility and secures readiness for the restart of construction activities at the Mt. Hope Project. The implementation of the Company’s cash conservation program maintains current liquidity by reducing engineering, administrative and procurement expenses, and trimming our expenditures to approximately $1.3 million per month.

In third and fourth quarter of 2014, our executives were instrumental in working out an arrangement with the new leadership of POS Minerals, our 20% interest member in EMLLC to access the $36 million reserve account held at EMLLC for the benefit of the Mt. Hope Project.  Effective January 1, 2015, the Company and POS-Minerals agreed to use up to the $36 million reserve balance to fund the Mt. Hope Project’s financial requirements until exhausted, at least through the year 2020, or until the Company’s full financing for construction of the Mt. Hope Project is achieved. Any remaining balance of restricted cash at the time of financing will be returned to the Company.

The efforts of our executive officers have been instrumental in managing cost reduction opportunities to maintain continuity of employees and liquidity during efforts to secure project financing for the Mt. Hope Project.  The Company feels that the management of its liquidity, retention of critical personnel and cooperation from our vendor partners is critical to maintaining the Mt. Hope Project as one of the world’s best and largest undeveloped molybdenum projects, fully permitted and construction ready.

Permitting Update.  Following the BLM issuance of the ROD, Great Basin Resource Watch and the Western Shoshone Defense Project (“Plaintiffs”) filed a Complaint against the U.S. Department of the Interior and the BLM in the U.S. District Court, District of Nevada, on February 15, 2013 seeking relief under the National Environmental Policy Act (“NEPA”) and other federal laws challenging the BLM’s issuance of the ROD for the Mt. Hope Project.  The Court allowed EMLLC to intervene in the matter.  The parties and the Court  agreed to address the Plaintiffs’ claims under the  Complaint based on the administrative record and the parties’ motion for summary judgment briefing on the merits.  Briefing by the parties was completed in February 2014, and  on July 23, 2014, the U.S. District Court denied Plaintiffs’ motion for summary judgment in its entirety and on August 1, 2014 the Court entered judgment in favor of the Defendants and EMLLC, and against Plaintiffs regarding all claims raised in the Complaint.

On September 22, 2014, the Plaintiffs filed their notice of appeal to the U.S. Court of Appeals for the Ninth Circuit of the U.S. District Court’s dismissal.  Plaintiffs filed their Opening Brief on January 23, 2015 and the Defendants and EMLLC filed their Response Briefs on March 27, 2015.  All Mt. Hope Project permits remain in effect and the Company is confident in the BLM’s process and will continue to vigorously defend this subsequent appeal of the ROD.

On June 17, 2014, Eureka Moly, LLC submitted an amendment to the BLM’s approved PoO for the Mt. Hope Project to accommodate minor increases in the disturbance footprint and various design changes.  The BLM required the completion of an Environmental Assessment (“EA”) to approve the amendment in compliance with NEPA.  During the amendment review and preparation of the EA, the approved PoO remains in effect and we are authorized to continue construction under that existing approval, upon obtaining project financing.  The changes proposed in the amendment are similar to approved activities, and we do not anticipate any additional baseline studies or mitigation will be required.  Ongoing changes to permits and the PoO during the life of mining operations are typical as design evolves and operations are optimized.

Water Rights Update.  The Nevada State Engineer (“State Engineer”) has issued all water permits for the Mt. Hope Project.  Eureka County, Nevada and two other parties comprised of three individual water rights holders in Diamond Valley and one in Kobeh Valley filed an appeal in July 2012 to the Nevada Supreme Court challenging the granting of water permits by the State Engineer.  On June 26, 2013, the appeal was consolidated with a similar appeal of the State Engineer’s approval of the Company’s Monitoring, Management and Mitigation Plan (“3M Plan”).  The Nevada Supreme Court heard oral argument on June 30, 2014.  We anticipate a ruling in the first half of 2015.

We remain confident the Nevada Supreme Court will uphold the District Court’s Orders regarding the 3M Plan and the water permits.  Notwithstanding the ongoing appeals, the Company’s water permits have been granted and the water remains available to the Company for use at the Mt. Hope Project.

The Company has continued to maintain all of its permits in good standing and preserved the capacity to rapidly restart engineering, procurement and construction at Mt. Hope after completing full project financing.

Executive Compensation for 2014

The Compensation Committee formally reviews all aspects of the executive compensation program throughout the year and has the authority to make adjustments based on its collective judgment.  When considering adjustments to the executive compensation program, the Compensation Committee takes into account the following factors during its decision making process:

1.              Company performance,

2.              Executive compensation and governance best practices,

3.              NEOs achievement of the Company’s annual and long-term business milestones and individual performance objectives, and

4.              Shareholder feedback via “Say on Pay” voting results.

As a result of the support the 2011, 2012, 2013, and 2014 “Say on Pay” proposals received, the Company’s compensation policies and decisions remained consistent with our objectives to enhance stockholder value by aligning the financial interests of our executive officers with those of our stockholders and to reward our executives when they have achieved our business objectives.  In large part, our executive compensation decisions for 2014 were driven by the suspension of project financing loan negotiations with CDB in 2013, which halted pre-construction activities at the Mt. Hope Project, the continued efforts to obtain replacement project financing in 2014 and the necessity to continue cost reductions, including a November 2014 reduction in force described above:

No 2014 Adjustments to Base Salary.  For 2012, our NEO salaries ranged from 90% to 95% of the median base salary for our peer group.  As a result, the Compensation Committee did not approve any base salary increases for 2013.  With the September 2013 implementation of the announced cost reduction program discussed above, our NEOs received 15% - 25% reductions in base cash salary compensation.  These reductions remained in place throughout 2014.

No 2014 Equity Retention Award Grants.  In addition to the salary reductions instituted in September 2013 and continuing throughout 2014, the Company did not grant any equity awards to our named executive officers or other officers and employees.

No Annual Cash Incentive Awards.  With the continuation of the Company’s cost reduction program, no cash incentive awards were made to our NEOs for 2014 results.

No Performance and Retention-Based and Other Equity Awards.  In December 2014, the Compensation Committee determined not to maintain the prior annual practice of granting equity based retention awards, as a result of continuing cost reductions.  During 2014, there was no annual equity component to our executive compensation program.

Executive Compensation Philosophy and Objectives

Because of our modest size and stage of development, we historically have not engaged an extensive executive compensation program.  Instead, we have used a fairly simple executive compensation program that was intended to provide appropriate incentives for our executive officers to help us achieve our business strategy.  In 2014 we made no changes to base compensation and did not grant any equity awards or cash incentives to our named executive officers.

Historically, our executive compensation program had three primary elements: base salary, annual cash incentives, and long-term equity incentives, which are divided between performance based and time/retention based equity incentives. The overall objective of our program is to enable us to obtain and retain the services of experienced executives.  When project financing is obtained to construct and operate the Mt. Hope Project, we anticipate that we will resurrect positive adjustments to the compensation packages for our executive officers.  In the interim, the committee continues to evaluate the need to balance cost reductions with a compensation program to continue to promote teamwork as well as individual initiative and achievement; to enhance stockholder value by aligning the financial interests of our executive officers with those of our stockholders; and to motivate and reward executives whose knowledge, skills and performance are critical to our success.

Essential to our compensation philosophy is the omission of egregious or overly generous compensation, excessive perquisites or tax gross ups on perquisites, repricing or replacement of stock awards, and hedging of Company stock.  We have entered into Employment Agreements with our CEO, CFO, and COO, and Change of Control Severance, Confidentiality and Non- Solicitation Agreements with our two other NEOs.  Additionally, with the implementation of our cash reduction program, we entered into Salary Reduction and Stay Incentive Agreements in September 2013 that continued throughout 2014 with our CEO, CFO and COO, and Stay Incentive Agreements with our two other NEOs.  In January 2015, we amended our agreement with Mr. Hansen to extend the payout of the cash bonus due to him under the agreement to January 15, 2016, and in January 16, 2015, we entered into new Stay Incentive Agreements with our other NEOs.  A summary of each of these agreements is included following the executive compensation tables under the heading “Potential Payments Upon Termination or Change in Control.”  We believe that these agreements were necessary to retain our executives who are experienced in project financing, mine development, and operations to finance and develop the Mt. Hope Project, grow the Company and increase our stockholder value.  In establishing the agreement with each executive officer, our Compensation Committee took into account many factors, including the individual’s retention considerations, prior business experience, historical compensation levels, work performance, and our business need for the executive’s skills.  The committee also considered external market data, market trends, and drew upon the individual experience of the committee members.

Our Executive Compensation Process

Role of Compensation Committee and Executive Officers

Our Compensation Committee has overall responsibility for (1) establishing, overseeing and evaluating the compensation philosophy, policies and plans for non-employee directors and executive officers, (2) making recommendations to the Board regarding director compensation and (3) reviewing the performance and determining the compensation of our CEO and the other executive officers.  The committee oversees the administration of our equity incentive plans, reviews and approves any employment, severance or change in control agreements and performs other functions set forth in its charter.

In carrying out its responsibilities, the committee works with members of our management team, including our CEO, and consults with legal counsel and independent compensation consultants as it deems appropriate.  The management team assists the committee by providing information on Company and individual performance, market data and management’s perspective and recommendations on compensation matters.  Although the committee solicits and reviews management’s recommendations, the committee considers management’s recommendations as merely one factor in making compensation decisions for our executive officers.  The committee regularly reports to, and sometimes consults with, our Board on the results of its reviews and any actions it takes or proposes to take with respect to compensation policies and executive officer compensation decisions.

Role of Compensation Consultant

As a result of ongoing cost reduction efforts implemented in the third quarter of 2013 and continuing throughout 2014, the Committee did not retain or use an outside compensation consultant, as no changes were made to the named executives compensation throughout 2014.  At the expiration of cost reduction programs, the Compensation Committee will re-evaluate the retention of a compensation consultant, including our previous compensation consultant Towers Watson (2008, 2010 — 2013), for future engagement.

Our Peer Group

Historically, one of the purposes of the committee in hiring a compensation consultant, including the historical retention of Towers Watson, was to assist the committee in comparing our executive compensation program with executive compensation programs of peer companies.  In 2012, the committee, with the assistance of Towers Watson, selected designated peer group companies consisting of North American companies primarily engaged in the hard rock mining of metals and coal mining, as well as other general industry companies, to use for comparison.  With the implementation of the cost reduction program in September 2013 and continuing throughout 2014, the committee did not complete an analysis to update the 2012 peer group.  The committee will review the 2012 peer group analysis and update the benchmark analysis at the expiration of the cost reduction program, if applicable.

We believe that our executives’ 2013 compensation, which was maintained throughout 2014 remains well below the mid-point for the 2012 peer group.

The operational peer group adopted for 2012 and used again in 2013 included the following companies:

•	AMCOL International Corporation	•	Imperial Metals
•	Aurizon Mines	•	Stillwater Mining Co.
•	Capstone Mining Corp.	•	Hecla Mining Co.
•	HudBay Minerals Inc.	•	Thompson Creek Metals Company Inc.
•	James River Coal Company	•	Mercator Minerals
•	New Gold Inc.	•	Westmoreland Coal Co.
•	Molycorp	•	Taseko Mines

Elements of Compensation and 2014 Compensation Decisions

Our compensation program has three primary elements:  base salary, annual cash incentive awards and long-term equity-based incentives.  Our executive officers also participate in employee benefits that are generally available to all of our employees.  Each of these primary elements is discussed in further detail below.

Base Salary

Base salary represents the fixed portion of our executive officers’ compensation and is an important element of compensation to attract, retain and motivate experienced executives.  We establish our executives’ salaries based on consideration of, among other things:

•                  Performance and experience,

•                  Scope of their responsibilities,

•                  Competitive market compensation data for similar positions provided by Towers Watson,

•                  Seniority of the individual, and

•                  Ability to replace the individual.

The committee reviews base salaries annually and makes adjustments from time to time.  An adjustment to an executive’s salary may be made, for example, to align that salary with the committee’s perception of market levels, taking into account the individual’s responsibilities, performance and experience.  From 2006 through 2012, the committee has made periodic adjustments to some executive salaries to bring the salaries closer to amounts the committee believes more closely reflect salaries paid to individuals in operating companies with similar positions and responsibilities.  In 2012, the committee did not recommend any salary increases for 2013.  In 2013 and continuing throughout 2014, as a result of implementation of cost reduction programs, the committee reduced NEOs’ salaries effective September 7, 2013, and approved cash and equity retention incentives for the named executive officers who remain with the Company through the earliest to occur of a financing plan for the Mt. Hope Project approved by the Board of Directors; a Change of Control (as defined in the employment or change of control agreements between the Company and each of our named executive officers); involuntary termination (absent cause); or January 15, 2015.  The cash Stay Incentive was equivalent to the executive’s targeted annual incentive award, and the RSU equity grant was equivalent to the value of the executive’s targeted annual incentive award at the closing share price of $1.68 on September 6, 2013 as set forth below:

Name	2012 Annualized Base Salary	2013-2014 Approved Base Salary Reductions	2014 Annualized Base Salary	2013-2014 Stay Incentive(1)		2013-2014 RSU Equity Stay Incentive (in shares) (1)
Bruce D. Hansen	$550,000	(25)%	$412,500	412,500	*	245,536
David A. Chaput	$312,700	(20)%	$250,160	156,350		93,065
Robert I. Pennington	$297,000	(20)%	$237,600	148,500		88,393
R. Scott Roswell	$250,700	(15)%	$213,095	125,350		74,613
Lee M. Shumway	$234,350	(15)%	$199,198	117,175		69,747

(1)         The 2013/2014 Cash Stay Incentive and RSU Equity Stay Incentive did not become payable during 2014, and were paid out on January 15, 2015 following the expiration of the program.

*                 On January 14, 2015, we amended the Stay Incentive Agreement for Bruce Hansen, our CEO, providing a new RSU grant in consideration for the deferral of the payout of his cash Stay Incentive payment, discussed above.

In 2014, the committee maintained the NEOs’ reduced base salaries.

Annual Incentive Awards

Historically, our executive officers have had the opportunity to earn annual incentive awards in the form of a cash incentive award for achievement of corporate and individual goals and objectives.  Annual incentive awards have traditionally been paid to executive officers to recognize specific accomplishments and overall performance, as determined by the committee in its discretion.

Although we target annual cash pay, the committee retains full discretion to adjust annual incentive awards based on its collective judgment of the CEO’s and executives’ achievement of business milestones and individual objectives.  For 2014, all potential grants of annual incentive awards for our named executive officers were determined by the committee in December 2013, in its discretion, based on achievement of the following business and individual objectives:

Corporate Business Goals	Weight
Financing & Liquidity	50%
Engineering and Construction	15%
Permitting, Environmental & Water Rights	20%
Safety & Health	10%
Administration	5%

As a result of the ongoing efforts to obtain project financing for the Mt. Hope Project and continuing cash conservation efforts the committee reviewed the business goals listed above, and determined as a result of the implementation of the 2013 and continuing 2014 cost reduction programs to not grant any 2014 cash incentive awards.  For 2014, actual total annual cash compensation is as follows:

Name	2014Base Salary Post September 2013 Reduction	2014 Annual Incentive Award	2014 Annual Cash Compensation
Bruce D. Hansen	$412,500	$—	$412,500
David A. Chaput	$250,160	$—	$250,160
Robert I. Pennington	$237,600	$—	$237,600
R. Scott Roswell	$213,095	$—	$213,095
Lee M. Shumway	$199,198	$—	$199,198

Long-Term Equity Incentives

As a company with limited financial resources, long-term equity awards are historically a significant element of our executive compensation program, and critical to the ongoing retention of our executives.  No equity awards were granted in 2014 as a result of ongoing cash conservation efforts.

Employee Benefits

Our executive officers generally participate in the same employee benefit programs (401(k) plan, health, dental, vision, life, accident and disability insurance) as other employees.  In 2012, the Company initiated an executive physical program with the University of Colorado Hospital.  The Company covers the cost of the executive officer to participate in the executive physical program every two (2) years.  Messrs. Chaput and Roswell participated in 2014.  Messrs. Hansen, Shumway and Pennington are anticipated to participate in 2015.

Employment, Change of Control Agreements

In order to attract and retain key executives, the Company previously entered into employment agreements with Mr. Hansen and Mr. Chaput that expired on December 31, 2011.  Effective January 1, 2012, the agreements for Mr. Hansen and Mr. Chaput were amended and restated to extend the term of the agreements to terminate automatically on the earlier of (1) the one-year anniversary of the date on which the Company achieves Commercial Production (as such term is defined in the Amended and Restated Limited Liability Agreement of Eureka Moly, LLC dated February 26, 2008) and (2) December 31, 2015; and to eliminate the single-trigger change of control arrangement.  Mr. Pennington entered into a similar Employment Agreement on December 12, 2012 which will terminate automatically, if not otherwise extended, on the earlier of (1) the one-year anniversary of the date on which the Company achieves Commercial Production (as such term is defined in the Amended and Restated Limited Liability Agreement of Eureka Moly, LLC dated February 26, 2008) and (2) December 31, 2016. Pursuant to described employment agreements, generally, if a change of control occurs and the Company (or its successor) terminates the employment of Messrs. Hansen, Chaput, or Pennington without cause during the one year period following the closing of the change of control event (a double-trigger arrangement) or the executive terminates employment for good reason, which includes a material diminution of the executive’s duties or compensation; geographic relocation; direction to the executive that would violate local, state, or federal law; or failure of the Company to pay base compensation in a timely manner, Messrs. Hansen, Chaput and Pennington are each entitled to: (a) a lump sum payment of (i) three times the executive’s annual base compensation (determined by applying his base salary immediately preceding the implementation of the September 7, 2013 salary reduction), (ii) 100% of the executive’s target annual incentive award for one year, and (iii) as to Mr. Hansen and Mr. Chaput each of their cash incentive award for major financing, if it has not previously been paid and (b) full vesting of all outstanding stock-based equity awards, if not otherwise accelerated under the provision of a change of control in the Company’s Equity Incentive Plan.  The severance payment is subject to execution of a binding termination release and confidentiality, non-competition, and non-solicitation covenants.  With the implementation of our cost reduction program, each of Messrs. Hansen, Chaput and Pennington entered into a First Amendment to their employment agreements.  The executive and the Company agreed that any severance payable under the employment agreement will be based on the executive’s base compensation prior to implementation of the September 7, 2013 salary reduction, and that the salary reduction will not be considered a material diminution of the executive’s base compensation, triggering a Good Reason termination event, as defined by the employment agreement.

The terms of employment for Mr. Roswell and Mr. Shumway are covered by offer letter agreements and change of control severance agreements.  In January 2012, Change of Control Severance, Confidentiality and Non-Solicitation Agreements were entered into with Mr. Roswell and Mr. Shumway, and include the same definition of change of control as the agreements for Messrs. Hansen, Chaput and Pennington.  Generally, if (i) a change of control occurs on or before the date upon which the Company achieves Commercial Production (as such term is defined in the Amended and Restated Limited Liability Agreement of Eureka Moly, LLC dated February 26, 2008) and (ii) as a result of the closing of the change of control, or during the one-year period immediately following the closing of the change of control, the Company (or its successor) terminates the employment of the covered executive without cause (a double-trigger arrangement) or the executive terminates employment for good reason, which includes a material diminution of Mr. Roswell or Mr. Shumway’s duties or compensation; geographic relocation; direction to the executive that would violate local, state, or federal law; or, failure of the Company to pay base compensation in a timely manner, the executive will be entitled to a lump sum severance payment.  The severance payment is subject to execution of a binding termination release agreement and confidentiality and non-solicitation covenants.  The amount of the severance payment will be equal to two times the executive’s annual base salary (determined by applying his base salary immediately preceding the implementation of the September 7, 2013 salary reduction) plus 100% of his target annual incentive award for one year and vesting of all outstanding stock-based equity awards, if not otherwise accelerated under the provision of a change of control in the Company’s Equity Incentive Plan.  Mr. Roswell and Mr. Shumway also entered into a First Amendment to their Change of Control Severance, Confidentiality and Non-Solicitation Agreements.  The executive and the Company agreed that any severance payable under the agreement will be based on the executive’s base compensation prior to implementation of the September 7, 2013 salary reduction.

Individual Executive Officers and the CEO

Each of our executive officers is considered individually in the compensation setting process.  In setting cash compensation, the primary factors are the scope of the executive officer’s duties and responsibilities, the executive officer’s performance of those duties and responsibilities, the executive officer’s experience level and tenure with us, and a general evaluation of the competition in the market for key executives with the executive officer’s experience.  Long-term equity incentives are focused largely on retention of our executive officers and matching the financial interests of our executive officers with those of our stockholders.

SUMMARY COMPENSATION TABLE

The following table lists the annual compensation information for the fiscal years 2014, 2013, and 2012 of our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and our two other NEOs.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Award (1) ($)	Stock Awards (2) ($)	Option /SAR Awards (2) ($)	All Other Compensation ($)		Total ($)
Bruce D. Hansen (3)	2014	412,500	—	—	—	19,051	(3)	431,551
Chief Executive Officer	2013	412,500	—	540,021	87,504	19,051	(3)	1,052,775
	2012	550,000	530,308	412,500	284,386	20,132	(3)	1,797,326

David A. Chaput (4)	2014	250,160	—	—	43,752	14,762	(4)	264,922
Chief Financial Officer	2013	250,160	—	220,109	43,752	15,485	(4)	526,771
	2012	312,700	215,898	206,248	142,194	17,867	(4)	894,907

Robert I. Pennington (5)	2014	237,600	—	—	—	14,981	(5)	252,581
Chief Operating Officer	2013	237,600	—	212,260	43,752	15,461	(5)	505,512
	2012	297,000	199,567	206,248	142,194	14,404	(5)	859,413

R. Scott Roswell (6)	2014	213,095	—	—	—	12,578	(6)	225,673
Vice President, Human	2013	213,095	—	171,721	31,820	15,083	(6)	429,386
Resources and Corporate Counsel	2012	250,700	169,277	150,002	103,413	17,321	(6)	690,713

Lee M. Shumway (7)	2014	199,198	—	—	—	11,885	(7)	211,083
Controller and Treasurer	2013	199,198	—	163,546	31,820	15,058	(7)	407,314
	2012	234,350	162,723	150,002	103,413	17,632	(7)	668,120

(1)         One-third of the 2010 annual incentive awards was earned and was paid in 2011.  Seventeen percent of the 2010 annual incentive awards were earned and paid upon the release and publication of the Draft Environmental Impact Statement. Another seventeen percent of the 2010 annual incentive awards were earned and paid in 2012 upon the issuance of the Record of Decision by the BLM.  The remaining one-third of the 2010 annual incentive awards will become payable upon the completion of financing necessary to fund the Company’s portion of the development of the Mt. Hope Project.

One hundred percent of the 2012 awards were paid in 2013.

No incentive award was approved for 2013 or 2014, based on the Company’s cost reduction program.

See the table below for a breakout of amounts earned by year.

	B. Hansen	D. Chaput	R. Pennington	R. Roswell	L. Shumway
Total Incentive Award Earned in 2014	-0-	-0-	-0-	-0-	-0-

Total Incentive Award Earned in 2013	-0-	-0-	-0-	-0-	-0-

2010 Award — Receipt of ROD	$56,531	$23,031	$20,938	$6,218	$16,331
2011 Award — Receipt of ROD	106,652	45,898	42,009	37,709	32,732
2012 Award	367,125	146,969	136,620	125,350	113,660
Total Incentive Awards Earned in 2012	$530,308	$215,898	$199,567	$169,277	$162,723

(2)         These amounts do not represent the actual amounts paid to or realized by these individuals.  These amounts represent the aggregate grant date fair value for grants during the fiscal year, computed in accordance with applicable accounting rules (FASB ASC Topic 718), excluding the amount of estimated forfeitures.  For information regarding the assumptions used to calculate the grant date fair value, see Note 9 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014.  The grant date fair value for the performance-based stock appreciation rights granted on December 11, 2013, is $0.77 per share, and assumes an estimate of performance of 100% probability.  The grant date fair value for the performance-based restricted stock units granted on December 11, 2013, is $1.15 per share, and assumes an estimate of performance of 100% probability.

(3)        The All Other Compensation amount for Mr. Hansen for 2014 represents $12,750 in Company matching contributions to our 401(k) plan and $6,301 in group term life insurance premiums paid by the Company.  The All Other Compensation amount for Mr. Hansen for 2013 represents $12,750 in Company matching contributions to our 401(k) plan and $6,301 in group term life insurance premiums paid by the Company.  The All Other Compensation amount for Mr. Hansen for 2012 represents $12,500 in Company matching contributions to our 401(k) plan, $2,685 for the cost of a full physical exam and $4,947 in group term life insurance premiums paid by the Company.

(4)         The All Other Compensation amount for Mr. Chaput for 2014 represents $12,320 in Company matching contributions to our 401(k) plan and $2,735 in group term life insurance premiums paid by the Company.  The All Other Compensation amount for Mr. Chaput for 2013 represents $12,750 in Company matching contributions to our 401(k) plan and $2,735 in group term life insurance premiums paid by the Company.  The All Other Compensation amount for Mr. Chaput for 2012 represents $12,500 in Company matching contributions to our 401(k) plan, $2,809 for the cost of a full physical exam and $2,558 in group term life insurance premiums paid by the Company.

(5)         The All Other Compensation amount for Mr. Pennington for 2014 represents $11,120 in Company matching contributions to our 401(k) plan and $3,861 in group term life insurance premiums paid by the Company.  The All Other Compensation amount for Mr. Pennington for 2013 represents $11,600 in Company matching contributions to our 401(k) plan, $2,685 for the cost of a full physical exam and $3,861 in group term life insurance premiums paid by the Company.  The All Other Compensation amount for Mr. Pennington for 2012 represents $11,470 in Company matching contributions to our 401(k) plan and $2,934 in group term life insurance premiums paid by the Company.

(6)         The all other compensation amount for Mr. Roswell for 2014 represents $10,245 in company matching contributions to our 401(k) plan and $2,333 in group term life insurance premiums paid by the company.  The all other compensation amount for Mr. Roswell for 2013 represents $12,750 in company matching contributions to our 401(k) plan and $2,333 in group term life insurance premiums paid by the company.  The all other compensation amount for Mr. Roswell for 2012 represents $12,500 in company matching contributions to our 401(k) plan, $2,550 for the cost of a full physical exam and $2,271 in group term life insurance premiums paid by the company.

(7)         The All Other Compensation amount for Mr. Shumway for 2014 represents $9,577 in Company matching contributions to our 401(k) plan and $2,308 in group term life insurance premiums paid by the Company.  The All Other Compensation amount for Mr. Shumway for 2013 represents $12,750 in Company matching contributions to our 401(k) plan and $2,308 in group term life insurance premiums paid by the Company.  The All Other Compensation amount for Mr. Shumway for 2012 represents $12,422 in Company matching contributions to our 401(k) plan, $2,930 for the cost of a full physical exam and $2,280 in group term life insurance premiums paid by the Company.

GRANTS OF PLAN-BASED AWARDS

There were no grants made to each of our named executive officers during 2014. Historically, we have issued stock options, stock appreciation rights, restricted stock and restricted stock unit awards to our executive officers and key employees under our equity incentive plans.  See “Equity Compensation Plan Information.”  The purpose of the 2006 Plan is to provide us with a greater ability to attract, retain, and motivate our officers, directors and key employees.

Our 2006 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock units and stock appreciation rights, which may be granted to our employees (including officers), directors and consultants.  Each award is subject to an agreement between the Company and the recipient of the grant reflecting the terms and conditions of the award.  Subject to the terms of the 2006 Plan, the Compensation Committee establishes grant dates, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting.  The Compensation Committee, in accordance with the 2006 Plan, sets the option exercise price, and, if applicable, the strike price for stock appreciation rights, in each case based on the closing price of the Company’s common stock on the date of the grant.

Compensation Arrangements and Employment Agreements

The material terms of our NEOs annual compensation, including base salaries, cash incentive awards, our equity granting practices and employment, change in control and stay bonus agreements are described in our “Compensation Discussion and Analysis” and “Employment Agreements” sections of this report.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

The following table provides information with respect to outstanding stock options/SARs, restricted stock awards and restricted stock units held by our named executive officers as of December 31, 2014.

	OPTION/SAR AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options/SARs (1) (#) Exercisable		Number of Securities Underlying Unexercised Options/SARs (1) (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (1) (#)		Option /SAR Exercise Price (2)	Option /SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Bruce D. Hansen	66,666	(3)				$0.76	2/27/2015
	66,667	(3)				$0.76	2/27/2016
	66,667	(3)				$0.76	2/27/2017
				90,000	(4)	$5.49	9/1/2020
										30,000	(4)	$17,100

	OPTION/SAR AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options/SARs (1) (#) Exercisable		Number of Securities Underlying Unexercised Options/SARs (1) (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (1) (#)		Option /SAR Exercise Price (2)	Option /SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
				140,000	(5)	$3.28	9/1/2021
											50,000	(5)	$28,500
								24,642	(6)	$14,046
				56,003	(7)	$3.72	9/1/2022
				56,004	(8)	$3.72	9/1/2022
											18,481	(7)	$10,534
											18,481	(8)	$10,534
											245,536	(9)	$139,956
								24,642	(10)	$14,046
								24,642	(10)	$14,046
				56,003	(11)	$3.72	9/1/2023
				56,004	(12)	$3.72	9/1/2023
											18,481	(11)	$10,534
											18,481	(12)	$10,534

David A. Chaput				40,000	(4)	$5.49	9/1/2020
											13,500	(4)	$7,695
				60,000	(5)	$3.28	9/1/2021
											22,000	(5)	$12,540
								12,321	(6)	$7,023
				28,002	(7)	$3.72	9/1/2022
				28,002	(8)	$3.72	9/1/2022
											9,240	(7)	$5,267
											9,241	(8)	$5,267
											93,065	(9)	$53,047
								12,321	(10)	$7,023
								12,321	(10)	$7,023
				28,002	(11)	$3.72	9/1/2023
				28,002	(12)	$3.72	9/1/2023
											9,240	(11)	$5,267
											9,241	(12)	$5,267
				150,000	(13)	$6.40	4/24/2017
	26,667	(15)				$0.76	2/27/2015
	26,667	(15)				$0.76	2/27/2016
	26,667	(15)				$0.76	2/27/2017

Robert I. Pennington				40,000	(4)	$5.49	9/1/2020				13,500	(4)	$7,695
				60,000	(5)	$3.28	9/1/2021
											22,000	(5)	$12,540
								12,321	(6)	$7,023
				28,002	(7)	$3.72	5/15/2022
				28,002	(8)	$3.72	5/15/2022
											9,240	(7)	$5,267
											9,241	(8)	$5,267
											88,393	(9)	$50,384
								12,320	(10)	$7,023
								12,321	(10)	$7,023
				28,002	(11)	$3.72	5/15/2023
				28,002	(12)	$3.72	5/15/2023
											9,240	(11)	$12,382
											9,241	(12)	$12,382
	26,666	(15)				$0.96	2/5/2015
	26,667	(15)				$0.96	2/5/2016
	26,667	(15)				$0.96	2/5/2017
											145,000	(16)	$82,650

R. Scott Roswell				27,000	(4)	$5.49	9/1/2020				9,000	(4)	$5,130
				43,000	(5)	$3.28	9/1/2021
											14,000	(5)	$7,980
								8,961	(6)	$5,108
				20,365	(7)	$3.72	5/15/2022
				20,365	(8)	$3.72	5/15/2022
											6,720	(7)	$3,830
											6,721	(8)	$3,831
											74,613	(9)	$42,529
								8,961	(10)	$5,108
								8,961	(10)	$5,108
				20,365	(11)	$3.72	5/15/2023
				20,365	(12)	$3.72	5/15/2023

	OPTION/SAR AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options/SARs (1) (#) Exercisable		Number of Securities Underlying Unexercised Options/SARs (1) (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (1) (#)		Option /SAR Exercise Price (2)	Option /SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
											6,720	(11)	$3,830
											6,721	(12)	$3,831

Lee M. Shumway				27,000	(4)	$5.49	9/1/2020				9,000	(4)	$5,130
				43,000	(5)	$3.28	9/1/2021
											14,000	(5)	$7,980
				20,365	(7)	$3.72	9/1/2022
				20,365	(8)	$3.72	9/1/2022
								8,961	(6)	$5,108
											6,720	(7)	$3,830
											6,721	(8)	$3,831

											69,747	(9)	$39,758
								8,961	(10)	$5,108
								8,961	(10)	$5,108
				20,365	(11)	$3.72	9/1/2023
				20,365	(12)	$3.72	9/1/2023
											6,720	(11)	$3,830
											6,721	(12)	$3,831
	3,257	(17)				$4.35	10/1/2015
	3,257	(17)				$4.35	10/1/2016

(1)	All of the awards were made under the 2006 Plan.

(2)	The option/SAR exercise price is the closing market price of the stock on the day of the grant.

(3)	SARs were granted on February 27, 2009, with 66,667 vested on February 27, 2010, 66,667 vested on February 27, 2011, and 66,667 vested on February 27, 2012.

(4)

Performance SARs and restricted stock units were granted on December 16, 2010 and are scheduled to vest at the commencement of commercial production at the Mt. Hope Mine, subject to continuous employment. The market value of the restricted stock units was determined by multiplying the closing market price of a share of our common stock on December 31, 2014 of $0.57 by the number of shares granted, which assumes that all performance goals for the shares are achieved. The SARs expire on the earliest of termination of service, the 5th anniversary of the vesting date, the 10th anniversary of the date of grant, or in the event of a change in control.

(5)

Performance SARs and restricted stock units were granted on December 15, 2011 and are scheduled to vest at the commencement of commercial production at the Mt. Hope Mine, subject to continuous employment. The market value of the restricted stock units was determined by multiplying the closing market price of a share of our common stock on December 31, 2014 of $0.57 by the number of shares granted, which assumes that all performance goals for the shares are achieved. The SARs expire on the earliest of termination of service, the 5th anniversary of the vesting date, the 10th anniversary of the date of grant, or in the event of a change in control.

(6)

Restricted stock units were granted on December 12, 2012 and are scheduled to vest 24,642 shares on December 12, 2015. The market value of the restricted stock units was determined by multiplying the closing market price of a share of our common stock on December 31, 2014 of $0.57 by the number of shares granted.

(7)

Performance SARs and restricted stock units were granted on December 12, 2012 and are scheduled to vest at the commencement of commercial production at the Mt. Hope Mine, subject to continuous employment. The market value of the restricted stock units was determined by multiplying the closing market price of a share of our common stock on December 31, 2014 of $0.57 by the number of shares granted, which assumes that all performance goals for the shares are achieved. The SARs expire on the earliest of termination of service, the 5th anniversary of the vesting date, the 10th anniversary of the date of grant, or in the event of a change in control.

(8)

Performance SARs and restricted stock units were granted on December 12, 2012 and are scheduled to vest one year following the commencement of commercial production at the Mt. Hope Mine, subject to continuous employment. The market value of the restricted stock units was determined by multiplying the closing market price of a share of our common stock on December 31, 2014 of $0.57 by the number of shares granted, which assumes that all performance goals for the shares are achieved. The SARs expire on the earliest of termination of service, the 5th anniversary of the vesting date, the 10th anniversary of the date of grant, or in the event of a change in control.

(9)

Performance restricted stock units were granted on September 7, 2013 and vested on January 15, 2015. The market value of the restricted stock units was determined by multiplying the closing market price of a share of our common stock on December 31, 2014 of $0.57 by the number of shares granted, which assumes that all performance goals for the shares are achieved.

(10)

Restricted stock units were granted on December 11, 2013 and are scheduled to vest one-third on December 12, 2015, one-third on December 11, 2016. The market value of the restricted stock units was determined by multiplying the closing market price of a share of our common stock on December 31, 2014 of $0.57 by the number of shares granted.

(11)

Performance SARs and restricted stock units were granted on December 11, 2013 and are scheduled to vest at the commencement of commercial production at the Mt. Hope Mine, subject to continuous employment. The market value of the restricted stock units was determined by multiplying the closing market price of a share of our common stock on December 31, 2014 of $0.57 by the number of shares granted, which assumes that all performance goals for the shares are achieved. The SARs expire on the earliest of termination of service, the 5th anniversary of the vesting date, the 10th anniversary of the date of grant, or in the event of a change in control.

(12)

Performance SARs and restricted stock units were granted on December 11, 2013 and are scheduled to vest one year following the commencement of commercial production at the Mt. Hope Mine, subject to continuous employment. The market value of the restricted stock units was determined by multiplying the closing market price of a share of our common stock on December 31, 2014 of $0.57 by the number of shares granted, which assumes that all performance goals for the shares are achieved. The SARs expire on the earliest of termination of service, the 5th anniversary of the vesting date, the 10th anniversary of the date of grant, or in the event of a change in control.

(13)

Option granted on April 25, 2007 with 150,000 shares scheduled to vest upon the completion of equity or debt financing which raises sufficient funds to commence production at the Mt. Hope Project and to cover costs and expenditures during the construction period. The option will expire five years after the vesting date, but in no event later than the tenth anniversary of the date of grant, April 25, 2017.

(15)	SARs were granted on February 5, 2009, with 26,666 vested on February 5, 2010, 26,667 vested on February 5, 2011 and 26,667 vested on February 5, 2012.

(16)

An award of 165,000 shares of restricted stock was granted on October 19, 2007. During 2008, 10,000 shares of restricted stock vested upon satisfaction of the engineering and procurement phase 1 goal. During 2009, 10,000 shares of restricted stock vested upon satisfaction of the engineering and procurement phase 2 goal. The remaining shares are scheduled to vest based upon the achievement of designated performance goals. In addition, 30,000 shares will vest upon attainment of the construction completion goal, 30,000 shares will vest upon satisfying the cost of contracted construction goal, 35,000 shares (17,500 each) will vest upon satisfying the commissioning phase 1 and phase 2 goals and the remaining 50,000 shares will vest based upon satisfying the specified production goal within six months of initial start-up. The Company may adjust the timing of completion of the goals to accommodate changes in the schedule as a result of environmental permitting or financial considerations. The market value of the stock award was determined by multiplying the closing market price of a share of our common stock on December 31, 2014 of $0.57 by 145,000 shares, which assumes that all performance goals for the shares are achieved.

(17)	SARs were granted on November 1, 2008, with 3,257 SARs vested on November 1, 2010, and 3,257 SARs vested on November 1, 2011.

OPTION/SAR EXERCISES AND STOCK VESTED DURING 2014

	OPTION/SAR AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Bruce D. Hansen	—	$—	24,641	$10,842
			$24,642	$9,857
			$16,667	$5,000
David A. Chaput	—	—	12,320	$5,421
			12,321	$4,928
			7,334	$2,200
Robert I. Pennington	—	—	12,320	$5,421
			12,321	$4,928
			7,334	$2,200
R. Scott Roswell	—	—	8,960	$3,942
			8,961	$3,584
			4,667	$1,400
Lee M. Shumway	—	—	8,960	$3,942
			8,961	$3,584
			4,667	$1,400

(1)         Amount reported represents the closing price of our common stock, as reported on the NYSE MKT, on each vesting date, multiplied by the number of shares vested.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential payments upon termination or change in control for Mr. Hansen, Mr. Chaput, Mr. Pennington, Mr. Roswell, and Mr. Shumway are set forth in their respective employment agreements or offer letter agreements and change of control agreements, described below.

In the event of a change in control as defined in our 2006 Plan, all outstanding options and other stock awards under the plans may be assumed, continued or substituted by any surviving or acquiring entity.  If the surviving or acquiring entity elects not to assume, continue or substitute the awards, the vesting of such awards held by award holders whose service with us or any of our affiliates has not terminated will be accelerated, the awards will be fully vested and exercisable immediately prior to the consummation of the transaction and the stock awards will automatically terminate upon consummation of the transaction if not exercised prior to such event.

Employment Agreements and Stay Agreements

The following is a summary of the employment agreements or offer letter agreements and change of control agreements that were in effect between us and each of our named executive officers during the last fiscal year.  For information regarding the employment agreements for Messrs. Hansen, Chaput, and Pennington and the change of control severance, confidentiality and non-solicitation agreements for Messrs. Roswell, and Shumway, see “Compensation Discussion and Analysis—Employment and Change of Control Agreements.”

Bruce D. Hansen.  On January 30, 2007, we entered into an employment agreement with Mr. Hansen to serve as our Chief Executive Officer for a term of three years.  Mr. Hansen’s agreement was subsequently amended and restated effective January 1, 2012, to extend the term of the agreement to terminate automatically on the earlier of (1) the one-year anniversary of the date on which the Company achieves Commercial Production (as such term is defined in the Amended and Restated Limited Liability Agreement of Eureka Moly, LLC dated February 26, 2008) and (2) December 31, 2015; and to eliminate the single-trigger change of control arrangement.  The following is a description of the terms of his agreement, as in effect on December 31, 2014.

Currently, under the terms of the agreement, as amended, Mr. Hansen’s base salary is $550,000, which was temporarily reduced to $412,500 throughout 2014 as discussed in the next paragraph.  Mr. Hansen is eligible to receive a discretionary cash incentive payment in an amount, if any, as determined by the Board from time to time.  Upon the completion of an equity or debt financing that raises sufficient capital to commence production at the Mt. Hope Project, Mr. Hansen remains entitled to a cash payment of $1,000,000.  If a “change of control” occurs and the Company (or its successor) terminates the employment of Mr. Hansen without cause during the one-year period following the close of the change of control event (a double-trigger arrangement) or Mr. Hansen terminates his employment for good reason, which includes a material diminution of his duties or compensation, geographic relocation; a direction to violate local, state or federal law; or a failure of the Company to pay base compensation in a timely manner, Mr. Hansen would be entitled to receive a payment equal to three years of annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction), one year target annual incentive compensation, and full vesting of all outstanding unvested stock-based equity awards, if not otherwise accelerated under the provisions of a “change of control” in the Company’s Equity Incentive Plan.  In addition, he will be paid the cash incentive award of $1,000,000 for major financing if it has not previously been paid.  In the event the Company terminated Mr. Hansen’s employment without cause, independent of a “change of control”, Mr. Hansen would be entitled to any base salary earned but not yet paid and a severance payment in an amount equal to two years of his annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction).  If Mr. Hansen terminated his employment for “good reason” as described above, independent of a “change of control”, Mr. Hansen would be entitled to any base salary earned but not yet paid and a severance payment in an amount equal to one year of his annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction).  Each of the described severance payments is subject to execution of a binding termination release and confidentiality, non-competition, and non-solicitation covenants.

On September 7, 2013 we entered into a Salary Reduction and Stay Incentive Agreement (“Stay Agreement”) with Mr. Hansen.  With the Stay Agreement, Mr. Hansen and the Company agreed to reduce Mr. Hansen’s base salary to $412,500 for the term of the Stay Agreement, and provided for a Stay Incentive Award of $412,500 and a Restricted Stock Unit (“RSU”) award of 245,536 RSUs if Mr. Hansen remains continuously employed through the End Date, as defined therein.  The Stay Agreement will end on the earliest to occur of a financing plan for the Mt. Hope Project approved by the Board of Directors; a Change of Control (as defined in Mr. Hansen’s employment agreement; involuntary termination (absent cause); or January 15, 2015.  On January 16, 2015, we entered into a First Amendment to Salary Reduction and Stay Incentive Agreement with Mr. Hansen, effective as of January 14, 2015.  Pursuant to this amendment, the Company agreed to grant 392,904 RSUs to Mr. Hansen, in consideration for Mr. Hansen’s agreement to extend the payment of his $412,500 cash incentive bonus under his Stay Agreement to January 16, 2016.

David A. Chaput.  On April 25, 2007, we entered into the three-year employment agreement with David A. Chaput pursuant to which Mr. Chaput serves as our Chief Financial Officer. Effective January 1, 2012, the agreement was amended and restated to extend the term of the agreement to terminate automatically on the earlier of (1) the one-year anniversary of the date on which the Company achieves Commercial Production (as such term is defined in the Amended and Restated Limited Liability Agreement of Eureka Moly, LLC dated February 26, 2008) and (2) December 31, 2015; and to eliminate the single-trigger change of control arrangement.

Currently, under the terms of the agreement, as amended, Mr. Chaput’s base salary is $312,700, which was temporarily reduced to $250,160 throughout 2014 as discussed in the next paragraph. In addition, the agreement provides for other cash incentive payments as our Board may determine from time to time.  In accordance with the agreement, Mr. Chaput received an option to purchase 400,000 shares of common stock under the 2006 Plan, 150,000  of which expired in 2012, 100,000 of which expired in 2013 and 150,000 of which are scheduled to vest upon completion of a financing which raises sufficient capital to commence production of the Mt. Hope Project.  Mr. Chaput will also receive a cash payment of $400,000 within 45 days of the completion of a financing which raises sufficient capital to commence production at the Mt. Hope Project.  If a “change of control” occur occurs and the Company (or its successor) terminates the employment of Mr. Chaput without cause during the one-year period following the close of the change of control event (a double-trigger arrangement) or Mr. Chaput terminates his employment for good reason, which includes a material diminution of his duties or compensation, geographic relocation; a direction to violate local, state or federal law; or a failure of the Company to pay base compensation in a timely manner, Mr. Chaput would be entitled to receive a payment equal to three years of annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction), one year target annual incentive compensation, and full vesting of all outstanding unvested stock-based equity awards, if not otherwise accelerated under the provisions of a “change of control” in the Company’s Equity Incentive Plan. In addition, he will be paid the cash incentive award of $400,000 for major financing if it has not previously been paid.  In the event the Company terminated Mr. Chaput’s employment without cause, independent of a “change of control”, Mr. Chaput would be entitled to any base salary earned but not yet paid and a severance payment in an amount equal to two years of his annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction).  If Mr. Chaput terminated his employment for “good reason,” as described above, which includes a substantial diminution of Mr. Chaput’s duties; a direction to Mr. Chaput that would violate local, state or federal law, or a failure by the Company to pay Mr. Chaput’s base salary, independent of a “changed of control”, Mr. Chaput would be entitled to any base salary earned but not yet paid and a severance payment in an amount equal to one year of his annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction).  Each of the described severance payments is subject to execution of a binding termination release and confidentiality, non-competition, and non-solicitation covenants.

On September 7, 2013 we entered into a Salary Reduction and Stay Incentive Agreement (“Stay Agreement”) with Mr. Chaput.  With the Stay Agreement, Mr. Chaput and the Company agreed to reduce Mr. Chaput’s base salary to $250,160 for the term of the Stay Agreement, and provided for a Stay Incentive Award of $156,350 and a Restricted Stock Unit (“RSU”) award of 93,065 RSUs if Mr. Chaput remains continuously employed through the End Date, as defined therein.  The Stay Agreement will end on the earliest to occur of a financing plan for the Mt. Hope Project approved by the Board of Directors; a Change of Control (as defined in Mr. Chaput’s employment agreement; involuntary termination (absent cause); or January 15, 2015.  These awards vested and were paid to Mr. Chaput on January 15, 2015.  Effective January 14, 2015, we agreed to grant Mr. Chaput 233,384 RSUs, subject to his execution of a new Stay Incentive Agreement covering the period from January 16, 2015 through January 15, 2016.

Robert I. Pennington.  On October 5, 2007, we entered into an offer letter agreement with Robert I. Pennington pursuant to which Mr. Pennington served as our Vice President of Engineering and Construction and was named our Chief Operating Officer in January 2012.  Pursuant to the terms of this agreement, as amended, Mr. Pennington was paid a base salary of $200,000 per year in 2007, plus eligibility for a performance based annual incentive award.  Mr. Pennington’s base salary was subsequently increased and currently is $297,000, which was temporarily reduced throughout 2014 to $237,600 as discussed in the next paragraph.  Mr. Pennington received an option to purchase 150,000 shares of common stock under the 2006 Plan, all of which are fully vested.  In addition, Mr. Pennington is also eligible to receive up to 165,000 shares of restricted common stock upon reaching certain pre-determined goals relating to the Mt. Hope Project, of which 20,000 shares of the restricted common stock have been issued to Mr. Pennington.  In January 2012, we entered into a Change of Control Severance, Confidentiality and Non-Solicitation Agreement, which was superseded by an Employment Agreement entered into with Mr. Pennington effective December 12, 2012 to which the term of the agreement will terminate automatically on the earlier of (1) the one-year anniversary of the date on which the Company achieves Commercial Production (as such term is defined in the Amended and Restated Limited Liability Agreement of Eureka Moly, LLC dated February 26, 2008) and (2) December 31, 2016.  The following is a description of the terms of his agreement, as in effect on December 31,  2014.  If a “change of control” occurs and the Company (or its successor) terminates the employment of Mr. Pennington without cause during the one-year period following the close of the change of control event (a double-trigger arrangement) or Mr. Pennington terminates his employment for good reason, which includes a material diminution of his duties or compensation; geographic relocation; a direction to violate local, state or federal law; or a failure of the Company to pay base compensation in a timely manner, Mr. Pennington would be entitled to receive a payment equal to three years of annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction), one year target annual incentive compensation, and full vesting of all outstanding unvested stock-based equity awards, if not otherwise accelerated under the provisions of a “change of control” in the Company’s Equity Incentive Plan. In the event the Company terminated Mr. Pennington’s employment without cause, independent of a “change of control”, Mr. Pennington would be entitled to any base salary earned but not yet paid and a severance payment in an amount equal to two years of his annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction).  If Mr. Pennington terminated his employment for “good reason,” as described above, Mr. Pennington would be entitled to any base salary earned but not yet paid and a severance payment in an amount equal to one year of his annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction).  Each of the described severance payments is subject to execution of a binding termination release and confidentiality, non-competition, and non-solicitation covenants.

On September 7, 2013 we entered into a Salary Reduction and Stay Incentive Agreement (“Stay Agreement”) with Mr. Pennington.  With the Stay Agreement, Mr. Pennington and the Company agreed to reduce Mr. Pennington’s base salary to $237,600 for the term of the Stay Agreement, and provided for a Stay Incentive Award of $148,500 and a Restricted Stock Unit (“RSU”) award of 88,393 RSUs if Mr. Pennington remains continuously employed through the End Date, as defined therein.  The Stay Agreement will end on the earliest to occur of a financing plan for the Mt. Hope Project approved by the Board of Directors; a Change of Control (as defined in Mr. Pennington’s employment agreement; involuntary termination (absent cause); or January 15, 2015.  These awards vested and were paid to Mr. Pennington on January 15, 2015.  Effective January 14, 2015, we agreed to grant Mr. Pennington 212,168 RSUs, subject to his execution of a new Stay Incentive Agreement covering the period from January 16, 2015 through January 15, 2016.

R. Scott Roswell.  On August 17, 2010, we entered into an offer letter agreement with R. Scott Roswell pursuant to which Mr. Roswell serves as our Corporate Counsel and Vice President of Human Resources.  Mr. Roswell’s base salary currently is $250,700, which was temporarily reduced to $213,095 in connection with our cost reduction program.  On January 1, 2012, we entered into a Change of Control Severance, Confidentiality and Non-Solicitation Agreement with Mr. Roswell, which includes the same definition of change of control as the agreements for Messrs. Hansen, Chaput and Pennington.  Generally, if a change of control occurs on or before the date upon which the Company achieves Commercial Production (as such term is defined in the Amended and Restated Limited Liability Agreement of Eureka Moly, LLC dated February 26, 2008) and as a result of the closing of the change of control, or during the one-year period immediately following the closing of the change of control, the Company (or its successor) terminates the employment of Mr. Roswell without cause (a double-trigger arrangement) or Mr. Roswell terminates employment for good reason, which includes a material diminution of his duties or compensation; geographic relocation; direction to Mr. Roswell that would violate local, state, or federal law; or, failure of the Company to pay base compensation in a timely manner, Mr. Roswell will be entitled to a lump sum severance payment.  The severance payment is subject to execution of a binding termination release agreement and confidentiality and non-solicitation covenants.  The amount of the severance payment will be equal to two times Mr. Roswell’s annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction) plus 100% of his target annual incentive award for one year and vesting of all outstanding stock-based equity awards, if not otherwise accelerated under the provision of a change of control in the Company’s Equity Incentive Plan.

On September 7, 2013 we entered into a Stay Incentive Agreement with Mr. Roswell.  With the Agreement, Mr. Roswell and the Company agreed to provide a Stay Incentive Award of $125,350 and Restricted Stock Unit (“RSU”) Award of 74,613 RSUs if Mr. Roswell remains continuously employed through the End Date, as defined therein.  The Stay Agreement will end on the earliest to occur of a financing plan for the Mt. Hope Project approved by the Board of Directors, a Change of Control (as defined in Mr. Roswell’s Change of Control, Severance, Confidentiality and Non-Solicitation Agreement; involuntary termination (absent cause); or January 15, 2015.  These awards vested and were paid to Mr. Roswell on January 15, 2015.  Effective January 14, 2015, we agreed to grant Mr. Roswell 179,093 RSUs, subject to his execution of a new Stay Incentive Agreement covering the period from January 16, 2015 through January 15, 2016.

Lee M. Shumway.  On November 6, 2007, we entered into an offer letter agreement with Lee M. Shumway pursuant to which Mr. Shumway initially served as the Director of Business Process/Information Technology.  Mr. Shumway now serves as our Controller and Treasurer.  Mr. Shumway’s base salary currently is $234,500, which was temporarily reduced throughout 2014 to $199,198 in connection with our cost reduction program.  On January 1, 2012, we entered into a Change of Control Severance, Confidentiality and Non-Solicitation Agreement with Mr. Shumway, which includes the same definition of change of control as the agreements for Messrs. Hansen, Chaput, Pennington and Roswell.  Generally, if a change of control occurs on or before the date upon which the Company achieves Commercial Production (as such term is defined in the Amended and Restated Limited Liability Agreement of Eureka Moly, LLC dated February 26, 2008) and as a result of the closing of the change of control, or during the one-year period immediately following the closing of the change of control, the Company (or its successor) terminates the employment of Mr. Shumway without cause (a double-trigger arrangement) or Mr. Shumway terminates employment for good reason, which includes a material diminution of his duties or compensation; geographic relocation; direction to Mr. Shumway that would violate local, state, or federal law; or, failure of the Company to pay base compensation in a timely manner, Mr. Shumway will be entitled to a lump sum severance payment.  The severance payment is subject to execution of a binding termination release agreement and confidentiality and non-solicitation covenants.  The amount of the severance payment will be equal to two times Mr. Shumway’s annual base salary (determined by applying his base salary immediately preceding the implementation of the salary reduction) plus 100% of his target annual incentive award for one year and vesting of all outstanding stock-based equity awards, if not otherwise accelerated under the provision of a change of control in the Company’s Equity Incentive Plan.

On September 7, 2013 we entered into a Stay Incentive Agreement with Mr. Shumway.  With the Agreement, Mr. Shumway and the Company agreed to provide a Stay Incentive Award of $117,175 and Restricted Stock Unit (“RSU”) Award of 69,747 RSUs if Mr. Shumway remains continuously employed through the End Date, as defined therein.  The Stay Agreement will end on the earliest to occur of a financing plan for the Mt. Hope Project approved by the Board of Directors, a Change of Control (as defined in Mr. Shumway’s Change of Control, Severance, Confidentiality and Non-Solicitation Agreement; involuntary termination (absent cause); or January 15, 2015.  These awards vested and were paid to Mr. Shumway on January 15, 2015.  Effective January 14, 2015, we agreed to grant Mr. Shumway 167,413 RSUs, subject to his execution of a new Stay Incentive Agreement covering the period from January 16, 2015 through January 15, 2016.

Change of Control — Employment Agreements

Generally, for purposes of the executive employment and change of control severance agreements, a change of control occurs if:

•                  Any single holder (or group acting in concert) acquires ownership of 50% or more of the outstanding common stock or combined voting power of the Company (under the present capitalization, outstanding stock and voting power are the same).  The following acquisitions are excluded:  (a) acquisition of shares from the Company; and (b) acquisition of shares by the Company or by any employee benefit plan sponsored by the Company; or

•                  There is a business combination (a merger, reorganization, etc.) involving the Company and another company unless substantially all of the holders who owned shares of the Company before the combination own more than half of the shares of the company resulting from the combination in substantially the proportion that they owned our shares and no one (including a group acting in concert) owns more than one-half of the resulting company.  In other words, generally, if we merged with another company and our stockholders owned more than one-half of the resulting company there would not be a change of control.  If they owned less than 50%, a change of control would have occurred; or

•                  The current (incumbent) members of the Company’s Board no longer constitute at least a majority of the Board; provided, however, that an individual that becomes a director whose election or nomination was approved by at least a majority of the directors serving on the incumbent Board is considered as though such individual was a member of the incumbent Board unless the individual assumed the office as a result of an actual or threatened election contest or solicitation of proxies or consents on the person’s behalf; or

•                  All or substantially all of our operating assets are sold to an unrelated party; or

•                  Our stockholders approve a liquidation or dissolution of the Company.

2006 Equity Incentive Plan

In general, under the terms of the 2006 Equity Incentive Plan, in the event of a change in control (as defined in each of the plans), outstanding awards will either be assumed or substituted by the surviving corporation or automatically become fully vested and exercisable for a limited period of time.

Severance and Change in Control Payments

The following is a summary of potential payments payable to our named executive officers upon termination of employment or a change in control of the Company under each circumstance assuming the event occurred on December 31, 2014.  Actual payments would be paid in a lump sum and may be more or less than the amounts described below.  In addition, the Company may enter into new arrangements or modify these arrangements, from time to time, as was done in September 2014.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL ON DECEMBER 31, 2014

The following are estimated payments that would be provided to each of our named executive officers in the event of termination of the named executive officer’s employment assuming a termination date of December 31, 2014.

Name	Base Salary	Incentive Award	Value of Accelerated Vesting of Equity Awards (1)
Bruce D. Hansen (2)
Termination without cause or for good reason as a result of a change of control	$1,650,000	$1,825,000	$241,738
Termination without cause unrelated to change of control	$1,100,000	412,500	139,956
Termination for good reason unrelated to change of control	$550,000	—	—
David A. Chaput (3)
Termination without cause or for good reason as a result of a change of control	$938,100	$712,700	$115,419
Termination without cause unrelated to change of control	$625,400	156,350	53,047
Termination for good reason unrelated to change of control	$312,700	—	—
Robert I. Pennington (4)
Termination without cause or for good reason as a result of a change of control	$891,000	$297,000	$195,406
Termination without cause unrelated to change of control	$594,000	148,500	50,384
Termination for good reason unrelated to change of control	$297,000	—	—
R. Scott Roswell (4)
Termination without cause or for good reason as a result of a change of control	$501,400	$250,700	$86,285
Termination without cause unrelated to change of control	$—	125,350	42,529
Lee M. Shumway (4)
Termination without cause or for good reason as a result of a change of control	$468,700	$234,350	$83,512
Termination without cause unrelated to change of control	$—	117,175	39,756

(1)         Amounts are based upon our closing stock price of $0.57 per share on December 31, 2014.  Amount includes the value of accelerated vesting of stock awards; accelerated vesting of SARs and accelerated vesting of stock options, to the extent the option exercise price exceeded the closing stock price of our common stock on December 31, 2014.  The amounts do not include potential exercise of vested stock options.  See the “Outstanding Equity Awards at December 31, 2014” table for information regarding vested stock options.

(2)         Includes a change of control payment equal to three times his base salary, 100% of his annual target incentive payment, and payment of his $1,000,000 major financing award to the extent not already paid.  In the event of his termination without cause he is entitled to a payment equal to two times his base salary.  In the event of his termination for good reason he is entitled to a payment equal to one times his base salary.

(3)         Includes a change of control payment equal to three times his base salary, 100% of his annual target incentive payment, and payment of his $400,000 major financing award to the extent not already paid.  In the event of his termination without cause he is entitled to a payment equal to two times his base salary.  In the event of his termination for good reason he is entitled to a payment equal to one times his base salary.

(4)        In the event of his termination without cause as a result of a change of control, or one year following the closing of the change of control, or election of termination for “good reason” he is entitled to two years of his base salary, 100% of his annual target incentive payment, and vesting of all of his outstanding stock awards.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2014 with respect to the shares of our common stock that may be issued under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted Average Exercise Price of Outstanding Options and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Equity compensation plans approved by security holders	3,917,584	$3.06	1,964,204	(1)
Total	3,917,584	$3.06	1,964,204

(1)         The aggregate number of shares of common stock that may be issued pursuant to awards granted under the 2006 Equity Incentive Plan cannot exceed 9,600,000, including the unissued shares available under the 2003 Plan.  Awards under the 2006 Plan may include incentive stock options, non-statutory stock options, restricted stock awards, restricted stock units and stock appreciation rights.

DIRECTOR COMPENSATION

The following table lists compensation information for fiscal 2014 for our directors and our secretary who were not employees.  Mr. Hansen, who is also our Chief Executive Officer, does not receive any separate compensation for his service as a director.  Mr. Hansen’s compensation is fully reflected in the Summary Compensation Table and, as appropriate, in the other tables above.

On the recommendation of the Compensation Committee, at its June 16, 2011 meeting the Board approved guidelines for share ownership for directors.  The current guideline amount is equal to a multiplier of four times each director’s individual retainer from the Company.  The Board also set a target of five years for each director to reach his/her ownership guideline level.  As of December 31, 2014, all non-employee Directors had reached their target ownership.  Effective September 7, 2013, we implemented a cost reduction and personnel retention program, which was maintained throughout 2014 and which included reductions in base cash compensation for members of the Board of Directors, as well as our executive officers and senior management employees.

Columns required by SEC rules are omitted where there is no amount to report.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Ricardo M. Campoy	47,250	21,300	68,550
Patrick M. James	76,500	21,300	97,800
Mark A. Lettes	51,000	21,300	72,300
Gary A. Loving	42,750	21,300	64,050
Gregory P. Raih	39,750	21,300	61,050
Nelson F. Chen	35,250	21,300	56,550
Michael K. Branstetter (2)	15,000	7,100	22,100

(1)                                 These amounts do not represent the actual amounts paid to or realized by these individuals.  These amounts represent the aggregate grant date fair value for grants during the fiscal year, computed in accordance with applicable accounting rules (FASB ASC Topic 718), excluding the amount of estimated forfeitures.  For information regarding the assumptions used to calculate the grant date fair value, see Note 9 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014.  As of December 31, 2014, the aggregate number of shares of our common stock underlying outstanding option awards and the number of shares of restricted stock for each non-employee director and our secretary was zero.

(2)                                 Michael K. Branstetter serves as our secretary.

Director and Secretary Compensation Program

The following table describes the payments to be made by us under our director and secretary compensation program

Director
Annual Retainer	$40,000 total paid quarterly in arrears
Board Meeting Fee	$1,000 paid quarterly in arrears
Audit Committee Chair	$10,000 total paid quarterly in arrears
Other Committee Chairs	$5,000 total paid quarterly in arrears
Board Chair Annual Retainer	$80,000 total paid quarterly in arrears (1)
Committee Meeting Fee	$1,000 paid quarterly in arrears
Sign-on Equity	20,000 shares(2)
Annual Equity	15,000 shares(3)*
Resignation Equity	5,000 shares(4)

Secretary
Annual Retainer	$20,000 total paid quarterly in arrears
Annual Equity	5,000 shares(3)*

*  In December 2014, on the recommendation of the Compensation Committee, the Board approved an increase the Directors’ annual equity grant to 25,000 shares and the Secretary’s grant to 10,000 shares annually, commencing with the 2015 annual equity grant.

During 2014, all cash compensation for Directors was reduced by 25% from the amounts listed above as part of our cash conservation program.

(1)                                 Board Chair annual retainer is paid to the Board Chair in lieu of the annual retainer paid to other directors and is cash only.

(2)                                 Represents the number of full-value, fully vested shares of common stock granted upon election to the Board.

(3)                                 Represents the number of full-value, fully vested shares of common stock granted annually on the first business day after January 1.  New directors receive a pro-rated grant, based upon the time of joining the Board (in addition to the Sign-on Equity award).

(4)                                 Represents the number of full-value, fully vested shares granted upon approval by the Compensation Committee if a director is asked to resign.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our policy to enter into or ratify related party transactions only when the Board, acting through the Audit Committee, determines that the related party transaction in question is in, or is not inconsistent with, the best interests of the Company and our stockholders.

Our Audit Committee reviews any transaction involving the Company and a related party (1) prior to the entry by the Company into such transaction, (2) at least once a year after the Company’s entry into the transaction, and (3) upon any significant change in the transaction or relationship.  If advance approval of a related party transaction is not feasible, then, pursuant to our recently amended related party transaction policy, the related party transaction is considered at the Audit Committee’s next regularly scheduled meeting, and if the Audit Committee determines it to be appropriate, is ratified.  For these purposes, a “related party transaction” includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K.  In its review of any related party transactions, the Audit Committee will consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable):  the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally.

Certain types of transactions are pre-approved in accordance with the terms of our recently amended related party transaction policy.  These include, among other things, transactions in which rates or charges are determined by competitive bids or are fixed by law and certain charitable contributions by the Company.

Hanlong and Nelson F. Chen

On December 20, 2010, we entered into a Stockholder Agreement (the “Stockholder Agreement”) with Hanlong in connection with a Tranche 1 closing under a Securities Purchase Agreement dated March 4, 2010 (the “Purchase Agreement”) between us and Hanlong.

As discussed earlier, while the Purchase Agreement with Hanlong was terminated in August 2013, certain provisions of the Purchase Agreement and Stockholder Agreement remain in effect, and, as a result of the Tranche 1 closing, Hanlong remains entitled to nominate one director to our Board so long as it maintains at least a 10% fully diluted interest in the Company.  Pursuant to the terms of the Stockholder Agreement, Hanlong designated Mr. Chen as its nominee for appointment to the Board, and at the 2013 Annual Meeting of the Stockholders, the Board nominated and the stockholders elected Mr. Chen to the Board as a Class III member.

A break fee of $10.0 million became payable by Hanlong to the Company as the Purchase Agreement was terminated because Hanlong failed to arrange a term loan by the deadline provided in the agreement.  The Company and Hanlong agreed to offset the break fee against the repayment of amounts owed by the Company to Hanlong under a bridge loan.

Private Placement of Units

In December 2014, the Company sold and issued $8.5 million in units consisting of Convertible Senior Promissory Notes (the “Notes”) and warrants to accredited investors, including several directors and each of the named executive officers of the Company, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder.  The terms of the private placement were negotiated by independent members of the Company’s board of directors, none of whom participated in the transaction.  Bruce D. Hansen, the Chief Executive Officer and a director of the Company, purchased 15,000 units for an aggregate purchase price of $1,500,000.  Robert I. Pennington, the Chief Operating Officer of the Company, purchased 1,500 units for an aggregate purchase price of $150,000.  Gary A. Loving, a director of the Company, purchased 2,000 units for an aggregate purchase price of $200,000.

The Notes bear interest at a rate of 10.0% per annum, payable in cash quarterly in arrears on each March 31, June 30, September 30, and December 31 beginning March 31, 2015. The Notes are convertible at any time in an amount equal to 80% of the greater of (i) the average volume weighted average price (“VWAP”) for the 30 Business Day period ending on the Business Day prior to the date of the conversion, or (ii) the average VWAP for the 30 Business Day period ending on the original issuance date of this note.  Each Note will convert into a maximum of 100 shares per note, resulting in the issuance of up to 8,535,000 shares, or 9.3% of shares outstanding. General Moly’s executive management team and board of directors who participated in the offering will be restricted from converting at a price less than $0.32, the most recent closing price at the time that the Notes were issued. The Notes are mandatorily redeemable at par plus the present value of remaining coupons upon (i) the availability of cash from a financing for Mt. Hope and (ii) any other debt financing by the Company. In addition, 50% of any proceeds from the sale of assets cumulatively exceeding $250,000 will be used to prepay the Notes at par plus the present value of remaining coupons. The Company has the right to redeem the Notes at any time at par plus the present value of remaining coupons.  The warrants are exercisable between June 26, 2015 and December 26, 2019, for an aggregate of 8,535,000 shares of the Company’s common stock at $1.00 per share.

ADDITIONAL STOCKHOLDER INFORMATION

Stockholder Proposals and Recommendations for Director Nominees for the 2016 Annual Meeting

We anticipate that we will hold our 2016 Annual Meeting of Stockholders within 30 days before or after June 18, 2016.  If you wish to submit a proposal for inclusion in our proxy materials to be circulated in connection with our 2016 Annual Meeting of Stockholders, you must send the proposal to the Company at the address below.  The proposal must be received no later than January 11, 2016 to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting.

For stockholder proposals submitted outside of the process described above, the Company’s bylaws require that advance written notice of a stockholder proposal for matters to be brought before an annual stockholders meeting be received by the Company not less than 90 days or more than 120 days before the first anniversary date of the immediately preceding annual stockholders meeting.  Accordingly, notice of stockholders proposals for the 2016 Annual Meeting must be received by the Company between February 19, 2016 and March 20, 2016.  In addition, among other requirements set forth in the SEC’s proxy rules, you must have continuously held at least $2,000 in market value or 1% of our outstanding stock for at least one year by the date you submit the proposal, and you must continue to own such stock through the date of the meeting.

Stockholder proposals and recommendations for director nominees should be sent to General Moly, Inc. Board of Directors, c/o Corporate Secretary, 1726 Cole Blvd., Suite 115 Lakewood, Colorado 80401.

Householding

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof.  Any such request should be directed to General Moly, Inc. Board of Directors, c/o Corporate Secretary, 1726 Cole Blvd., Suite 115 Lakewood, Colorado 80401 or (303) 928-8599.  Upon request, we will promptly deliver a separate copy.  Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

Annual Report

The Company’s Annual Report on Form 10-K (excluding exhibits) for the year ended December 31, 2014 is being mailed to all stockholders with this proxy statement.  Our Annual Report is part of the proxy solicitation materials for the Annual Meeting.  An additional copy, including exhibits, will be furnished without charge to any stockholder by writing to the Corporate Secretary at the address above.  The Company’s Form 10-K may also be accessed at the Company’s website at www.generalmoly.com, or at SEC’s website at www.sec.gov.

Other Matters

As of the date of this proxy statement, the Board is not aware of any matters that will be presented for action at the Annual Meeting other than those described above.  However, if other matters are properly brought before the Annual Meeting, the proxies will be voted on those matters at the discretion of the proxy holders.

By Order of the Board of Directors,

Bruce D. Hansen
Chief Executive Officer

Lakewood, Colorado
May 4, 2015

Appendix A

Execution Version

INVESTMENT AND SECURITIES PURCHASE AGREEMENT

BETWEEN

GENERAL MOLY, INC.

AND

AMER INTERNATIONAL GROUP CO., LTD.

April 17, 2015

A-ii

A-iii

A-iv

INVESTMENT AND SECURITIES PURCHASE AGREEMENT

THIS INVESTMENT AND SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated April 17, 2015 (the “Signing Date”), is between General Moly, Inc., a Delaware corporation (the “Company”), and Amer International Group Co. Ltd., a limited liability company organized under the laws of the People’s Republic of China (“Purchaser”).  The Company and Purchaser shall each be referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in Schedule 1.

RECITALS

A.                                    The Company desires to issue and sell to Purchaser and Purchaser desires to acquire from the Company, on the terms and subject to the conditions in this Agreement, (1) 40,000,000 shares (the “Offered Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at the Per Share Price, and (2) warrants to purchase 80,000,000 shares of Common Stock (the “Offered Warrants”) exercisable at the Per Share Price (the Offered Shares, together with the Offered Warrants, the “Offered Securities”).

B.                                    The Offered Securities will be issued upon the satisfaction of the conditions set forth in Section 7.1.  Upon the Loan Execution, the Offered Securities will constitute approximately 51% of the Company’s fully diluted shares of Common Stock.

C.                                    Purchaser has agreed to endeavor with the Company to procure and support a loan from one or more Prime Chinese Banks to the Company to fund the Company’s share of costs (including financing costs) related to the development of the Mt. Hope Project, or approximately US$700 Million (the “Loan”), on substantially similar key terms and conditions as those outlined on Schedule 2, which Loan will be guaranteed by Purchaser.

D.                                    The Company desires to grant Purchaser an option, exercisable simultaneously with the Loan Execution, to enter into with the Company a molybdenum supply agreement for the purchase by Purchaser or an Affiliate of Purchaser of molybdenum produced at the Mount Hope Project (the “Molybdenum Supply Agreement”), substantially in accordance with the terms and conditions attached hereto as Exhibit A.

E.                                     At the Closing, the Company and Purchaser will enter into a stockholder agreement with respect to certain matters relating to the acquisition and disposition of the Offered Securities (and other shares of Common Stock, if any, owned by Purchaser or any of its Affiliates) and governance of the Company (the “Stockholder Agreement”) substantially in the form attached hereto as Exhibit B.

In consideration of the mutual covenants contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

AGREEMENT

ARTICLE I

ISSUANCE OF SHARES; CLOSING

1.1                               Purchase and Sale of Offered Securities; Closing Payment; Expense Reimbursement Account.

(a)                                 Offer and Sale.  On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties contained herein, Purchaser shall purchase from the Company, and the Company shall issue and sell to Purchaser the Offered Securities.

(b)                                 Closing Payment.  In exchange for the Company’s issuance and sale of the Offered Securities to Purchaser on the Closing Date, Purchaser shall pay to the Company in cash an amount equal to (i) the Stock Purchase Price, minus (ii) the Reimbursed Purchaser Expenses (such difference, the “Closing Payment”).  In addition to making the Closing Payment, the Company shall pay Purchaser the Arrangement Fee following Closing pursuant to Section 1.2.

(c)                                  Reimbursement Account.  On the Closing Date, the Company shall deposit $3,000,000 into an account at a bank to be mutually agreed upon by the Company and Purchaser.  Purchaser and the Company shall jointly hold such account pursuant to an expense reimbursement agreement (the “Expense Reimbursement Agreement”), substantially in accordance with the terms and conditions attached hereto as Exhibit D, to be entered into at Closing between Purchaser and the Company.  Under the Expense Reimbursement Agreement, funds will be released to Purchaser, the Company or third parties to reimburse such parties for reasonable expenses incurred in connection with the procurement of the Loan under Section 6.4(a) (such expenses, collectively, the “Loan Procurement Expenses”).

1.2                               Arrangement Fee.  Upon the initial draw of the Loan, the Company shall deliver or cause to be delivered to Purchaser, by wire transfer of immediately available funds in Dollars, (a) a fee equal to seventy-five one-hundredths of one percent (0.75%) of the committed amount under the Loan (the “Arrangement Fee”), minus (b) the Reimbursed Purchaser Expenses, minus (c) the Loan Procurement Expenses.

1.3                               Closing.  Subject to the satisfaction or waiver of the conditions set forth in Section 7.1, the completion of the purchase and sale of the Offered Shares (the “Closing”) shall occur at 10:00 a.m. local time at the offices of Bryan Cave LLP, Denver, Colorado, on the second (2nd) Business Day after the satisfaction or waiver of the conditions set forth in Section 7.1 (other than those that by their terms are to be satisfied or waived at the Closing), or at such other location, date and time as may be mutually agreed upon by the Company and Purchaser.  The date of the Closing is referred to herein as the “Closing Date.”

1.4                               Closing Deliveries.

(a)                                 Company Deliveries.  At the Closing, the Company shall deliver or cause to be delivered to Purchaser:

(i)                                     a certificate or certificates representing the Offered Shares;

(ii)                                  a receipt for the Closing Payment;

(iii)                               a duly executed warrant agreement (the “Warrant Agreement”), substantially in the form attached hereto as Exhibit C, evidencing the Offered Warrants, registered in the name of Purchaser;

(iv)                              a duly executed counterpart of the Stockholder Agreement;

(v)                                 a duly executed counterpart of the Expense Reimbursement Agreement;

(vi)                              duly executed resignations effective as of the Closing Date from the directors on the Board pursuant to Section 6.13;

(vii)                           a good standing certificate (or its equivalent) for the Company issued by the Secretary of State of the State of Delaware and of such other applicable jurisdictions where the Company is qualified or licensed to do business or own, lease or operate property making such qualification or licensing necessary, dated as of a date within three (3) Business Days prior to the Closing Date;

(viii)                        copies, certified by the Secretary of the Company, of resolutions of the Board authorizing the execution and delivery of this Agreement and the other Transaction Documents, and in each case, such resolutions shall be in full force and effect and not revoked;

(ix)                              the documents, instruments and writings required to be delivered to Purchaser by the Company pursuant to Section 7.1(c);

(x)                                 the APERAM Consent; and

(xi)                              such other previously undelivered documents reasonably requested by Purchaser to be delivered by the Company to Purchaser at or prior to the Closing in connection with this Agreement or the other Transaction Documents to which the Company is a party.

(b)                                 Purchaser Deliveries.  At the Closing, Purchaser shall deliver or cause to be delivered to the Company:

(i)                                     the Closing Payment by wire transfer in immediately available funds in Dollars to an account specified by the Company in writing no less than three (3) Business Days prior to the Closing;

(ii)                                  a duly executed counterpart of the Warrant Agreement;

(iii)                               a duly executed counterpart of the Stockholder Agreement;

(iv)                              a duly executed counterpart of the Expense Reimbursement Agreement;

(v)                                 a written letter of intent, in substantially customary form, from a Prime Chinese Bank to the Company, indicating that such bank has formally endorsed the Loan and with the other banks (if any) will make the Loan on the key terms and conditions substantially set forth on Schedule 2;

(vi)                              the documents, instruments and writings required to be delivered to the Company by Purchaser pursuant to Section 7.1(b); and

(vii)                           such other previously undelivered documents reasonably requested by the Company to be delivered by Purchaser to the Company at or prior to the Closing in connection with this Agreement or the other Transaction Documents to which Purchaser is a party.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule (the “Disclosure Schedule”) delivered by the Company to Purchaser on or prior to the execution of this Agreement, the Company hereby represents and warrants to Purchaser on the Signing Date and the Closing Date as follows:

2.1                               Organization and Standing.  Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted (and, to the extent described therein, as described in the SEC Reports).  Each of the Company and its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its businesses makes such qualification necessary, except where any failure to so qualify or be in good standing would not have a Material Adverse Effect.  The copies of the Company’s certificate of incorporation and bylaws that are listed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “10-K”) are complete and correct copies thereof.

2.2                               Capitalization.  The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).  As of March 31, 2015, (i) 93,493,979 shares of Common Stock were issued and outstanding, and (ii) no shares of Common Stock were held in the treasury of the Company or by any Subsidiary of the Company.  As of March 31, 2015, 257,779 shares of Common Stock were issuable (and such number was reserved for issuance) upon exercise of outstanding stock options granted pursuant to the Company’s equity incentive plans filed with the SEC Reports (the “Plans”), restricted stock units covering 2,359,776 shares of Common Stock were issued under the Company’s Plans; 9,535,000 shares of Common Stock were issuable (and such number was reserved for issuance) upon exercise of outstanding warrants to purchase Common Stock (the “Warrants”) and up to 8,135,000 shares of Common Stock were issuable (and such number was reserved for issuance) upon conversion of convertible promissory notes (the “Convertible Notes”).  As of the Signing Date, the Company had outstanding SARS with respect to not more than 1,803,146 shares of Common Stock as to which not more than zero shares of Common Stock would be issuable based on a price of Common Stock of $0.50 per share.  Since March 31, 2015, the Company has not issued any shares of its capital stock, or securities convertible into or exchangeable or exercisable for such capital stock, other than those shares of capital stock reserved for issuance as set forth in this Section 2.2.  As of the Signing Date, no shares of Preferred Stock are issued and outstanding.  The Company has no stock option, incentive or similar plan other than the Plans.  All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and nonassessable.  Except for the preemptive rights held by APERAM under the APERAM Securities Agreement, if any, all of the shares of Common stock subject to issuance under the Plans, Warrants, Convertible Notes and SARS, upon issuance prior to the Closing Date on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.  The Offered Securities have been duly and validly authorized and when issued, sold and delivered by the Company in accordance with this Agreement, will be validly issued, fully paid and nonassessable.  Except as set forth in this Section 2.2, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Common Stock or any other securities of the Company of any kind binding on the Company.  Except for the preemptive rights held by APERAM under the APERAM Securities Agreement, if any, the issuance by the Company of the Offered Securities is not subject to any preemptive rights, rights of first refusal or other similar limitation or any other claim, Lien, charge, encumbrance or security interest applicable to the assets of the Company, except those which have been waived.  There are no restrictions upon the voting or transfer of any shares of Common Stock pursuant to the Company’s certificate of incorporation or bylaws.  There are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of Common Stock.

2.3                               Authorization; Enforceability.  The Company has the corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of, and the consummation of the transactions contemplated by, this Agreement and such other Transaction Documents, except Stockholder Approval.  No other corporate proceeding on the part of the Company is necessary for the valid execution and delivery by the Company of this Agreement and the other Transaction Documents to which it is a party, and the performance and consummation by the Company of the transactions contemplated by this Agreement and such other Transaction Documents to be performed by the Company, except the Stockholder Approval or as has been obtained or waived.  The Company has duly executed and delivered this Agreement and, when executed and delivered by it, will have duly executed and delivered the other Transaction Documents to which it is a party.  Assuming the due execution and delivery of this Agreement by Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).  Assuming the due execution and delivery of the Transaction Documents to which the Company is a party (other than this Agreement) by Purchaser, each of such Transaction Documents, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.4                               No Violation; Consents.

(a)                                 The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby to be performed by the Company do not and will not (i) assuming that all consents, approvals, authorizations and other actions described in Section 2.4(b) have been obtained and all filings and obligations described in Section 2.4(b) have been made, conflict with, violate or contravene the applicable provisions of any Law of any court or any federal or state government or political subdivision thereof or any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (a “Governmental Authority”) to or by which the Company or any of its Subsidiaries or any of its or their respective assets is bound, (ii) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default or give rise to an event of acceleration under, or give to others any right of termination, amendment or cancellation of, or give to others a right to require any payment to be made under, any contract, lease, license, permit, loan or credit agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it or any of its Subsidiaries is bound or to which any of their respective assets is subject, nor result in the creation or imposition of any Lien, security interest, charge or encumbrance of any kind upon any of the assets or capital stock of the Company or any of its Subsidiaries, or (iii) conflict with or violate any provision of the Organizational Documents of the Company or any of its Subsidiaries, except in the case of each of clauses (i) and (ii) above as would not have a Material Adverse Effect.

(b)                                 No consent, approval, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement and the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act and state securities or “blue sky” laws, for any filings required to be made under the rules and regulations of the NYSE MKT and the Toronto Stock Exchange and for the Stockholder Approval, and (ii) where the failure to obtain such consent, approval, authorization or order or to make such filing or registration would not have a Material Adverse Effect.

2.5                               Compliance with Laws.

(a)                                 Since January 1, 2012, (i) each of the Company and its Subsidiaries has complied, and is currently in compliance, with all Laws applicable to the Company or its Subsidiaries or to the operation of their respective businesses or to any assets owned or used by any of the respective businesses of the Company and its Subsidiaries, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect, and (ii) neither the Company nor any of its Subsidiaries has received any written notice that any investigation or review by any Governmental Authority with respect to the respective businesses of the Company and its Subsidiaries or to any assets owned or used by the respective businesses of the Company or its Subsidiaries is pending or that such investigation or review is contemplated.

(b)                                 The Company and its Subsidiaries (i) have been in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”) and any other applicable United States and foreign anti-corruption Laws, and (ii) since January 1, 2012, have not, to the knowledge of the Company, been investigated by any Governmental Authority with respect to, or been given written notice by a Governmental Authority or any other Person of, any actual or alleged violation by the Company or its Subsidiaries of the FCPA or any other applicable United States or foreign anti-corruption Laws.

(c)                                  To the Company’s knowledge, since January 1, 2012, none of the Company or its Subsidiaries has, directly or indirectly through its representatives or any Person authorized to act on its behalf (including any distributor, agent, sales intermediary or other third party), offered, promised, paid, authorized or given, money or anything of value to any Person for the purpose of:  (i) unlawfully influencing any act or decision of any Government Official, (ii) inducing any Government Official to do or omit to do an act in violation of a lawful duty, (iii) securing any improper advantage, or (iv) unlawfully inducing any Government Official to influence the act or decision of a government or government instrumentality, in order to obtain or retain business, or direct business to, any Person or entity, in any way.

(d)                                 To the Company’s knowledge, since January 1, 2012, none of the Company or its Subsidiaries has had a customer or supplier or other business relationship with, is a party to any Contract with, or has engaged in any transaction with, any Person that is the subject of any international economic or trade sanction administered or enforced by the Office of Foreign Assets Control of the United States Department of the Treasury, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the United Kingdom Export Control Organization or other relevant sanctions authority.

2.6                               SEC Reports; Financial Condition.

(a)                                 The Company has filed all forms, reports and documents required to be filed by the Company with the SEC since December 31, 2011 (the “SEC Reports”).  The SEC Reports (including any financial statements filed as a part thereof or incorporated by reference therein) (i) at the time filed (or if amended or superseded by a filing prior to the Signing Date, then on the date of such subsequent filing), complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading.

(b)                                 The audited and unaudited consolidated financial statements of the Company and the related notes thereto contained in the SEC Reports (the “Company Financial Statements”) present fairly the financial position of the Company and its Subsidiaries at such date and the results of operations of the Company and its Subsidiaries for the periods set forth therein; provided, however, that the unaudited financial statements are subject to normal year-end adjustments.  The Company Financial Statements, including the related notes thereto, have been prepared in accordance with generally accepted accounting principles in the United States as in effect for the periods covered thereby.

(c)                                  Except and to the extent set forth on the consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2014 included in the 10-K, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature, except for (i) liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2014, (ii) liabilities that are not otherwise required to be disclosed in the Company Financial Statements, (iii) liabilities incurred in compliance with the Eureka Budget, or (iv) liabilities that, individually or the aggregate, would exceed One Million Dollars ($1,000,000).

2.7                               Absence of Changes.  Except as set forth in the SEC Reports, since December 31, 2014, there has not been any change, effect, event, occurrence, state of facts or development which, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.  Since December 31, 2014, each of the Company and its Subsidiaries has operated its business only in the ordinary course of business consistent with past practice and there has not been by or with respect to the Company or its Subsidiaries:

(a)                                 any declaration, setting aside, or payment of any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to the capital stock of the Company or its Subsidiaries (other than dividends paid by a wholly-owned Subsidiary of the Company to the Company or to any other wholly-owned Subsidiary of the Company) or entry into any agreement with respect to the voting of the capital stock of the Company or its Subsidiaries;

(b)                                 (i) any increase in the compensation or benefits payable or to become payable to the directors, officers or employees of the Company or its Subsidiaries (except for increases in accordance with past practices in salaries or wages of employees of the Company or any of its Subsidiaries which are not across-the-board increases), (ii) any grant of rights to severance or termination pay to, or entry into any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries, or establishment, adoption, entry into or amendment of any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, or (iii) the taking of any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Employee Benefit Plan;

(c)                                  (i) any acquisition (including, without limitation, by merger, consolidation, or acquisition of stock or assets) of any interest in any Person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice and any other acquisitions for consideration that is individually not in excess of Two Hundred Fifty Thousand Dollars ($250,000), or in the aggregate, not in excess of Five Hundred Thousand Dollars ($500,000) for the Company and the Company Subsidiaries taken as a whole, (ii) any incurrence of any indebtedness for borrowed money or issuance of any debt securities or assumption, guarantee or endorsement, or otherwise as an accommodation assumption of responsibility for, the obligations of any Person (other than a wholly-owned Subsidiary of the Company) for borrowed money in a principal amount not, in the aggregate, in excess of One Million Dollars ($1,000,000) for the Company and its Subsidiaries taken as a whole, (iii) any termination, cancelation or written request for any material change in, or agreement to any material change in, any Material Contract other than in the ordinary course of business consistent with past practice, (iv) other than as set forth in the Eureka Budget, the making or authorization of  any capital expenditures that are, in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) for the Company and its Subsidiaries taken as a whole;

(d)                                 any change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by GAAP or by a Governmental Authority;

(e)                                  any waiver, release, assignment, settlement or compromise of any material claims, or any material litigation or arbitration;

(f)                                   any material tax election or settlement or compromise of any material liability for Taxes;

(g)                                  any write up, write down or write off of the book value of any assets, individually or in the aggregate, for the Company and its Subsidiaries taken as a whole, in excess of One Million Dollars ($1,000,000) except for depreciation and amortization in accordance with GAAP consistently applied; or

(h)                                 any (i) sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance, or authorization of the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance, of any material property or assets (including Intellectual Property Rights) of the Company or any of its Subsidiaries, except for the sale or purchase of goods in the ordinary course of business consistent with past practice, or (ii) entry into any material commitment or material transaction outside the ordinary course of business consistent with past practice;

(i)                                     any agreements or commitments, whether oral or in writing, to take any action described in clauses (a) through (h) of this Section 2.7.

2.8                               Books and Records. The books and records of the Company and its Subsidiaries have been maintained in accordance with the customary business practices of the Company and its Subsidiaries and in all material respects with Law. The Company has made available to Purchaser copies of the minute books of the Company in the Company’s possession.

2.9                               Securities Laws.  All notices, filings, registrations, or qualifications under state securities or “blue sky” laws, that are required in connection with the offer, issuance, sale and delivery of the Offered Securities pursuant to this Agreement, have been, or will be, completed by the Company.

2.10                        No Default.  Subject to Stockholder Approval, the Company and its Subsidiaries are not, and, immediately after the consummation of the transactions contemplated hereby and by the other Transaction Documents to be performed by the Company, will not be, in default of (whether upon the passage of time, the giving of notice or both), (a) any term of its Organizational Documents, (b) any provision of any equity security issued by the Company, or of any agreement, instrument or other undertaking to which the Company or its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (c) the applicable provisions of any Law of any Governmental Authority to or by which the Company or any of its Subsidiaries or any of its assets is bound, which default, in the cause of clauses (b) and (c) above, would either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.11                        Intellectual Property.  The Company and its Subsidiaries have all material patents, licenses, copyrights and trademarks that are needed to conduct the business of the Company and its Subsidiaries as it is now being conducted (the “Intellectual Property Rights”).  To the Company’s knowledge the Intellectual Property Rights that the Company (or any of its Subsidiaries) owns are valid and enforceable.  To the Company’s knowledge the use of such Intellectual Property Rights by the Company (or any of its Subsidiaries) does not infringe upon or conflict with any license, copyright or trademark of any third party, and neither the Company nor any of its Subsidiaries has received written notice of any such infringement or conflict other than with respect to alleged infringements or conflicts.  The Company has no knowledge of any infringement of its Intellectual Property Rights by any third party.

2.12                        No Litigation.  Except as disclosed in the SEC Reports, no Action against the Company or any of its Subsidiaries is pending, or, to the Company’s knowledge, threatened or contemplated that, if determined adversely, would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.13                        Material Contracts.  Except as listed or described on the SEC Reports, as of the Signing Date, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract of any of the types described below:

(a)                                 any consulting agreement or employment agreement that provides for annual compensation to a Person exceeding Two Hundred Thousand Dollars ($200,000) per year and which cannot be terminated by the Company or Subsidiary party thereto without penalty on notice of sixty (60) days or less;

(b)                                 any Contract for capital expenditures or the acquisition of fixed assets in excess of One Million Dollars ($1,000,000);

(c)                                  any Contract for the purchase, maintenance or acquisition of materials, supplies, merchandise, equipment, parts or other property or services (other than an ongoing license for, or for support or maintenance of, Software) which will extend over a period of more than twelve (12) months or require remaining aggregate future payments in excess of One Million Dollars ($1,000,000);

(d)                                 any Contract that restricts the right of the Company or any Subsidiary to engage in any line of business, compete with any Person or provide any service to any Person in any geographic area;

(e)                                  any lease pertaining to any leased real or personal property that provides for a future liability in excess of Two Hundred Fifty Thousand Dollars ($250,000) per year;

(f)                                   any Contract relating to the acquisition or disposition of any business, material asset or real property requiring aggregate payments in the future in excess of Five Hundred Thousand Dollars ($500,000) or which contains any material continuing obligations on the part of the Company or Subsidiary party thereto;

(g)                                  any Contract relating to the borrowing of money, or the guaranty of another Person’s borrowing of money or other obligation, including all notes, mortgages, indentures and other obligations, guarantees of performance, agreements and instruments for or relating to any lending or borrowing, including any indebtedness, in excess of Five Hundred Thousand Dollars ($500,000);

(h)                                 any Contract granting any Person a Lien on any assets or properties of the Company or its Subsidiaries, other than Permitted Liens, where the underlying liability is in excess of Five Hundred Thousand Dollars ($500,000);

(i)                                     any Contract relating to the development, ownership, licensing or use of any intellectual property rights material to the business of the Company or any Subsidiary other than non-exclusive, end-user licenses for commercially available prepackaged Software with license, maintenance, support and other fees of less than One Hundred Thousand Dollars ($100,000) per year;

(j)                                    any bargaining agreement or other Contract with any labor organization, union, association or works council;

(k)                                 any Contract with any Governmental Authority; or

(l)                                     any partnership, joint venture or other similar agreements or arrangements.

Copies of each Material Contract have been made available to Purchaser by the Company or are available in the SEC Reports, and such copies are correct and complete as of the Signing

Date.  Each Material Contract is in full force and effect, and represents a valid and binding obligation of the Company or one of its Subsidiaries, as applicable, and, to the Company’s knowledge, the other parties thereto, enforceable against the Company or one of its Subsidiaries, as applicable, in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).  Neither the Company, any Subsidiary nor, to the Company’s knowledge, any other party to any Material Contract is in material breach of or material default under any Material Contract.  Neither the Company nor any Subsidiary has received any written notice of termination of, or dispute under, any Material Contract.

2.14                        Permits.  Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own and lease its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and, except as disclosed in the SEC Reports, all such Company Permits are valid, and in full force and effect, and there is no action pending or, to the knowledge of the Company, threatened, regarding suspension or cancellation of any of the Company Permits, except for such Company Permits which the failure to possess or to be valid or in full force and effect, or of which the cancellation or suspension would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, which conflict, default or violation would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.15                        Subsidiaries.  As of the Signing Date, the Company has no subsidiaries other than those set forth in the SEC Reports.

2.16                        Related Party Transactions.  None of the officers, directors, employees or shareholders of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or the advances of money or otherwise requiring payments to or from any such officer, director, employee or shareholder or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, employee or shareholder has a substantial interest or is an officer, director, trustee or partner.

2.17                        Securities Compliance.  The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on NYSE MKT and the Toronto Stock Exchange.  The Company is in material compliance with all NYSE MKT and Toronto Stock Exchange requirements, and the Company has not been contacted by NYSE MKT or the Toronto Stock Exchange, either orally or in writing, concerning any violations or any potential removal of the Common Stock from NYSE MKT or the Toronto Stock Exchange.

2.18                        Environmental Matters.

(a)                                 None of the Company nor any of its Subsidiaries is in violation, in any material respect, of any Environmental Law, and the Company has no knowledge of any event or condition that exists or has occurred that is reasonably likely to result in any material violation of any Environmental Law;

(b)                                 there are no claims against the Company or any of its Subsidiaries arising under any Environmental Law or concerning the Release of or exposure of persons to any Hazardous Materials; and

(c)                                  each of the Company and its Subsidiaries possesses all material Environmental Permits required to operate their respective businesses.

2.19                        Taxes.

(a)                                 Each of the Company and its Subsidiaries has timely filed or caused to be filed all Federal Tax Returns and all material foreign, state and local Tax Returns required to have been filed by it, each such Tax Return is true, correct and complete in all material respects and all Taxes required to be paid by the Company and its Subsidiaries with respect to the periods covered by such returns or otherwise due have been paid, except any such Tax the validity or amount of which is being contested in good faith by appropriate proceedings and as to which the Company has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles in the United States.

(b)                                 Neither the Company nor any of its Subsidiaries has received any Tax assessment, written notice of audit, written notice of proposed adjustment or written deficiency notice from any taxing authority, and to the knowledge of the Company, no basis exists for any such Tax assessment, adjustment or deficiency notice.

(c)                                  To the knowledge of the Company, the Company and its subsidiaries have withheld and paid (or have caused to be withheld and paid on their behalf) all Taxes required to have been withheld and paid in connection with amounts paid or owing to any third party.

(d)                                 Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

2.20                        Section 203 of the DGCL.  Assuming the accuracy of the representations and warranties of Purchaser set forth in Section 3.2(c), the Board has taken all actions necessary or advisable to ensure that Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) does not apply to any of the transactions contemplated by this Agreement (including the purchase of the Offered Securities hereunder).

2.21                        Employees.  Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years.  Neither the Company nor any of its Subsidiaries has committed any material unfair labor practice and the Company has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries.  The Company and its Subsidiaries have complied in all material respects with all applicable Laws governing employment or otherwise relating to the employees of the Company and its Subsidiaries including all applicable Laws relating to labor relations, equal employment opportunity and nondiscrimination, wages and hours, immigration and occupational safety and health.

2.22                        Employee Benefits.  Neither the Company nor any of its Subsidiaries, nor any ERISA Affiliate maintains, sponsors, contributes to, has any obligation to contribute to, or has any liability under or with respect to any:  (a) “multiemployer plan” within the meaning of Section 3(37) of ERISA; (b) Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code; or (c) Employee Benefit Plan providing health or life insurance or other welfare-type benefits for current or future retired or terminated employees (or any spouse or other dependent thereof) of the Company or any of its Subsidiaries, except as required by Section 601 of ERISA, Section 4980B of the Code or analogous state Law.

2.23                        Real Property.

(a)                                 Except as set forth in the SEC Reports, the Company does not own any real property with a book value in excess of Five Hundred Thousand Dollars ($500,000).  Section 2.23(a) of the Disclosure Schedule contains a list of all the addresses or general location of all real property leased or primarily used by the Company, in each case as of the Signing Date providing for aggregate annual rental payments in excess of One Hundred Thousand Dollars ($100,000) (the “Leases”).  With respect to all real property owned or leased or primarily used by the Company with a book value in excess of Five Hundred Thousand Dollars ($500,000) (the “Real Property”), the Company has quiet possession thereof, and, with respect to leased Real Property, has valid leasehold interests providing rights to use such Real Property, free and clear of all Liens other than Permitted Liens, but subject to the applicable lease agreements.  The Company has not received written notice of any pending or threatened condemnation proceeding, or of any sale or other disposition in lieu of condemnation, affecting any of the Real Property.

(b)                                 There are no leases, subleases, licenses, concessions or other agreements granting to any party or parties other than the Company the right of use or occupancy of any portion of, or any interest in, any of the Real Property, and there are no outstanding options or rights of first refusal to purchase any of the Real Property in favor of the Company, and to the knowledge of the Company, there are no outstanding options or rights of first refusal to purchase any of the Real Property in favor of any third party.  No Real Property is used for any material purpose other than the conduct of the Company’s business.

(c)                                  The Company has made available to Purchaser a true, correct and complete copy of each of the Leases not otherwise included in the SEC Reports, and (i) each Lease is legal, valid, binding and enforceable against the Company and to the knowledge of the Company, against the other parties thereto, except as may be limited by applicable bankruptcy, insolvency or similar legal requirements affecting creditors’ rights generally or by general equitable principles, (ii) neither the Company nor, to the knowledge of the Company, any other party to any Lease, has waived any material term or condition thereof, and all covenants under any Lease to be performed by the Company have been performed in all material respects, and to the knowledge of the Company, all covenants under any Lease to be performed by any other party to any Lease, have been performed in all material respects, (iii) neither the Company, nor, to the knowledge of the Company, any other party to any Lease, is in breach or default under such Lease in any material respect, and (iv) the Company has not collaterally assigned or granted any security interest in any Lease or any interest therein.

2.24                                                                                                Tangible Assets.  The Company and its Subsidiaries have good and valid title to or good and valid leasehold interests in all material items of tangible properties and assets owned or leased by the Company or such Subsidiary and reflected in the Company Financial Statements (the “Tangible Assets”), free and clear of all Liens, other than Permitted Liens.  The Tangible Assets are in good operating condition (normal wear and tear excepted), and are fit in all material respects for use in the ordinary course of business.

2.25                        Insurance Policies.  The Company has made available to Purchaser copies of the declaration pages of all material Insurance Policies, and such copies are correct and complete and have not been amended.  Each of the Insurance Policies is in full force and effect.  There has been no material claim made under an Insurance Policy at any time during the twelve (12) months ending on the Signing Date.  None of the Company or any of its Subsidiaries has received written notice under any Insurance Policy denying or disputing any claim (or coverage with respect thereto) made by the Company or its Subsidiaries regarding the termination, cancellation or material amendment of, or material premium increase with respect to, any Insurance Policy, in each case, at any time during the twelve (12) months ending on the Signing Date.

2.26                        Brokers Fees. No broker, investment banker, financial advisor, finder or similar intermediary has acted for or on behalf of, or is entitled to any brokers’, finders or similar fee or other commission from the Company or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

Purchaser hereby acknowledges, represents, warrants and agrees as follows:

3.1                               Authorization; Enforceability; No Violations.

(a)                                 Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute, deliver and perform the terms and provisions of this Agreement and the other Transaction Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of, and the consummation of the transactions contemplated by, this Agreement and such other Transaction Documents.

(b)                                 The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which it is a party and the consummation by Purchaser of the transactions contemplated hereby or thereby to be performed by it do not and will not violate any provision of (i) its Organizational Documents, or (ii) any law, statute, rule, regulation, order, writ, injunction, judgment or decree to which it is subject, except in the case of clause (ii), as would not prevent or materially delay the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.  Purchaser has duly executed and delivered this Agreement.  Assuming the due execution and delivery hereof by the Company, this Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).  Assuming the due execution and delivery of the other Transaction Documents (other than this Agreement) by the other parties thereto, each of such Transaction Documents, when executed and delivered by Purchaser will constitute a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.2                               Securities Act Representations; Legends.

(a)                                 Purchaser understands and agrees that:  (i) the offering and sale of the Offered Securities to be issued and sold hereunder are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), (ii) the initial offer and sale of the Offered Securities issuable hereunder have not been registered under the Securities Act or any other applicable securities laws and such securities only may be transferred or otherwise resold in accordance with the provisions of Regulation S or Rule 144 under the Securities Act, pursuant to an effective registration statement under the Securities Act and any other applicable securities laws or if an exemption from such registration requirements is available, and (iii) the Company is required to register any resale of the Offered Securities, if any, under the Securities Act and any other applicable securities laws only to the extent provided in this Agreement.

(b)                                 Purchaser represents that the Offered Securities to be acquired by Purchaser pursuant to this Agreement are being acquired for its own account and not with a view to, or for sale in connection with, any distribution thereof or in violation of the Securities Act or any other securities laws that may be applicable.

(c)                                  Purchaser represents that, prior to the consummation of the transactions contemplated by this Agreement or the other Transaction Documents to which it is a party, it is not an Affiliate of the Company. Neither Purchaser nor any of its “affiliates” or “associates” (as defined in Section 203 of the DGCL) is, nor at any time during the past three (3) years has been, an “interested stockholder” of the Company (as defined in Section 203 of the DGCL).  Purchaser does not own directly or indirectly, and has not at any time during the past three years owned, beneficially or otherwise, any shares of Common Stock.

(d)                                 Purchaser acknowledges that no representations have been made to Purchaser by or on behalf of the Company in connection with the offering and sale of the Offered Securities hereunder other than those as set forth herein, and Purchaser represents that it is not subscribing for the Offered Securities as a result of, or in response to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting.

(e)                                  Purchaser has had the opportunity to read the SEC Reports and has been afforded the opportunity to ask questions of the Company.  Purchaser understands that its investment in the Offered Securities is speculative and involves a high degree of risk.  Purchaser acknowledges that it has carefully evaluated the merits and risks of such an investment, including the risk factors set forth in the SEC Reports.

(f)                                   Purchaser acknowledges that the Offered Securities will be endorsed with restrictive legends, substantially in the following form, that prohibit their transfer except in accordance therewith:  “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (I) SUCH REGISTRATION OR (II) AN EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED OR (III) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT” and, if applicable, “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF [•], 2015, COPIES OF WHICH ARE AVAILABLE FROM GENERAL MOLY, INC. UPON REQUEST, AND ANY SALE, PLEDGE, HYPOTHECATION, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF SUCH SECURITIES IS SUBJECT TO SUCH STOCKHOLDER AGREEMENT”.  Purchaser agrees that the Offered Securities are only transferable on the books of the Company in accordance with, and that the Company will refuse to register any transfer of the Offered Securities not made in accordance with, the restrictions set forth in restrictive legends to which they are subject, and the Stockholder Agreement, if applicable.

(g)                                  Purchaser is (i) an “accredited investor” within the meaning of Rules 501(a)(l), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

(h)                                 Purchaser either alone or with the assistance of its professional advisors, is a sophisticated investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Offered Securities and of making an informed investment decision and understands and has fully considered for purposes of this investment the risk of loss of all monies invested in the Company.

3.3                               Investment Decision by Purchaser.  Purchaser understands that nothing in this Agreement or any other materials presented to it in connection with the purchase and sale of the Offered Securities constitutes legal, tax or investment advice.  Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Offered Securities.

3.4                               Compliance with Laws.  Purchaser (i) has been in compliance in all material respects with the FCPA and any other applicable United States and foreign anti-corruption Laws, and (ii) since January 1, 2012, has not, to the knowledge of Purchaser, been investigated by any Governmental Authority with respect to, or been given written notice by a Governmental Authority or any other Person of, any actual or alleged violation by the Company or its Subsidiaries of the FCPA or any other applicable United States or foreign anti-corruption Laws.

3.5                               Consents.  Subject to the accuracy of the Company’s representations and warranties herein, no material consent, approval, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by Purchaser for the execution, delivery and performance of this Agreement or the consummation of any of the transactions contemplated hereby except for the approval of the Governmental Authorities set forth on Schedule 3.

ARTICLE IV
REGISTRATION RIGHTS

4.1                               Shelf Registration.  On or before the date that is nine months following the Closing Date, the Company shall file a registration statement with the SEC to effect the registration of the Registrable Securities under the Securities Act (such registration statement and the prospectus included therein being referred to as the “Registration Statement”) for a public offering of Common Stock then beneficially owned by Purchaser or any of its Affiliates or issuable to Purchaser or any of its Affiliates upon exercise of any option, warrant or other security convertible into or exercisable for Common Stock (the “Registrable Securities”).  Such offering shall be made on a continuous basis pursuant to Rule 415 under the Securities Act (“Rule 415”).  If Rule 415 limits the number of Registrable Securities permitted to be registered on a Registration Statement otherwise required to be filed by the Company hereunder, the Company shall promptly file an additional Registration Statement covering any Registrable Securities excluded from such prior Registration Statement.  The Company shall also use reasonable best efforts to cause such Registrable Securities to be qualified in such jurisdictions as Purchaser may reasonably request.

4.2                               Company Obligations.  In connection with the Registration Statement, the Company shall:

(a)                                 prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement, and such documents and reports to be incorporated by reference into the Registration Statement, as necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities;

(b)                                 furnish to Purchaser such number of copies of Registration Statements and prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Purchaser may from time to time reasonably request;

(c)                                  promptly furnish to Purchaser copies of any comments that the SEC provides in writing to the Company pertaining to a Registration Statement, and any responses thereto from the Company to the SEC;

(d)                                 promptly provide notice to Purchaser when a Registration Statement or any post-effective amendment thereto the same has become effective;

(e)                                  use its reasonable best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as Purchaser reasonably requests;

(f)                                   use its reasonable best efforts to cause all such Registrable Securities to be listed on NYSE MKT or the Toronto Stock Exchange or any other applicable securities exchange or quoted on each inter-dealer quotation system on which the Common Stock is then listed or quoted;

(g)                                  pay all expenses incurred in connection with such registration, including registration and filing fees with the SEC, reasonable fees and expenses of counsel and other advisors to Purchaser and the Company, printers’ and accountants’ fees, fees and expenses of compliance with securities or blue sky laws and fees and expenses incurred in connection with the listing or quotation of the Registrable Securities; provided, however, that any underwriting discounts, underwriting commissions, or underwriting fees attributable to the sale of the Registrable Securities shall be borne by Purchaser;

(h)                                 enter into customary agreements (including underwriting agreements in customary form) if requested by Purchaser, including representations and warranties by the Company and other terms and provisions that are customarily contained in underwriting agreements generally with respect to secondary distributions, including customary lock up provisions, indemnification and contribution provisions in favor of the underwriters and customary agreements as to the provision of opinions of counsel and accountants’ letters; and

(i)                                     otherwise cooperate with Purchaser, any underwriters, the SEC and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities.

4.3                               Registration Statement Effectiveness; Piggyback Registrations.

(a)                                 The Company shall use reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after filing thereof with the SEC.  The Company shall use reasonable best efforts to cause the Registration Statement to continue to be effective until the date that Purchaser has either disposed of or has the ability to dispose of all Registrable Securities without any volume or manner of sale restrictions pursuant to Rule 144 of the Securities Act (“Effective Period”), and, during such period, to cause the Registration Statement and the prospectus contained therein to be updated as reasonably deemed necessary by the Company or required by the Securities Act or the Exchange Act to enable Purchaser to resell the Registrable Securities.

(b)                                 If at any time during the Effective Period, the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans) then, not fewer than twenty (20) Business Days prior to the effective date of such registration statement, the Company shall send to Purchaser a written notice of such determination and, if within ten (10) Business Days after the date of such notice, Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities Purchaser requests to be registered, provided that Purchaser agrees to the same terms and conditions regarding method of sale applicable to the securities otherwise being sold through such registration.  If such registration statement relates to an underwritten public offering and the underwriter of such proposed offering advises the Company and Purchaser that, in its opinion, the number of securities requested to be included in the registration statement (including securities to be sold by Purchaser or any other security holder) exceeds the number which can be sold in such offering within an acceptable price range, then the Company shall include in such registration statement first the registrable securities required to be registered pursuant to a request under the APERAM Securities Agreement, second the Registrable Securities Purchaser proposes to register, and third any securities the Company or any other security holder proposes to register.

(c)                                  Promptly upon any registration statement filed pursuant to this Section 4.3 being declared effective by the SEC, the Company will file a related form of final prospectus pursuant to Rule 424(b) promulgated under the Securities Act.

(d)                                 Purchaser agrees to indemnify (to the fullest extent permitted by applicable law) the Company, its officers, directors, employees and agents and each underwriter and selling broker, if any, and each person, if any, who controls the Company (within the meaning of the Securities Act), against liabilities, losses, claims, damages, actions or expenses (including, in each case, under the Securities Act or the Exchange Act) arising by reason of any statement contained in a registration statement (including any Registration Statement), or any amendment or supplement thereto, that Purchaser provided to the Company in writing explicitly for use in such registration statement, being actually or allegedly false or misleading or actually or allegedly omitting to state a material fact necessary to be stated in order that the statements made in such registration statement, in the circumstances in which they are made, not be misleading; provided that in no event will the aggregate amount Purchaser be required to pay pursuant to such indemnification obligations exceed the greater of the aggregate purchase price paid by Purchaser hereunder and the amount of the net proceeds received by Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.  The Company hereby agrees to indemnify (to the fullest extent permitted by applicable law) Purchaser, its officers, directors, employees and agents and each underwriter and selling broker, if any, and each person, if any, who controls Purchaser (within the meaning of the Securities Act) against liabilities, losses, claims, damages, actions or expenses (including, in each case, under the Securities Act or the Exchange Act) arising by reason of (i) any statement (other than a statement provided by Purchaser as described above) in or incorporated by reference in a registration statement (including any Registration Statement), or any amendment or supplement thereto, being actually or allegedly false or misleading or actually or allegedly omitting to state a material fact necessary to be stated in order that the statements made in or incorporated by reference in such registration statement, in the circumstances in which they are made, not be misleading, or (ii) any actual or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws in connection with a registration statement.

(e)                                  To the extent a claim for indemnification under this Section 4.3 is unavailable (by reason of public policy or otherwise) or insufficient to hold harmless an indemnified party in respect of any losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, was taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any losses shall be deemed to include, subject to the limitations set forth herein, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for herein had been available to such party in accordance with its terms.

(f)                                   The Parties hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including the provisions of this Section 4.3, and are fully informed regarding such provisions.

4.4                               Suspension.  Upon delivery of a notice (a “Suspension Notice”) to Purchaser, the Company may suspend the use of any Registration Statement if:  (a) in the good faith and reasonable judgment of the Board, after consultation with counsel, such suspension is necessary to delay disclosure of material non-public information that would be seriously detrimental to the Company, and the Board concludes, as a result, that it is in the best interest of the Company to suspend use of the Registration Statement at such time, and (b) the Company furnishes to Purchaser a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company to disclose such material non-public information and that it is, therefore, in the best interest of the Company to suspend availability of the Registration Statement at such time; provided, however, that (i) the Company shall have the right to suspend use of the Registration Statement for a period (a “Blackout Period”) of not more than (A) twenty (20) consecutive trading days, and (B) an aggregate of forty-five (45) days during any twelve (12) month period, (ii) the Company shall not defer its obligation in this manner more than two times during any 12-month period, and (iii) the Effective Period shall be extended for the amount of time that the Registration Statement is unavailable due to such a deferral.  Upon receipt of a Suspension Notice, Purchaser shall discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Blackout Period has ended.  The Company shall be permitted to enter stop transfer instructions with the Company’s transfer agent with respect to the Registrable Securities during any Blackout Period.

4.5                               Current Public Information.  As long as Purchaser owns any Registrable Securities that are not otherwise eligible for sale as contemplated by Rule 144 under the Securities Act, the Company shall use reasonable best efforts to file all required reports with the SEC, or otherwise make available “adequate current public information” about itself, within the meaning of Rule 144(c) under the Securities Act, to potentially make available to Purchaser the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities without registration.

ARTICLE V
CONDUCT OF BUSINESS PENDING THE CLOSING

5.1                               General.  The Company agrees that, between the Signing Date and the earlier of (x) the Closing and (y) the expiration or termination of this Agreement (the “Pre-Closing Period”), except as specifically permitted by any other provision of this Agreement:

(a)                                 the business of the Company and its Subsidiaries shall be conducted in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice; and

(b)                                 subject to Section 5.2(f), the Company shall use its reasonable best efforts to keep available the services of the officers and key employees of the Company and its Subsidiaries and to preserve relationships with vendors with which the Company or any of its Subsidiaries has significant business relationships.

5.2                               Pre-Closing Covenants.  Except as specifically permitted by any other provision of this Agreement or as set forth in the Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do, or agree to do, any of the following during the Pre-Closing Period without the prior written consent of Purchaser:

(a)                                 amend or otherwise change its certificate of incorporation or by-laws or equivalent organizational documents;

(b)                                 (i) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by contract right) of the Company or any of its Subsidiaries, other than (A) the issuance of shares of Common Stock upon the exercise of options, warrants and convertible notes outstanding as of the date hereof in accordance with their terms and (B) issuances of securities in connection with existing contractual preemptive rights, if any, under Section 6.2(a) of the APERAM Securities Agreement; provided, however, that in the case of (B) the number of Offered Shares and Offered Warrants shall increase on a pro rata basis so that Purchaser will receive Offered Securities constituting the same percentage of shares of Common Stock on a fully diluted basis that Purchaser would have received had such issuances not occurred, (ii) sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any material property or assets (including Intellectual Property Rights) of the Company or any of its Subsidiaries, except pursuant to existing contracts or commitments or the sale or purchase of goods in the ordinary course of business consistent with past practice, or (iii) enter into any material commitment or material transaction outside the ordinary course of business consistent with past practice;

(c)                                  other than dividends or distributions from Eureka Moly to the Company that are permitted under the Eureka Moly LLC Agreement and approved by the manager of Eureka Moly, declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock (other than dividends paid by a wholly-owned Subsidiary of the Company to the Company or to any other wholly-owned Subsidiary of the Company) or enter into any agreement with respect to the voting of its capital stock;

(d)                                 reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other equity interests or other securities;

(e)                                  other than pursuant to the Eureka Budget, (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice and any other acquisitions for consideration that is individually not in excess of Two Hundred and Fifty Thousand Dollars ($250,000), or in the aggregate, not in excess of Two Hundred and Fifty Thousand Dollars ($250,000) for the Company and the Company Subsidiaries taken as a whole, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than a wholly-owned Subsidiary of the Company) for borrowed money in a principal amount, in the aggregate, in excess of Two Hundred and Fifty Thousand Dollars ($250,000) for the Company and its Subsidiaries taken as a whole, (iii) terminate, cancel or request any material change in, or agree to any material change in, any Material Contract other than in the ordinary course of business consistent with past practice, (iv) make or authorize any capital expenditures that are, in the aggregate, in excess of Two Hundred and Fifty Thousand Dollars ($250,000) for the Company and its Subsidiaries taken as a whole, or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.2(e);

(f)                                   except as required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date of this Agreement and disclosed in the SEC Reports or Section 5.2(f) of the Disclosure Schedule: (i) materially increase the compensation or benefits payable or to become payable to its directors, officers or employees (except for increases in accordance with past practices in salaries or wages of employees of the Company or any of its Subsidiaries which are not across-the-board increases), (ii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Law or the terms of a collective bargaining agreement in existence on the date of this Agreement, or (iii) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Employee Benefit Plan;

(g)                                  (i) pre-pay any long-term debt, except in the ordinary course of business in an amount not to exceed Two Hundred and Fifty Thousand Dollars ($250,000) in the aggregate for the Company and its Subsidiaries taken as a whole, or pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms, (ii) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice, (iii) accelerate payment of any account payable in advance of its due date other than in the ordinary course of business consistent with past practice, or (iv) vary the Company’s inventory practices in any material respect from the Company’s past practices;

(h)                                 make any change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by GAAP or by a Governmental Authority;

(i)                                     waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration;

(j)                                    make any material tax election or settle or compromise any material liability for Taxes;

(k)                                 modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which the Company is a party;

(l)                                     write up, write down or write off the book value of any assets, individually or in the aggregate, for the Company and its Subsidiaries taken as a whole, in excess of Two Hundred and Fifty Thousand Dollars ($250,000), except for depreciation and amortization in accordance with GAAP consistently applied;

(m)                             except as permitted by, and in accordance with, Sections 6.1 or 6.8, take any action to exempt or make not subject to (i) the provisions of Section 203 of the DGCL, or (ii) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares; or

(n)                                 authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

ARTICLE VI
ADDITIONAL AGREEMENTS

6.1                               Agreement to Call Stockholder Meeting.  The Company shall call a meeting of its stockholders (the “Stockholders Meeting”) to be held as promptly as practicable for the purpose of considering and voting upon (a) the issuance of the Offered Securities, (b) the amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock up to 1,000,000,000, (c) provide for, at the election of the Board, a reclassification of Common Stock to effect a reverse stock split, and (d) each other matter required to be approved by such stockholders in connection with the this Agreement, the other Transaction Documents and transactions contemplated hereby and thereby (collectively, the “Stockholder Approval”).

The Company will, through its Board, subject to its fiduciary obligations, recommend that its stockholders approve the Stockholder Approval.  The Company shall use reasonable best efforts to solicit proxies in favor of the Stockholder Approval and otherwise to secure the required vote of its stockholders; provided, however, the Company may, through its Board, withdraw, change, amend, modify or qualify its recommendation that its stockholders approve the Stockholder Approval (a “Change of Recommendation”) if the Company has complied with the provisions of Section 6.7 and 6.8 and the applicable provisions of Section 8.3.

6.2                               Proxy Statement; Other Commission Filings.

(a)                                 As soon as reasonably practicable after the execution of this Agreement, but in any event within thirty (30) days following the Signing Date, the Company shall file with the SEC a preliminary proxy statement (the “Proxy Statement”) for the Stockholders Meeting which may be combined with the Company’s annual meeting of stockholders.  The Proxy Statement shall be in form and substance reasonably satisfactory to the Parties.  The Company shall respond promptly to any comments of the SEC and shall use reasonable best efforts to cause the Proxy Statement to be cleared by the SEC as promptly as practicable after such filing after which the Company shall promptly mail the definitive Proxy Statement to its stockholders.  The Company will notify Purchaser promptly of the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or such other government officials for amendments or supplements to the Proxy Statement or any filing incorporated therein or for additional information, and will supply Purchaser with copies of all correspondence between it and any of its representatives, on the one hand, and the SEC or its staff or any other government officials on the other hand, with respect to the Proxy Statement and the transactions contemplated by this Agreement.  The Company shall provide Purchaser with a reasonable opportunity to review and comment on drafts of the Proxy Statement (including each amendment or supplement thereto) and all responses to requests, if any, for additional information by and replies to comments of the SEC, prior to filing such with, or sending such to, the SEC.  Whenever any Party becomes aware of any event that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing with the SEC in connection with this Agreement, or the transactions contemplated hereby or thereby, such party shall promptly inform the other parties of such occurrence.  The Company shall promptly prepare and, with Purchaser’s prior approval (which shall not be unreasonably withheld or delayed), file with the SEC any such amendment or supplement and, following clearance thereof, if applicable, mail such amendment or supplement to its stockholders.  To the extent information regarding Purchaser is required for the preparation of the Proxy Statement, Purchaser shall promptly provide such information to the Company upon request.

(b)                                 Until consummation of the transactions contemplated by this Agreement or earlier termination of this Agreement, the Company shall timely file all reports, registration statements, proxy or information statements and other documents required to be filed by it with the SEC (collectively, the “Other Filings”), each of which filings shall comply with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC under each such act and other applicable Laws.  The Company shall promptly notify Purchaser and its counsel of all filings with the SEC made by the Company prior to the consummation of the transactions contemplated by this Agreement or earlier termination of this Agreement.

(c)                                  The Company agrees that none of the information included or incorporated by reference (i) in the Proxy Statement and any amendment or supplement thereto, at the date of mailing to shareholders and at the time of the Stockholders Meeting, and (ii) in any Other Filings, at the time of filing and at any distribution or dissemination thereof, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company’s covenants in clauses (i) and (ii) above will not apply to statements or omissions included in the Proxy Statement or any Other Filings based upon information furnished in writing to the Company by Purchaser specifically for use therein.  The Company agrees that the Proxy Statement, and any amendments or supplements thereto, when filed by the Company with the SEC, or when distributed or otherwise disseminated to the Company’s shareholders, as applicable, will comply with the applicable requirements of the Exchange Act and the rules and regulations of the SEC under such act and other applicable Laws.

(d)                                 The information supplied by Purchaser for the purpose of inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the Company’s stockholders, and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.3                               Listing Applications.  The Company shall apply to list the Offered Securities for trading on the NYSE MKT and will use reasonable best efforts to cause such listing to be effective as of the Closing, subject to official notice of issuance.

6.4                               Assistance in Procuring Loan; Purchaser Option.

(a)                                 Purchaser shall use its reasonable best efforts to assist the Company to procure from one or more Prime Chinese Banks, the Loan for the Company in accordance with the terms and conditions set forth on Schedule 2, including a guarantee of the Loan as required by such Prime Chinese Bank or Banks.

(b)                                 The Company hereby grants Purchaser an option to enter into the Molybdenum Supply Agreement with the Company simultaneously with the Loan Execution.  Purchaser may exercise such option by providing the Company with written notice thereof at any time from the Signing Date until the day prior to the Loan Execution.

6.5                               Consents.

(a)                                 Each of the Company and Purchaser shall use reasonable best efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things necessary, proper or advisable to obtain all required consents, approvals and waivers for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, obtaining the consents and approvals from any third parties or Governmental Authorities (including those identified in Schedule 3), including giving all required notices and making all required filings with respect thereto.

(b)                                 The Company shall use reasonable best efforts to obtain the APERAM Consent.

6.6                               Covenants Concerning the Parties.

(a)                                 Each Party shall be obligated to furnish prompt written notice of each of the following to the other Party:  (i) the occurrence of any material breach or default by such Party under this Agreement; (ii) the filing or commencement of any action, suit or proceeding by or before and Governmental Authority against or affecting such Party that, if adversely determined, would reasonably be expected to result in any condition to the obligations of any party to effect the transactions contemplated by this Agreement not to be satisfied, or otherwise materially delay or make unlikely the Closing or the Loan Execution, (iii) any other development, review, request, requirement or proceeding that would reasonably be expected to result in any condition to the obligations of any party to effect the transactions contemplated by this Agreement not to be satisfied, or otherwise materially delay or make unlikely the Closing or the Loan Execution.  Each notice delivered under this Section shall be accompanied by a statement of an officer of such setting forth the details of the event or development requiring such notice; provided, however, that that delivery of any notice under this Section 6.6(a) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the Party receiving such notice.

(b)                                 Each Party shall act in good faith and use reasonable best efforts to facilitate the completion of the transactions contemplated under this Agreement and the other Transaction Documents on the terms and conditions set forth in this Agreement and the other Transaction Documents.

(c)                                  Purchaser acknowledges that some of the information disclosed by the Company pursuant to this Agreement will be confidential information or material non-public information of the Company.  Purchaser shall keep all such information confidential in accordance with the provisions of the NDA Agreement.

(d)                                 Each Party shall materially comply with all Laws, including the FCPA and other applicable anti-corruption Laws.

6.7                               No Solicitation.

(a)                                 None of the Company or any of its Subsidiaries shall, directly or indirectly, take (and the Company shall not authorize or permit any of its officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives or, to the extent within the Company’s control, other Affiliates to take) any action to (i) encourage (including by way of furnishing non-public information), solicit, initiate or facilitate any Alternative Proposal, (ii) enter into any agreement with respect to any Alternative Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the sale of the Offered Securities or any other transaction contemplated by this Agreement, or (iii) participate in any discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Alternative Proposal; provided, however, that if, at any time prior to obtaining the Stockholder Approval, the Board determines in good faith, after consultation with outside counsel, that it would otherwise constitute a breach of the directors’ fiduciary duties to stockholders, the Company may, in response to a Superior Proposal and subject to the Company’s compliance with Sections 6.1, 6.7 and 6.8, (x) furnish information with respect to the Company to the person making such Superior Proposal pursuant to a customary confidentiality agreement, the benefits of the terms of which are no more favorable to the other party to such confidentiality agreement than those in place with Purchaser, and (y) participate in discussions with the person making such Superior Proposal (including discussions with such person upon receipt of the Alternative Proposal that may be deemed necessary by the Board to determine whether such Alternative Proposal constitutes a Superior Proposal).  Upon execution of this Agreement, the Company shall cease immediately and cause to be terminated any and all existing discussions or negotiations with any parties conducted heretofore with respect to an Alternative Proposal and promptly request that all confidential information with respect thereto furnished on behalf of the Company be returned.

(b)                                 The Company shall, as promptly as practicable (and in no event later than thirty-six (36) hours after receipt thereof), advise Purchaser of any inquiry received by it relating to any potential Alternative Proposal and of the material terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such potential Alternative Proposal, or of any information requested from it or of any negotiations or discussions being sought to be initiated with it, shall furnish to Purchaser a copy of any such proposal or inquiry, if it is in writing, or a written summary of any such proposal or inquiry, if it is not in writing, and shall keep Purchaser fully informed on a prompt basis with respect to any developments with respect to the foregoing.

(c)                                  Except in accordance with Sections 6.1, 6.7 and 6.8, neither the Board nor any committee thereof shall (i) undertake a Change of Recommendation, or (ii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Proposal.

6.8                               Change of Recommendation.

(a)                                 Notwithstanding anything in Sections 6.1 and 6.7 to the contrary, at any time prior to the receipt of the Stockholder Approval, the Board may make a Change of Recommendation following receipt of an unsolicited bona fide written proposal or offer (an “Offer”), by a Person or group (as defined in Section 13(d) of the Securities Exchange Act), including any amendment or modification to any existing Offer, with respect to an acquisition of beneficial ownership by such Person or group of (i) at least twenty-five percent (25%) of the assets of, equity interests in, or businesses of, the Company (whether pursuant to a single or multi-step transaction or series of related transactions), or (ii) a merger, consolidation, recapitalization or other transaction that results in the issuance, disposition or sale of twenty-five percent (25%) or more of the voting power of the Company (an “Alternative Proposal”), which the Board determines, in the exercise of its fiduciary duties, is a Superior Proposal, in each case, if the Board has determined in good faith after consultation with the Company’s outside legal counsel that the failure to take such action would constitute a breach of the fiduciary duties of the members of the Board under applicable Delaware Law and the Company first complies with Section 6.8(b).

(b)                                 Prior to the Company taking any action permitted under Section 6.8(a), the Company shall provide Purchaser with seven (7) Business Days’ prior written notice (it being understood and agreed that any material amendment to the applicable Alternative Proposal shall require a new notice and an additional five (5) Business Day period) advising Purchaser that the Board intends to take such action and providing to Purchaser a notice of such Offer (containing the principal terms and conditions of the Offer), and during such seven (7) Business Day period (or subsequent five (5) business day period), (i) the Company shall negotiate, and cause its representatives to negotiate, with Purchaser and its representatives in good faith (to the extent Purchaser wishes to negotiate) to enable Purchaser to determine whether to propose revisions to the terms of this Agreement or any other Transaction Document such that such Alternative Proposal would no longer constitute a Superior Proposal, and (ii) the Company shall consider in good faith any proposal by Purchaser to amend the terms and conditions of this Agreement or any other Transaction Document such that such Alternative Proposal would no longer constitute a Company Superior Proposal.

(c)                                  Nothing contained in this Agreement shall prohibit the Company or the Board from (i) disclosing to the Company’s stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or (ii) making any disclosure to its stockholders if the Board has reasonably determined in good faith after consultation with the Company’s outside legal counsel that the failure to do so would constitute a breach of the fiduciary duties of the members of the Board under applicable Delaware Law; provided that this Section 6.8(c) shall not permit the Board to make a Change of Recommendation except in compliance with Section 6.8(a) and Section 6.8(b).

(d)                                 All information provided to Purchaser under this Section 6.8 shall be held in confidence in accordance with the terms of the NDA Agreement (whether or not then in effect).

6.9                               Certain Tax Covenants.  Notwithstanding any provision in this Agreement to the contrary, the Company will deduct and withhold any and all amounts required to be withheld and paid to any taxing authority in respect of any payments to be made to Purchaser (including any amounts paid by the Company in respect of the Arrangement Fee or the Company Break Fee).  In no event will the Company pay any “additional amounts” or “gross-up” payments to any party under this Agreement in order to compensate such party for any reduction in the net after-tax proceeds it receives as a result of any amounts deducted and withheld by the Company.

6.10                        Access to Information.  Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or any of its Subsidiaries is a party (which such person shall use its reasonable best efforts to cause the counterparty to waive), from the Signing Date to the Closing Date, the Company shall, and shall cause each of its Subsidiaries and representatives to: (a) provide to Purchaser and its representatives access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof, and (b) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as Purchaser or its representatives may reasonably request.  No investigation conducted pursuant to this Section 6.9 shall affect or be deemed to modify or limit any representation or warranty made in this Agreement or any other Transaction Document.

6.11                        Further Assurances.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Company and Purchaser will take such further action as the other party may reasonably request, all at the sole cost and expense of the requesting Party.

6.12                        Publicity.  Upon execution of this Agreement, the Parties shall issue a mutually agreed press release concerning this Agreement and the transactions contemplated hereby.  Other than such joint press release, no Party shall, nor shall such Party permit its Affiliates to, issue any press release or public announcement concerning this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby without obtaining the prior written approval of the other Party, which approval will not be unreasonably withheld or delayed.  Notwithstanding the foregoing, each of the Parties may issue such press release or public announcement and make such filings with any Governmental Authority (including the SEC) if, in the reasonable judgment of counsel to such Party, such disclosure or filing is otherwise required by applicable laws or by the applicable rules of any stock exchange on which such Party lists its securities; provided that the disclosing Party shall use its reasonable best efforts to consult with the other Party with respect to the text thereof if possible under applicable laws and by the applicable rules of such stock exchanges.

6.13                        Board Representation.  The Company shall provide, as of the Closing, the resignation and releases of the directors designated by the Company in conjunction with the appointment of the Purchaser Nominees.  The Company agrees to use reasonable best efforts to cause the Board, at the Closing, to be comprised of eight (8) individuals, of whom two (2) individuals shall be nominated by Purchaser consistent with the terms of the Stockholder Agreement (the “Purchaser Nominees”), subject to requirements of applicable Law and under the rules of the NYSE MKT.

ARTICLE VII
CONDITIONS

7.1                               Closing.

(a)                                 Conditions to the Obligations of Each Party.  The obligations of each Party to effect the transactions relating to the Closing contemplated by this Agreement shall be subject to the satisfaction or waiver of the following conditions:

(i)                                     No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the transactions contemplated by this Agreement or the other Transaction Documents illegal or otherwise restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

(ii)                                  Stockholder Approval.  The Company shall have received the Stockholder Approval.

(iii)                               Required Approvals.  Purchaser shall have received the approvals set forth in Schedule 3.

(b)                                 Conditions to the Obligations of the Company.  The obligations of the Company to effect the transactions relating to the Closing contemplated by this Agreement shall be subject to the satisfaction or waiver of the following additional conditions:

(i)                                     Representations and Warranties.  Each of the representations and warranties of Purchaser contained in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct as of the Signing Date and as of the Closing as though made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), and each of the representations and warranties which is not so qualified shall be true and correct in all material respects as of the Signing Date and as of the Closing as though made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date need only remain true and correct in all material respects as of such date).

(ii)                                  Agreements and Covenants.  Purchaser shall have performed in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Closing.

(iii)                               Closing Deliveries.  Purchaser shall have made all of the deliveries contemplated by Section 1.4(b).

(iv)                              Officer’s Certificate.  Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by an officer of Purchaser, certifying as to the satisfaction of the conditions specified in Sections 7.1(b)(i) and (ii).

(c)                                  Conditions to the Obligations of Purchaser.  The obligations of Purchaser to effect the transactions relating to the Closing contemplated by this Agreement shall be subject to the satisfaction or waiver of the following additional conditions:

(i)                                     Representations and Warranties.  Each of the representations and warranties of the Company contained in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct as of the Signing Date and as of the Closing as though made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date) and each of the representations and warranties which is not so qualified shall be true and correct in all material respects as of the Signing Date and as of the Closing as though made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date); provided, however, that with respect to Sections 2.4(b) and 2.17, all references to the Toronto Stock Exchange shall not apply if the Company has delisted, or is in the process of delisting from, the Toronto Stock Exchange.

(ii)                                  Agreements and Covenants.  Each of the Company and each of its Subsidiaries shall have performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Closing.

(iii)                               Stockholder Approval.  Purchaser shall have received a true and complete copy of the resolutions of the stockholders of the Company adopting the Stockholder Approval, certified by the Secretary or an Assistant Secretary of the Company.

(iv)                              APERAM Consent.  The Company shall have obtained the APERAM Consent.

(v)                                 NYSE MKT Listing.  The Company shall have filed an application for the listing of the Offered Securities with the NYSE MKT and shall have received notification from NYSE MKT that the Offered Securities have been approved for listing, subject to official notice of issuance.

(vi)                              Closing Deliveries.  The Company shall have made all of the deliveries contemplated by Section 1.4(a).

(vii)                           Officer’s Certificate.  The Company shall have delivered to Purchaser a certificate, dated the Closing Date, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.1(c)(i), (ii) and (viii).

(viii)                        No Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any Material Adverse Effect, or any change, event, condition, state of facts or development that may, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ix)                              Resignation of Directors; Re-Constitution of the Board.  The directors of the Company listed on Section 6.13 of the Disclosure Schedule shall have submitted their resignations in writing to the Company with copies to Purchaser. Such resignations shall be effective as of the Closing.  The Purchaser Nominees shall have been appointed or elected as two (2) of the eight (8) members of the Board effective as of the Closing Date.

ARTICLE VIII
TERMINATION

8.1                               Termination.  This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a)                                 By mutual written consent of Purchaser and the Company; or

(b)                                 By either Purchaser or the Company if:

(i)                                     the Closing shall not have occurred on or before December 31, 2015;

(ii)                                  any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, decree, judgment, injunction or ruling or have issued a denial of approval which is then in effect and is final and nonappealable and has the effect of making consummation of the transactions contemplated by this Agreement or the other Transaction Documents illegal or otherwise preventing or prohibiting consummation of the transactions contemplated by this Agreement or the other Transaction Documents; or

(iii)                               the Stockholder Approval shall not have been obtained at a duly held meeting of stockholders or at any adjournment thereof.

(c)                                  By the Company if:

(i)                                     (A) any of the representations or warranties of Purchaser that is qualified as to materiality or material adverse effect shall have become untrue, or any of the representations or warranties of Purchaser that is not so qualified shall have become untrue in any material respect, or Purchaser shall have breached or failed to perform or comply in any material respect with any of its covenants or agreements in this Agreement, and (B) any such misrepresentation or breach cannot be cured or has not been cured within twenty (20) days after the giving of written notice by the Company to Purchaser specifying such breach;

(ii)                                  (A) Purchaser makes a general assignment for the benefit of its creditors, (B) Purchaser commences a voluntary case or proceeding under any applicable bankruptcy, insolvency or reorganization law seeking to be adjudicated a bankrupt or insolvent, (C) Purchaser consents to the entry of an order for relief in respect of Purchaser in an involuntary case or proceeding under any applicable bankruptcy, insolvency or reorganization law, or (D) a court of competent jurisdiction enters a decision, decree or other order, which decision, decree or other order remains unstayed and in effect for sixty (60) days, under any law relating to bankruptcy, insolvency or reorganization that is for relief against Purchaser in an involuntary case, that appoints a custodian of Purchaser or for a substantial part of its property or that orders the winding up or liquidation of Purchaser; or

(iii)                               if, prior to obtaining the Stockholder Approval, (A) the Company is not in material breach of any of the terms of this Agreement, and (B) if permitted by, and in compliance with, Sections 6.1, 6.7 and 6.8, the Board authorizes the Company to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal.

(d)                                 By Purchaser if:

(i)                                     (A) any of the representations or warranties of the Company that is qualified as to materiality or Material Adverse Effect shall have become untrue, or any of the representations or warranties of the Company that is not so qualified shall have become untrue in any material respect, or the Company shall have breached or failed to perform or comply in any material respect with any of its covenants or agreements in this Agreement, and (B) any such misrepresentation or breach cannot be cured or has not been cured within twenty (20) days after the giving of written notice by Purchaser to the Company specifying such breach;

(ii)                                  there shall have occurred any Material Adverse Effect, or any change, event, condition, state of facts or development that may, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and such Material Adverse Effect is not cured within twenty (20) days after written notice thereof;

(iii)                               (A) The Company, Eureka Moly or Nevada Moly makes a general assignment for the benefit of its creditors, (B) the Company, Eureka Moly or Nevada Moly commences a voluntary case or proceeding under any applicable bankruptcy, insolvency or reorganization law seeking to be adjudicated a bankrupt or insolvent, (C) the Company, Eureka Moly or Nevada Moly consents to the entry of an order for relief in respect of the Company, Eureka Moly or Nevada Moly in an involuntary case or proceeding under any applicable bankruptcy, insolvency or reorganization law, or (D) a court of competent jurisdiction enters a decision, decree or other order, which decision, decree or other order remains unstayed and in effect for sixty (60) days, under any law relating to bankruptcy, insolvency or reorganization that is for relief against the Company or Eureka Moly or Nevada Moly in an involuntary case, that appoints a custodian of the Company or Eureka Moly or Nevada Moly or for a substantial part of its property or that orders the winding up or liquidation of the Company or Eureka Moly or Nevada Moly; or

(iv)                              the Board shall have effected a Change of Recommendation in accordance with Sections 6.1 and 6.8.

8.2                               Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any Party, except with respect to (i) Section 6.12, this Section 8.2 and Article IX and (ii) any liabilities or damages incurred or suffered by a party (subject to the provisions of Schedule 4) as a result of the material breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement or other Transaction Documents; provided that, in circumstances where the Company Break Fee is payable under Section 8.3 such fee shall be the sole remedy with respect to specified basis for termination, and in no event shall the Company be obligated to pay the Company Break Fee on more than one (1) occasion.

8.3                               Payment of Company Break Fee.

(a)                                 If this Agreement is terminated pursuant to Section 8.1(c)(iii) or Section 8.1(d)(iv), the Company shall pay Purchaser the Company Break Fee upon such termination, in the case of termination by the Company, or within two (2) Business Days after such termination, in the case of termination by Purchaser.

(b)                                 If this Agreement is terminated pursuant to Section 8.1(b)(iii), the Company shall pay Purchaser the Reimbursed Purchaser Expenses upon such termination; provided, however, that if within twelve (12) months of such termination, the Company enters into or consummates a definitive agreement with respect to an Alternative Proposal, the Company shall pay Purchaser within two (2) Business Days following the execution or consummation of such definitive agreement an amount equal to (i) Company Break Fee, minus (ii) the Reimbursed Purchaser Expenses.

(c)                                  If this Agreement is terminated pursuant to Section 8.1(b)(i) or Section 8.1(d)(i) and (i) an Alternative Proposal shall have been made to the Company or its stockholders, or any Person shall have publicly announced an intention to make an Alternative Proposal with respect to the Company prior to such termination, and (ii) within twelve (12) months of such termination, the Company enters into or consummates a definitive agreement with respect to an Alternative Proposal, the Company shall pay Purchaser the Company Break Fee within two (2) Business Days following the execution or consummation of such definitive agreement.

ARTICLE IX
MISCELLANEOUS

9.1                               Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice under this Section 9.1, and shall be either (a) delivered by hand, (b) made by telecopy or facsimile transmission, or (c) sent by Federal Express, DHL, UPS or another internationally recognized delivery service.

If to Purchaser:	Amer International Group Co., Ltd
29/F, Block A, East Pacific International Center
7888th Shennan Boulevard
Shenzhen 518040, China
	Attention:	Tong Zhang
	Facsimile:	+86.755.2711.8899

With copies to:	ZHONG LUN LAW FIRM
36-37/F,SK Tower, 6A Jianguomenwai Avenue
Chaoyang District, Beijing 100022, P.R.China
	Attention:	Jun CHENG
	Facsimile:	+86 10 6568 1838

Latham & Watkins
18th Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
	Attention:	David M. Blumental
Allen C. Wang
	Facsimile:	+852.2912.2600

If to the Company:	General Moly, Inc.
1726 Cole Blvd.
Suite 115
Lakewood, CO 80401
U.S.A.
	Attention:	Chief Executive Officer
	Facsimile:	+1 (303) 928-8598

With a copy to:	Bryan Cave LLP
1700 Lincoln Street
Suite 4100
Denver, CO 80203-4541 U.S.A.
	Attention:	Charles D. Maguire, Jr.
	Facsimile:	+1 (303) 866-0200

All notices, requests, consents and other communications hereunder shall be deemed to have been given and received (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if by telecopy or facsimile transmission, on the day that receipt thereof has been acknowledged by electronic confirmation or otherwise, or (iii) if sent by internationally recognized delivery service, on the day of actual receipt.

9.2                               Entire Agreement.  This Agreement and the other Transaction Documents, including exhibits or other documents referred to herein and therein, embody the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict the express terms and provisions of this Agreement.

9.3                               Amendments.  The terms and provisions of the Agreement may be modified, amended or waived, or consent for the departure from such terms and provisions may be granted, only by written consent of the Company and Purchaser.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

9.4                               Assignment.  Neither Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party, provided, however, that Purchaser may assign any of its rights and obligations hereunder, in whole or in part, to any Affiliate of Purchaser without obtaining the consent of the Company and any such assignment shall not relieve Purchaser of its obligations hereunder.

9.5                               Benefit.  All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the Parties and shall inure to the benefit of the respective successors and permitted assigns of each Party.  Nothing in this Agreement shall be construed to create any rights or obligations except between the Parties, and no person or entity shall be regarded as a third party beneficiary of this Agreement subject to Sections 4.3(d) and (e).

9.6                               Specific Performance.  The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

9.7                               Governing Law; Language.  This Agreement and the rights and obligations of the Parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of law principles thereof that would cause the application of the laws of any jurisdiction other than the State of Delaware.  This Agreement has been negotiated and executed by the Parties in English.  In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall govern.

9.8                               Waiver of Jury Trial.  Each of the Parties hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

9.9                               Severability.  In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect.  In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

9.10                        Headings and Captions.  The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or constructions of any of the terms or provisions hereof.

9.11                        Certain Terms.

(a)                                 Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to one gender include the other gender, (iii) the words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation,” (iv) the terms “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (v) references to a day, without the explicit qualification of “business” refers to a calendar day, (vi) references to a month, quarter, year or such other subdivision, without the explicit qualification of “fiscal”, refers to a calendar month, quarter, year or other such subdivision, respectively, (vii) all references to “the date hereof,” “the date of this Agreement” or similar terms (but excluding references to the date of execution hereof) refer to the Signing Date, notwithstanding that the Parties may have executed this Agreement on a later date, and (viii) references to any Person include such Person’s respective successors, assigns, transferees, lessees, heirs, executors and administrators, whether by merger, consolidation, amalgamation, reorganization, sale of assets or otherwise.

(b)                                 Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) include and incorporate all exhibits, schedules and other attachments thereto, as amended, modified or supplemented, and (ii)  a particular Law referenced herein means such Law as amended, modified, supplemented or succeeded.  When a reference is made in this Agreement to Articles, Sections or any other subdivision, such reference is to an Article, a Section or other subdivision of this Agreement, unless otherwise indicated.  When a reference is made in this Agreement to a party or parties, such reference is to parties to this Agreement, unless otherwise indicated.  Unless otherwise specified, all references to “$” shall be deemed to be references to the lawful currency of the United States.

(c)                                  In this Agreement, any reference to the Company’s knowledge, and comparable terms including “know,” “known,” “aware” or “awareness,” of a particular fact or other matter means the actual knowledge of the officers of the Company or what they could reasonably be expected to have known in performing their duties in the offices in which they serve or had such individuals conducted a reasonable inquiry under the applicable circumstances.  The executive officers of the Company as of the Signing Date are Bruce D. Hansen, Chief Executive Officer, David A. Chaput, Chief Financial Officer, Michael K. Branstetter, Secretary, R. Scott Roswell, Corporate Counsel - VP Human Resources, Lee M. Shumway, Treasurer, and Robert I. Pennington, Chief Operating Officer.

9.12                        No Waiver of Rights, Powers and Remedies.  No failure or delay by a Party in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties, shall operate as a waiver of any such right, power or remedy of the party.  No single or partial exercise of any right, power or remedy under this Agreement by a Party, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The election of any remedy by a Party shall not constitute a waiver of the right of such party to pursue other available remedies.  No notice to or demand on a Party not expressly required under this Agreement shall entitle the Party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

9.13                        Fees and Expenses.  Except as otherwise set forth in this Agreement or the other Transaction Documents, each of the Parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such Party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

9.14                        Counterparts.  This Agreement may be executed in counterparts (including by facsimile, “PDF” or similar means of electronic communication), each of which shall be deemed an original and all of which together shall constitute one agreement.

9.15                        Rules of Construction.  The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.16                        Dispute Resolution.  All disputes between the Parties arising out of, relating to or in connection with this Agreement (a “Dispute”) and not otherwise settled by agreement between the Parties shall be exclusively and finally settled in accordance with Schedule 4; provided, however, that any dispute arising out of the subject matter covered by Sections 6.1, 6.7 and 6.8 (including, without limitation, the exercise by the Board of its fiduciary duties and the Board effecting a Change of Recommendation) and Section 8.3 shall be brought and determined exclusively in the Court of Chancery of the State of Delaware or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware, and each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts and agrees that it will not bring any legal action or proceeding with respect to the provisions of this Agreement set forth above or for recognition and enforcement of any judgment in respect thereof in any court other than the aforesaid courts.

[Signature page follows]

The Company and Purchaser have executed this Investment and Securities Purchase Agreement as of the Signing Date.

GENERAL MOLY, INC.

		By:	/s/ Bruce D. Hansen
		Name:	Bruce D. Hansen
		Title:	Chief Executive Officer

AMER INTERNATIONAL GROUP CO., LTD.

By:	/s/ Wenyin Wang
Name:	Wenyin Wang
Title:	Chairman

[SIGNATURE PAGE OF INVESTMENT AND SECURITIES PURCHASE AGREEMENT]

Schedule 1
(to Investment and Securities Purchase Agreement)

Certain Definitions

For purposes of the Agreement (including this Schedule 1) the following terms and variations thereof have the meanings specified or referred to in this Schedule 1:

“10-K”:  As defined in Section 2.6(a).

“1933 ACT”:  As defined in Section 3.2(f).

“Action”:  Any suit, claim, complaint, charge, investigation, audit or examination, citation, legal proceeding, administrative enforcement proceeding, arbitration proceeding or subpoena of any kind or nature whatsoever, in each case by or before any Governmental Authority.

“Affiliate”:  As defined in Rule 405 under the Securities Act, provided none of the Company and its Subsidiaries shall be deemed an affiliate of Purchaser and neither Purchaser, POS-Minerals, nor any of its respective Affiliates shall be deemed to be an affiliate of the Company or any of its Subsidiaries.

“Agreement”:  As defined in the Preamble.

“Alternative Proposal”:  As defined in Section 6.8(a).

“APERAM”:  APERAM, an entity incorporated in the Grand Duchy of Luxembourg.

“APERAM Securities Agreement” the Securities Purchase Agreement dated November 19, 2007, between the Company and ArcelorMittal S.A., which has been assigned to APERAM.

“APERAM Consent”:  An executed letter or other document of APERAM setting forth (a) APERAM’s intention with respect to the exercise of its rights under Section 6.2(a) of the APERAM Securities Agreement and (b) APERAM’s confirmation that (i) it either (A) waives its rights under Section 6.3(a) of the APERAM Securities Agreement or (B) agrees that such rights are not applicable to the transactions contemplated by this Agreement and (ii) it either (X) approves of the transactions contemplated by this Agreement pursuant to Section 6.3(b) of the APERAM Securities Agreement or (Y) agrees that such rights are not applicable to the transactions contemplated by this Agreement.

“Arrangement Fee”:  As defined in Section 1.2.

“Blackout Period”:  As defined in Section 4.4.

“Board”:  The Board of Directors of the Company.

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“Business Day”:  A day other than a Saturday, Sunday or other day on which commercial banks in New York City or Beijing, China are authorized or required by Law to close.

“Change of Recommendation” As defined in Section 6.1.

“Closing”:  As defined in Section 1.3.

“Closing Date”:  As defined in Section 1.3.

“Closing Payment”: As defined in Section 1.1(b).

“Code”:  The Internal Revenue Code of 1986, as amended.

“Common Stock”:  As defined in Recital A.

“Company”:  As defined in the Preamble.

“Company Break Fee”:  An amount equal to five percent (5%) of the Stock Purchase Price, payable in cash.

“Company Financial Statements”:  As defined in Section 2.6(b).

“Company Permits”:  As defined in Section 2.14.

“Contract”:  Any agreement, arrangement, understanding, note, mortgage, indenture, lease, deed of trust, license, plan, instrument or other contract.

“Convertible Notes”:  As defined in Section 2.2.

“DGCL”:  As defined in Section 2.20.

“Disclosure Schedule”:  As defined in Article II.

“Dispute”:  As defined in Section 9.16.

“Dispute Negotiation Notice”: As defined in Schedule 4.

“Dollars”:  The lawful currency of the United States.

“Effective Period”:  As defined in Section 4.3(a).

“Employee Benefit Plan”:  Any “employee benefit plan” as defined in Section 3(3) of ERISA.

“Environmental Law”:  Any Law relating to the protection of the environment or the exposure of persons to, or remediation of, any Hazardous Materials, in each case as in effect as of the Signing Date.

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“Environmental Permits”:  Any permits, licenses, certifications, authorizations or any other approvals issued by any Governmental Authority relating to the operation of the business of the Company and its Subsidiaries pursuant to any Environmental Law.

“Equity Securities”:  Common Stock and any other securities issued by the Company representing equity interests in the Company.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate”:  Each entity that is treated as a single employer with the Company for purposes of Section 414(b), (c), (m) or (o) of the Code.

“Eureka Budget”:  The operating budget and business plan of Eureka Moly, as set forth in the Disclosure Schedule.

“Eureka Moly”:  Eureka Moly, LLC, a Delaware limited liability company.

“Eureka Moly LLC Agreement”:  The Amended and Restated Limited Liability Company Agreement of Eureka Moly, dated February 26, 2008, by and between Nevada Moly LLC and POS-Minerals Corporation, as amended.

“Exchange Act”:  As defined in Section 2.17.

“Expense Reimbursement Account”: As defined in Section 1.1(c).

“Expense Reimbursement Agreement”: As defined in Section 1.1(c).

“FCPA”:  As defined in Section 2.5(b).

“GAAP”:  Generally accepted accounting principles as applied in the United States.

“Governmental Authority”:  As defined in Section 2.4(a).

“Government Official”:  (a) Any official, officer, employee, representative or any person acting in an official capacity for or on behalf of any Governmental Authority, (b) any political party or party official or candidate for political office, (c) any public international organization or any department or agency thereof, or (d) any Person or other entity owned in whole or in part, or controlled by any Person described in the foregoing clauses (a), (b) or (c) of this definition.

“Hazardous Material”:  “Hazardous substances,” as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; “hazardous wastes,” as defined by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; petroleum or petroleum products; radioactive material, including, without limitation, any source, special nuclear, or by-product material, as defined in 42 U.S.C. §2011 et seq.; asbestos in any form or condition; toxic mold; polychlorinated biphenyls; and any other material, chemical, substance or waste regulated under any Environmental Law.

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“Insurance Policies”:  All insurance policies maintained by the Company and its Subsidiaries, including, but not limited to, general liability, product liability, comprehensive general liability and umbrella insurance policies.

“ICC”: As defined in Schedule 4.

“Intellectual Property Rights”:  As defined in Section 2.11.

“Law”:  Any applicable U.S. federal, state or local or any foreign (including the People’s Republic of China) statute, code, ordinance, decree, rule, regulation or general principle of common or civil law or equity.

“Leases”:  As defined in Section 2.23.

“LIBOR”:  The rate per annum quoted by Bloomberg, or any other comparable services based upon quotes from the London Interbank Offered Rate from the British Bankers Association as quoted for U.S. Dollars by for determining the one (1) month LIBOR rate.  The Index is to be strictly interpreted and is not intended to serve any other purpose other than providing an index to determine the interest rate used herein.

“Lien”:  Any mortgage, pledge, hypothecation, hypothec, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, right-of-way, levy, covenant, encroachment, burden, deed of trust, title defect, conditional or contingent sale agreement, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, other than restrictions on the offer and sale of securities under U.S. Federal and state securities Laws.

“Loan”:  As defined in Recital C.

“Loan Execution”:  The entry into the Loan by the parties thereto.

“Loan Procurement Expenses”: As defined in Section 1.1(c).

“Material Adverse Effect”:  Any event, circumstance, change or effect that, individually or in the aggregate, (a) has a material adverse effect on the business, assets, operations, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, however, that no event, circumstance, change or effect arising from the following, either alone or in combination, shall be taken into account when determining whether a Material Adverse Effect has occurred or is reasonably likely to occur:  (i) any changes in general United States or global economic conditions, (ii) changes in the industries in which the Company operates, (iii) any change in GAAP or interpretation thereof, (iv) the execution, delivery, pendency or public announcement of this Agreement or the consummation of the transactions contemplated hereby, (v) acts of terrorism or armed hostilities, including pursuant to an act of war (whether or not declared), (vi) any change in the market price or trading volume of Common Stock, in any case taken by itself (it being understood that any event, circumstance, change or effect giving rise or contributing to such failure that is not otherwise excluded from the definition

A-1-4

of “Material Adverse Effect” may be taken into account), or (vii) any failure by the Company to meet any internal or published projections or forecasts of revenues, earnings or other financial performance, in any case in and of itself (provided that any event, circumstance, change or effect giving rise or contributing to such failure that is not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account), except, in the case of clauses (i) - (iii), to the extent the Company and its Subsidiaries, taken as a whole, are disproportionately impacted thereby relative to other entities operating in the same industry or industries in which the Company and its Subsidiaries operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether a “Material Adverse Effect” has occurred), or (b) prevents or materially delays the consummation of the transactions contemplated by this Agreement and the other Transaction Documents; provided, however, that in any event, a Material Adverse Effect shall be deemed to occur if the damages incurred by Purchaser in connection with a breach by the Company of one or more of its representations and warranties in this Agreement exceeds either $2,000,000 individually or $5,000,000 in the aggregate.

“Material Contracts”:  Contracts of the type that are described in clauses (a) through (l) of Section 2.13.

“Molybdenum Supply Agreement”:  As defined in Recital E.

“Mount Hope Project”:  The primary molybdenum property located in Eureka County, Nevada, U.S.A.

“NDA Agreement”:  The Mutual Nondisclosure Agreement between Purchaser and Company executed by the Company on March 13, 2015.

“Nevada Moly”:  Nevada Moly, LLC, a Delaware limited liability company.

“New York City”:  New York, New York, U.S.A.

“Offer”:  As defined in Section 6.8(a).

“Offered Securities”:  As defined in Recital A.

“Offered Shares”:  As defined in Recital A.

“Offered Warrants”:  As defined in Recital A.

“Organizational Documents”:  (a) With respect to a corporation, the certificate or articles of incorporation and bylaws, or the certificate of incorporation and memorandum and articles of association or any equivalent formation or governing documents, (b) with respect to any other Person, any charter or similar document or instrument adopted or filed in connection with the creation, formation, governance or organization of a Person, including any limited partnership agreement for any limited partnership and any operating agreement or limited liability company agreement for any limited liability company, and (c) any amendment to any of the foregoing.

“Other Filings”: As defined in Section 6.2(b).

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“Party”: As defined in the Preamble.

“Parties”: As defined in the Preamble.

“Pension Plan”:  As defined in Section 3(2) of ERISA.

“Permitted Liens”:  (a) Liens for (i) Taxes not yet due and payable as of the Closing Date and (ii) Taxes which are being contested in good faith and for which a reserve, determined in accordance with GAAP, has been established in the Company Financial Statements, (b) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to any real property, (c) covenants, conditions and restrictions of record not violated by the existing use and improvements, and public and utility easements, (d) statutory Liens of landlords for amounts not yet due and payable, and (e) Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for amounts not yet due and payable.

“Per Share Price”:  The VWAP of the shares of Common Stock for the ninety (90) days prior to the date of this Agreement.

“Person”:  Any individual, firm, corporation, partnership, limited liability company, trust, joint venture, or other entity.

“Plans”:  As defined in Section 2.2.

“POS-Minerals”:  POS-Minerals Corporation, a Delaware corporation.

“Pre-Closing Period”: As defined in Section 5.1.

“Preferred Stock”:  As defined in Section 2.2.

“Prime Chinese Bank”:  One of the following:  (a) China Development Bank, (b) the Export-Import Bank of China, (c) Bank of China, (d) China Construction Bank, (e) Industrial and Commercial Bank of China, and (f) Agricultural Bank of China.

“Proxy Statement”:  As defined in Section 6.2(a).

“Purchaser”:  As defined in the Preamble.

“Purchaser Nominees”: As defined in Section 6.13.

“Real Property”:  As defined in Section 2.23.

“Reimbursed Purchaser Expenses”:  Fifty percent (50%) of all fees and expenses of law firms, investment banking firms, accountants, experts, consultants and advisors engaged by Purchaser in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including in connection with performing due diligence, negotiating and documenting this Agreement and the other Transaction Documents;

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provided, however, that the aggregate amount of Reimbursed Purchaser Expenses shall not exceed $150,000.

“Registrable Securities”:  As defined in Section 4.1.

“Registration Statement”:  As defined in Section 4.1.

“Release”:  Any disposing, placing, releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, migration or dumping of any Hazardous Materials.

“Rights”:  Securities of the Company exercisable, convertible or exchangeable for or into Equity Securities (with or without consideration) or that carry any right to subscribe for or acquire Equity Securities; provided, however, Rights shall exclude SARs.

“Rules”: As defined in Schedule 5.

“Rule 415”:  As defined in Section 4.1.

“SAR”:  A stock appreciation right issued by the Company under its Plans.

“SEC”:  Securities and Exchange Commission.

“SEC Reports”:  As defined in Section 2.6(a).

“Securities Act”:  As defined in Section 3.2(a).

“Signing Date”:  As defined in the Preamble.

“Software”:  Any computer software of any kind and in any form (including source code and executable code), and all related documentation.

“Stock Purchase Price”: The product of (i) the Offered Shares, multiplied by (ii) the Per Share Price.

“Stockholder Agreement”:  As defined in Recital F.

“Stockholder Approval”:  As defined in Section 6.1.

“Stockholders Meeting”:  As defined in Section 6.1.

“Subsidiary” or “Subsidiaries” of Purchaser, the Company or any other person means any corporation, partnership, joint venture or other legal entity of which Purchaser, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

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“Superior Proposal”:  Any Alternative Proposal made by a third party which was not solicited in violation of Sections 6.7 and 6.8, that the Board determines in its good faith judgment (after consultation with the Company’s outside legal and financial advisors) is more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by this Agreement (including any changes to the terms of this Agreement proposed by Purchaser in response to such Alternative Proposal or otherwise), after considering, among other things, the financial, legal and regulatory aspects of such proposal, whether the Person making the proposal has the financial wherewithal or the ability to obtain through responsible sources the financial wherewithal to consummate the proposal and whether the Alternative Proposal is reasonably likely to be completed as proposed on a timely basis.

“Suspension Notice”:  As defined in Section 4.4.

“Tangible Assets”:  As defined in Section 2.24.

“Tax” or “Taxes:”  All forms of taxation or duties imposed, or required to be collected or withheld, including without limitation any United States federal, state or local, or non-United States, income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, withholding, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, net worth, intangibles, social security, unemployment, disability, payroll, license, employee or other tax or similar levy, of any kind whatsoever, together with any interest, penalties or additions to tax in respect of the foregoing and any transferee liability in respect of the foregoing payable by reason of contract, assumption, transferee liability, operation of Law, Section 1.1502-6(a) of the Treasury Regulations (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.

“Tax Return(s)”:  Any return, declaration, report, claim for refund, information return or other document (including any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any Law relating to any Tax, and where permitted or required, combined or consolidated returns for any group of entities.

“Trading Price”:  On any trading day, the daily volume weighted average price for the Common Stock on NYSE MKT during such trading day beginning at 9:30:01 a.m., New York City time (or such other official open of trading established by NYSE MKT) and ending at 4:00 p.m., New York City time (or such other official close of trading established by NYSE MKT) as reported by Bloomberg Financial Services through its “Volume at Price” function.

“Transaction Documents”:  This Agreement, the Stockholder Agreement, the Warrant Agreement, the Expense Reimbursement Agreement and the Molybdenum Supply Agreement.

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“Tribunal”: As defined in Schedule 4.

“United States” or “U.S.” or “U.S.A.”:  The United States of America.

“US$” or “$”:  Dollars.

“Warrant Agreement”: As defined in Section 1.4(a)(iii).

“Warrants”:  As defined in Section 2.2.

“VWAP”:  For any period of measurement, the arithmetic average (rounded to the nearest whole cent) of the Trading Prices of shares of Common Stock for each consecutive business day during the period of measurement on NYSE MKT immediately preceding the date in question.

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Schedule 2

(to Investment and Securities Purchase Agreement)

General Moly, Inc.
Loan
Summary of Principal Terms and Conditions

Borrower:	General Moly Inc. (the “Company”)

Guarantor	Amer International Group Co. Ltd. (“Purchaser”), as required by Lender.

Lender:	One or more Prime Chinese Banks.

Amount:	An amount necessary to fund the Company’s share of costs (including financing costs) related to the development of the Mt. Hope Project, or approximately US $700 Million.

Maturity:	12 ¼ years from first drawdown.

Purpose:	To fund the Company’s share of costs (including financing costs) related to development of the Mt. Hope Project.

Availability:	Loan Agreement to be signed no later than the date that is the two year anniversary of the Closing Date, available for drawdown from that date until 30 months thereafter.

Repayment:

Semi-annual principal repayments, with the first repayment 30 months after signing of the Loan Agreement. The first two principal installments will be US $1 million each, whilst the Mt. Hope Project ramps up to full production; subsequently installments will be equal.

Front End Fee:	Not greater than RMB 30 million.

Commitment Fee:	Not greater that 1% pa on the undrawn Loan amount.

Interest Rate:	6 month LIBOR plus a spread not greater that 4%.

Security:	Pledge of the assets of the Company and Nevada Moly, its wholly owned subsidiary which holds an 80% interest in Eureka Moly.

Security will not include any pledge of the assets of Eureka Moly.

Prepayments:	Voluntary — at any time without penalty.

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Mandatory — 40% of the Company’s share of project cash flow after payment of all project related costs (including operating, lease, financing, marketing and distribution, administration, taxes, hedging) and funding of reserve accounts and permitted capital expenditures under the Loan Agreement.

Hanlong Shares:

The Company shall use reasonable best efforts to purchase from the Export-Import Bank of China (“CEXIM”) the Hanlong Loan, together with all collateral pledged to secure the Hanlong Loan (including the Hanlong Shares) and all other rights of CEXIM under the Hanlong Loan. The purchase price paid by the Company to CEXIM shall be a secured subordinated promissory note made by the Company payable to CEXIM in the original principal amount equal to the outstanding balance of, and accrued and unpaid interest under, the Hanlong Loan.

“Hanlong Loan”: The loan made by CEXIM to Hanlong in 2010 secured by, among other things, a pledge of the Hanlong Shares.

“Hanlong Shares”: The 11,843,341 shares of Common Stock held of record by Hanlong (USA) Mining Investment, Inc. and pledged to CEXIM to secure repayment of the Hanlong Loan.

Other Provisions:	Covenants, events of default, and other provisions to be similar to those previously agreed with China Development Bank.

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Schedule 3

(to Investment and Securities Purchase Agreement)

Required Approvals

1              Approval from or registration with the National Development Reform Commission of the People’s Republic of China.

2.             Approval from or registration with the Ministry of Commerce of the People’s Republic of China.

3.             Approval from or registration with the State Administration of Foreign Exchange of the People’s Republic of China.

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Schedule 4

(to Investment and Securities Purchase Agreement)

Dispute Resolution

(a)           All Disputes not otherwise settled by agreement between the Parties shall be finally settled by binding arbitration under the Rules of Arbitration (the “Rules”) of the International Chamber of Commerce (the “ICC”) by arbitrators appointed in accordance with the Rules then in effect, except to the extent the Rules conflict with the provisions of this Schedule 4, in which event the provisions of this Schedule 4 shall control.  The Parties specifically agree that any time before the Tribunal has been appointed, a party may seek a preliminary injunction or other interim relief before a court of competent jurisdiction to the extent necessary to preserve the status quo or to preserve a party’s ability to obtain meaningful relief pending the outcome of the arbitration under this Schedule 4.

(b)           In the event of any Dispute and before arbitration may be commenced, upon notice by any Party to the other Party to such Dispute (the “Dispute Negotiation Notice”), such Dispute must immediately be referred to one representative of the executive management of the Company designated by the Company and one representative of the executive management of Purchaser designated by Purchaser, who must be authorized to settle the Dispute.  Such representatives must promptly meet in a good faith effort to resolve the Dispute.  If the representatives so designated do not resolve the Dispute within ten (10) Business Days after the delivery of the Dispute Negotiation Notice, the Dispute will be exclusively and finally resolved by binding arbitration as described in this Schedule 4.

(c)           The arbitration shall be conducted before a panel of three arbitrators, each of whom must be fluent in English and be neutral and independent of the parties to the Dispute (the “Tribunal”).  The claimant shall appoint one arbitrator and the respondent must appoint one arbitrator, as provided in the Rules.  The third arbitrator shall be selected by the two arbitrators so appointed; provided that if the two arbitrators so appointed fail to select the third arbitrator within thirty (30) days after the date on which the second of such two arbitrators is appointed, then the third arbitrator shall be appointed by the ICC Court.  The third arbitrator, regardless of how selected, shall chair the Tribunal.

(d)           The place of arbitration shall be Hong Kong SAR.  The arbitration shall be conducted in English; provided that (i) any party thereto, at its cost, may provide for the translation of the proceedings into a language other than English, (ii) any party thereto may elect to submit documents or other information to the Tribunal in English, and (iii) any witness whose native language is not English may elect to give testimony in English or in such witness’s native language, with simultaneous interpretation into English if such testimony is given in such native language.  If simultaneous interpretation is so made, the interpreter will be appointed by the Tribunal.  Each party to any arbitration or its legal counsel may also hire an interpreter at such party’s own expense, and may participate in the examination and cross-examination of witnesses at any hearing.

(e)           Unless the Tribunal orders an earlier date or the parties to the arbitration otherwise agree, not less than thirty (30) days before the beginning of the evidentiary hearing,

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each party to the arbitration shall submit to the other parties to the arbitration the documents that it may use at the hearing and a list of the witnesses whom such party may call at the hearing.

(f)            The Tribunal shall have no authority to award any indirect, incidental, special, consequential, or punitive damages, and each Party irrevocably waives its right to recover any such damages.

(g)           The decision of the Tribunal will be final and binding.  Any award made in the arbitration will be enforceable in any court of competent jurisdiction, including without limitation in any jurisdiction where one or more of the parties is domiciled or has assets.  For purposes of an action for recognition or enforcement of the award, each party irrevocably waives any objection that it might have to personal jurisdiction in the courts of a jurisdiction where one or more of the parties is domiciled or has assets.

(h)           Notwithstanding the pendency of any arbitration, the obligations of the Parties under this Agreement will remain in full force and effect; provided that no Party will be considered in default under this Agreement (except for defaults for the payment of money) during the pendency of an arbitration specifically relating to the default.  The non-prevailing party in any arbitration shall pay all costs and expenses in connection with such arbitration, unless the Tribunal determines otherwise.

The parties shall use their reasonable best efforts to encourage the Tribunal to enter a final award resolving the Dispute within 90 days from the appointment of the Tribunal.  Notwithstanding any provision to the contrary in this Schedule 4, the parties to any arbitration under this Schedule 4 may agree at any time to discontinue and terminate such arbitration.

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Appendix B

Execution Version

STOCKHOLDER AGREEMENT

BETWEEN

GENERAL MOLY, INC.

AND

AMER INTERNATIONAL GROUP CO., LTD

Dated as of [      ], 2015

STOCKHOLDER AGREEMENT

THIS STOCKHOLDER AGREEMENT (this “Agreement”), dated [        ], 2015, is between General Moly, Inc., a Delaware corporation (the “Company”), and Amer International Group Co., Ltd, a limited liability company organized under the laws of the People’s Republic of China (“Amer”).

RECITALS

A.            Pursuant to an Investment and Securities Purchase Agreement, dated as of April 17, 2015, between the Company and Amer (the “Securities Purchase Agreement”), Amer has acquired beneficial ownership of (i) 40,000,000 shares of common stock of the Company, par value $0.001 per share (“Common Stock”), and (ii) warrants to purchase 80,000,000 shares of Common Stock (the “Warrants”), such that, as of the date hereof, Amer owns or has the right to acquire approximately 51% of the shares of Common Stock on a fully-diluted basis.

B.            The Securities Purchase Agreement contemplates that the Company will enter into a loan agreement with one or more Prime Chinese Banks to fund the Company’s share of costs (including financing costs) related to the development of the Mt. Hope Project, for approximately $700,000,000 (the “Bank Loan”), which will be guaranteed by Amer.

C.            The parties are entering into this Agreement pursuant to the Securities Purchase Agreement.

In consideration of the mutual covenants contained in this Agreement, the parties, intending to be legally bound, agree as follows:

AGREEMENT

ARTICLE I
CERTAIN DEFINITIONS

Capitalized terms used herein shall have the respective meanings set forth in Schedule A.  Capitalized terms not defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

ARTICLE II
ACQUISITION OF EQUITY SECURITIES OR RIGHTS;
OTHER COVENANTS

2.1          Limits on Acquisitions.  Except as permitted by this Agreement, consented to in writing by the Company or required by applicable Law, the Amer Parties shall not, and shall not permit any of their Affiliates to, acquire beneficial ownership of any Shares (an “Acquisition”) if the Amer Parties and their Affiliates immediately after such Acquisition would beneficially own, in the aggregate, Equity Securities constituting more than the Maximum Percentage.  If the Amer Parties breach the first sentence of this Section 2.1, then the Amer Parties shall, as promptly as practicable and permitted by applicable Law, dispose of a number of Shares sufficient to cause the Amer Parties not to be in breach of the first sentence of this Section 2.1.

2.2          Permitted Acquisitions.  The Amer Parties shall not be in breach of Section 2.1 solely because the Amer Parties and their respective Affiliates become the beneficial owners of a number of Equity Securities exceeding the Maximum Percentage after and solely because of:

(a)           any action taken by the Company or any Affiliate of the Company (including the repurchase or redemption by the Company or any of its Affiliates of Equity Securities or Rights, the issuance of Equity Securities or Rights, including pursuant to an offer by the Company or any of its Affiliates to its security holders of rights to subscribe for Equity Securities, the expiration of Rights, or the declaration by the Company of a dividend in respect of any class of Equity Securities payable at the election of such security holders either in cash or in Equity Securities) in respect of which no Amer Party or Affiliate thereof shall have taken any action except as permitted to be taken by holders of Equity Securities or Rights in their capacities as such (including as a result of action taken by the Company or any of its Affiliates, as a result of an election not to tender any of such Amer Party’s Equity Securities pursuant to any such offer to repurchase or redeem, an election to purchase Equity Securities or Rights pursuant to any such subscription offer or an election to be paid a dividend in respect of the Shares in Equity Securities or Rights instead of cash);

(b)           acquisitions of Equity Securities or Rights pursuant to any Transaction Document;

(c)           acquisitions of Equity Securities or Rights issued (including pursuant to the exercise of stock options granted) to any director designated by Amer in respect of such director’s service on the Board; or

(d)           acquisitions of Equity Securities or Rights pursuant to a transaction approved by the Board (including pursuant to any merger, acquisition or other transaction that is approved by the Board);

provided, however, that the Amer Parties shall be in breach of Section 2.1 if the Amer Parties and their Affiliates subsequently acquire additional Equity Securities other than as a result of the actions described in this Section 2.2 and their ownership after such acquisition would exceed the Maximum Percentage.

2.3          Amer Right to Maintain Position.

(a)           If the Company issues any Equity Securities or Rights (“New Securities”), Amer shall have the right to purchase, in accordance with Section 2.3(b) and (c), such number of additional New Securities as necessary to ensure that Amer maintains the Amer Ownership Percentage in effect on the date of the Notice of Issuance.  “New Securities” shall not include:

(i)            Equity Securities or Rights issued after the Closing Date to employees, consultants, officers or directors of the Company or any of its Subsidiaries, or that have been reserved for issuance, pursuant to any employee stock option, employee stock purchase, employee stock bonus plan, or other similar employee stock arrangement approved by the Board;

(ii)           Equity Securities or Rights issued in connection with the exercise of warrants, convertible notes or other convertible securities outstanding as of the Closing Date;

(iii)          Equity Securities or Rights issued after the Closing Date in connection with any pro rata stock split, stock dividend or recapitalization of the Company; or

(iv)          Equity Securities or Rights (i) issued in connection with the financing to fund the Company’s share of costs (including financing costs) related to the development of the Mt. Hope Project, and (ii) required to make the first drawdown under the Bank Loan.

(b)           If the Company proposes to issue New Securities, it shall give written notice (a “Notice of Issuance”) to Amer at least 20 days prior to such issuance, describing all material terms of the New Securities, the price or range of prices and all material terms upon which the Company proposes to issue such New Securities.  Amer shall have 20 days from the date of receipt of the Notice of Issuance to agree to purchase all of its pro rata share of New Securities (i) if such consideration shall consist solely of cash, for cash, or (ii) if the consideration is in whole or in part other than cash, for the pro rata share of the cash equivalent of the aggregate consideration (which may be paid in cash or marketable securities), and in any event otherwise upon the terms specified in the Notice of Issuance, by giving written notice to the Company, and stating therein the quantity of New Securities that Amer is electing to purchase.  If the issuance of New Securities is for other than cash, the cash equivalent for purposes of this Section 2.3 shall be determined in good faith by the Board and Amer.

(c)           If, on the date of the first drawdown under the Bank Loan, the Amer Ownership Percentage is less than 35%, Amer shall have a right, exercisable during the 90-day period beginning on the date of the first drawdown under the Bank Loan, to purchase a number of shares of Common Stock such that, following the purchase of such shares of Common Stock, the Amer Ownership Percentage shall be equal to 35%.  In order to exercise its right to purchase shares of Common Stock pursuant to this Section 2.3(c), Amer shall provide written notice of such intent to the Company during the 90-day period beginning on the date of the first drawdown under the Bank Loan.  The purchase price per share for any shares purchased by Amer pursuant to this Section 2.3(c), shall be the VWAP of the shares of Common Stock for the 90 days prior to the date of the first drawdown under the Bank Loan.

ARTICLE III
COMPANY DIRECTOR NOMINATIONS

3.1          Board Composition.  The Company shall take the actions necessary such that as of the Closing Date, the Board of Directors of the Company (the “Board”) shall consist of the eight directors as set forth on Schedule 3.1(a) (which also designates the remaining term of office of such director), of whom (i) two directors have been designated by the Purchaser, and (ii) six directors have been designated by the Company.  Any such directors who had served on the Board immediately prior to the Closing who remain as members of the Board as of the Closing Date pursuant to this Section 3.1 shall continue to serve as directors of the Board in the classes with remaining terms of service in which they are serving at such time.

3.2          Amer Nominees.

(a)           The Amer Parties shall be entitled to designate one or more nominees for election to the Board (each individual nominated by Amer pursuant to procedures set forth in Section 3.3, being a “Amer Nominee” and collectively, the “Amer Nominees”), as follows.

In the event the Amer Ownership Percentage is:

(i)            equal to or greater than 10% but less than 20%, the Amer Parties shall be entitled to designate one nominee for election to the Board,

(ii)           equal to or greater than 20% but less than 30%, the Amer Parties shall be entitled to designate two nominees for election to the Board, and

(iii)          equal to or greater than 30% following the first drawdown under the Bank Loan, the Amer Parties shall be entitled to designate three nominees for election to the Board.

(b)           As long as the Amer Parties have a right to designate two or three nominees for election to the Board in accordance with this Section 3.2, the Amer Parties shall have the right to designate one of its nominees as the Vice Chairman of the Board.

(c)           If Amer has delivered the Guarantee of the Bank Loan, from the date hereof until the subsequent expiration or other termination of the Guarantee, Amer shall have the right to designate one representative to the Management Committee of Eureka Moly and the Company shall take such action as is necessary to cause such representative to be appointed to such Management Committee.

3.3          Company Obligations.

(a)           Director Slate, Proxy.  The Company shall include and recommend the election of each Amer Nominee in the Board’s slate of nominees submitted and recommended to the Company stockholders:

(i)            for each election of directors in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board,

(ii)           at every adjournment or postponement thereof, and

(iii)          on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board.

(b)           Exceptions to the Company Obligations.  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be nominated for election to the Board or recommend to its stockholders the election of any Amer Nominee:

(i)            who fails to submit to the Company on a timely basis any questionnaires that the Company reasonably requires of its directors generally and other information that the Company reasonably requests in connection with its obligations under the Securities Laws, or

(ii)           the Board or the nominating committee determines in good faith, after consultation with legal counsel, that such action would constitute a breach of its fiduciary duties or applicable law;

provided, however, that upon the occurrence of either event set forth in clause (i) or (ii) above, the Company shall promptly notify Amer of the occurrence of such event and permit Amer to provide an alternative Amer Nominee sufficiently in advance of any Board action, the meetings of the stockholders called or written action of stockholders with respect to such election of nominees and the Company shall be subject to its obligations under this Section 3.3 with respect to such alternative Amer Nominee.

(c)           Designation of Nominee.  Subject to Section 3.2, if the Amer Parties wish to designate an Amer Nominee for election at any meeting of the stockholders of the Company where an election for directors of the Company shall take place, Amer shall provide a written notice (the “Nomination Notice”) to the Board, in accordance with the procedures described in the proxy statement for the Company’s most recent annual meeting of stockholders, identifying each Amer Nominee whom the Amer Parties are entitled to designate.  Upon receiving a Nomination Notice, the Board shall take all actions reasonably necessary to include such Amer Nominees among the candidates in the Company’s next election for members of the Board and shall also recommend that the stockholders of the Company vote for each Amer Nominee for election to the Board, including providing its written recommendation in any proxy materials presented to the stockholders of the Company for such election.

(d)           Customary Compensation.  The Company shall pay the Amer Nominees customary compensation consistent with other directors for their service on the Board and shall reimburse such nominees’ reasonable costs and expenses involved in attending any meetings of the Board.  The Amer Nominees shall also be entitled to benefits under any director and officer insurance policy maintained by the Company and all rights to indemnification, advancement of expenses and exculpation, in each case to the same extent as any other director of the Board.

(e)           Maximum Size of Board.  The size of the Board will not exceed eight members at any time the Amer Ownership Percentage is less than 30%, and will not exceed seven members at any time the Amer Ownership Percentage is equal to or greater than 30%.

(f)            Committees.  A number of Amer Nominees that is proportionate (rounding up to the next whole director) to the representation that Amer is entitled to elect to the Board under this Agreement shall be appointed to serve on each committee, executive committee or equivalent committee of the Board subject to applicable law and exchange regulations.

3.4          Removal, Interim Appointment.  The Company shall take all reasonably necessary action in order to cause the Board to give effect to this ARTICLE III.  In the absence of any nomination by the Amer Parties of an Amer Nominee, the individual or individuals previously nominated by the Amer Parties and then serving shall be re-nominated if still eligible to serve as provided herein.  The Amer Parties may request, and vote in favor of, the removal of any Amer Nominee.  The Amer Parties (through a written notice to the Company provided by Amer) shall have the right to nominate an individual to fill any vacancy on the Board created by the resignation, removal, incapacity or death of any Amer Nominee.  If the Amer Ownership Percentage declines below any level specified in Section 3.2(a), Amer shall promptly cause that number of Amer nominees to resign from the Board as is required so that the number of Amer nominees serving on the Board is not greater than the number specified in Section 3.2(a).

3.5          Eureka Moly Representative.

(a)           Eureka Moly Representative.  Following the Closing and as long as the Loan and Amer’s Guarantee of the Loan is outstanding, Amer shall have the right to designate one of the Representatives (the “Amer Eureka Representative”) that Nevada Moly is entitled to appoint to the Management Committee of Eureka Moly (the “Eureka Management Committee”). If the Representatives appointed by Nevada Moly are required to vote as a group with respect to any matter requiring the vote of the Eureka Management Committee, Amer shall cause the Amer Eureka Representative to vote with the majority of the Representatives in favor or against such matter and if the Amer Eureka Representative refuses to so vote, the Company may remove the Amer Eureka Representative and such vacancy may be filled by Amer under this Section 3.5(a).  The Company shall reimburse the Amer Eureka Representative for the reasonable costs and expenses of attending Eureka Management Committee meetings.  In addition, the Amer Eureka Representative shall receive customary compensation, if any, consistent with other directors for service on the Eureka Management Committee.

(b)           Failure to Nominate.  In the absence of any designation by Amer of an Amer Eureka Representative, the individual previously designated by Amer and then serving shall be re-nominated if still eligible to serve.  Amer may request, and the Company shall cause, the removal of any Amer Eureka Representative, with or without cause.  Amer shall have the right to designate the individual to fill any vacancy on the Eureka Management Committee created by the resignation, removal, incapacity or death of any Amer Eureka Representative.

ARTICLE IV
DISPOSITIONS OF EQUITY SECURITIES

4.1          One-Year Prohibition on Sales; Right to Pledge.  During the one (1) year period commencing on the date hereof, without the prior written consent of the Board, no Amer Party shall Transfer or permit any of its Affiliates to Transfer beneficial ownership of any Equity Securities other than to a Permitted Transferee.  For the avoidance of doubt, this Section 4.1 shall not prevent the Amer Parties from pledging, hypothecating or otherwise placing a Lien on any such Equity Securities, including in connection with financings and other transactions.  Any attempted Transfer in violation of this Agreement shall be void.

ARTICLE V
LEGEND

5.1          Legend.  The Company shall cause any Equity Securities or Rights issued to each Amer Party or its Affiliates to be subject to a restrictive legend substantially similar to the following:

“The securities represented by this certificate are subject to a Stockholder Agreement dated as of [        ], 2015, copies of which are available from General Moly, Inc. upon request, and any sale, transfer, assignment or other disposition of such securities is subject to such Stockholders Agreement.”

5.2          New Certificates.  Upon surrender to the Company of any certificate representing any Equity Securities or Rights disposed of by an Amer Party under clause (a), (b), (c), or (d) of the definition of “Transfer” in Schedule A or otherwise permitted by this Agreement, the Company shall promptly cause to be issued:

(a)           to the transferee or transferees of such Equity Securities or Rights one or more certificates without the legend set forth in Section 5.1, and

(b)           to the holder of Equity Securities or Rights represented by such certificates so surrendered one certificate representing such Equity Securities or Rights, if any, as shall not have been so disposed of, with the legend set forth in Section 5.1.

Upon termination of this Agreement pursuant to Article VI below and the surrender to the Company of any certificate representing Equity Securities or Rights, the Company shall cause to be issued to the holder of such Equity Securities or Rights one or more certificates without the legend set forth in Section 5.1.

ARTICLE VI
TERMINATION

This Agreement shall terminate at the earliest of (a) such time as the Amer Parties beneficially own less than 10% of the Common Stock, (b) the fourth anniversary of this Agreement, or (c) written agreement of the Company and Amer to terminate this Agreement; provided that ARTICLE VII shall survive termination of this Agreement.

ARTICLE VII
NOTICES

7.1                               Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice under this Section 7.1, and shall be either (a) delivered by hand, (b) made by telecopy or facsimile transmission or (c) sent by Federal Express, DHL, UPS or another internationally recognized delivery service.

If to an Amer Party:	Amer International Group Co., Ltd. 29/F, Block A, East Pacific International Center 7888th Shennan Boulevard Shenzhen, China 518040 Attention: Tong Zhang Facsimile: +86.755.2711.8899

With a copy to:

ZHONG LUN LAW FIRM

36-37/F,SK Tower, 6A Jianguomenwai Avenue Chaoyang District, Beijing 100022, P.R.China

Attention: Jun CHENG

Facsimile:+86 10 6568 1838

Latham & Watkins

18th Floor, One Exchange Square

8 Connaught Place, Central

Hong Kong

Attention:  David M. Blumental

Allen C. Wang

Facsimile:  +852.2912.2600

If to the Company:	General Moly, Inc. 1726 Cole Blvd. Suite 115 Lakewood, CO 80401 U.S.A. Attention: Chief Executive Officer Facsimile: +1 (303) 928-8598

With a copy to:	Bryan Cave LLP 1700 Lincoln Street Suite 4100

Denver, CO 80203-4541 U.S.A. Attention: Charles D. Maguire, Esq. Facsimile: +1 (303) 866-0200

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if by telecopy or facsimile transmission, on the day that receipt thereof has been acknowledged by electronic confirmation or otherwise or (iii) if sent by internationally recognized delivery service, on the day of actual receipt.

ARTICLE VIII
MISCELLANEOUS

8.1                               Entire Agreement.  This Agreement and the other Transaction Documents, including exhibits or other documents referred to herein and therein, embody the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.

8.2                               Amendments.  The terms and provisions of the Agreement may be modified, amended or waived, or consent for the departure from such terms and provisions may be granted, only by written consent of the Company and Amer.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

8.3                               Parties in Interest.  Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto, their Permitted Transferees, in the case of the Amer Parties, and their permitted successors and assigns any benefits, rights or remedies.  Except as contemplated by the definitions of “Amer,” “Permitted Transferee” and “Transfer” neither this Agreement nor the rights or obligations of any party may be assigned or delegated (other than, in the case of an Amer Party, to a Permitted Transferee), by operation of Law or otherwise without the prior written consent of Amer and the Company.

8.4                               Specific Performance.  The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

8.5                               Governing Law; Language.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of law principles thereof that would cause the application of the laws of any jurisdiction other than the State of Delaware.  This Agreement has been negotiated and executed by the parties in English.  In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall govern.

8.6                               Waiver of Jury Trial.  Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.

8.7                               Severability.  In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect.  In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

8.8                               Headings and Captions.  The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or constructions of any of the terms or provisions hereof.

8.9                               Interpretation.

(a)                                 Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to one gender include the other gender, (iii) the words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation,” (iv) the terms “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (v) the terms “day” and “days” mean and refer to calendar day(s), (vi) the terms “year” and “years” mean and refer to calendar year(s) and (vii) all references to “the date hereof,” “the date of this Agreement” or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date.

(b)                                 Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) include and incorporate all exhibits, schedules and other attachments thereto, as amended, modified or supplemented, and (ii) a particular Law referenced herein means such Law as amended, modified, supplemented or succeeded.  When a reference is made in this Agreement to Articles, Sections or any other subdivision, such reference is to an Article, a Section or other subdivision of this Agreement, unless otherwise indicated.  When a reference is made in this Agreement to a party or parties, such reference is to parties to this Agreement, unless otherwise indicated.  Unless otherwise specified, all references to “$” shall be deemed to be references to the lawful currency of the United States.

8.10                        No Waiver of Rights, Powers and Remedies.  No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party.  No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies.  No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

8.11                        Counterparts.  This Agreement may be executed in counterparts (including by facsimile or similar means of electronic communication), each of which shall be deemed an original and all of which together shall constitute one agreement.

8.12                        Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.13                        Dispute Resolution.  All disputes between the parties arising out of, relating to or in connection with this Agreement and not otherwise settled by agreement between the parties shall be exclusively and finally settled in accordance with Schedule 4 of the Securities Purchase Agreement, which hereby is incorporated, mutatis mutandis, by reference into this Agreement.

[Signature page follows]

Executed as of the date first set forth above.

GENERAL MOLY, INC.

By:
Name:
Title:

AMER INTERNATIONAL GROUP CO., LTD

By:
Name:
Title:

[Signature Page to Stockholder Agreement]

SCHEDULE A
(to the Agreement)

Certain Definitions

“Acquisition”:  As defined in Section 2.1.

“Affiliate”:  As defined in Rule 405 under the Securities Act, provided the Company shall not be deemed an affiliate of Amer.

“Agreement”:  As defined in the Preamble.

“Amer”:  As defined in the Preamble.

“Amer Eureka Representative”:  As defined in Section 3.5.

“Amer Nominee”:  As defined in Section 3.1.

“Amer Ownership Percentage”:  The aggregate percentage beneficial ownership of the shares of Common Stock by Amer and its Affiliates, calculated on a Fully Diluted Basis; provided that for purposes of Sections 3.2(a) and 3.3(e), aggregate percentage beneficial ownership will be calculated based on the number of shares of Common Stock issued and outstanding.

“Amer Parties”:  Amer and any Permitted Transferee of Amer who hereafter becomes bound by or who is required to become bound by this Agreement as long as such Person is or is required to be so bound or would be required to be bound.  Any Permitted Transferee of Amer will cease to be an Amer Party at such time as such Person is no longer an Affiliate of Amer.

“Bank Loan”:  As defined in the Recitals.

“beneficial ownership” and correlative terms:  As determined pursuant to Rule 13d-3 and Rule 13d-5 under the Exchange Act and any successor regulation, except that in calculating beneficial ownership, Equity Securities that may be acquired pursuant to Rights to acquire Equity Securities that are exercisable more than sixty days after a date shall nevertheless be included as beneficially owned.

“Board”:  The Board of Directors of the Company.

“Common Stock”:  The common stock of the Company, par value $0.001 per share.

“Company”:  As defined in the Preamble.

“Control” and correlative terms:  The possession directly or indirectly of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

“Equity Securities”:  The Common Stock and any other securities representing equity interests issued by the Company.

“Eureka Management Committee”:  As defined in Section 3.5.

“Eureka Moly”:  Eureka Moly, LLC, a Delaware limited liability company.

Sched. A-1

“Exercise Date”:  As defined in Section 3.1(b).

“Fully Diluted Basis”:  For the purposes of calculating the Common Stock, assumes the exercise, conversion or exchange as applicable of all Rights.

“Law”:  Any U.S. federal, state or local or any foreign statute, code, ordinance, decree, rule, regulation or general principle of common or civil law or equity.

“Maximum Percentage”:  Following the Closing under the Securities Purchase Agreement and until the date of the first drawdown under the Bank Loan, the Maximum Percentage shall be an Amer Ownership Percentage equal to 50.9%.  During the 90-day period following the date of the first drawdown under the Bank Loan, the Maximum Percentage shall be the greater of the Amer Ownership Percentage at the beginning of such 90-day period and 35%.  Following the expiration of such 90-day period, the Maximum Percentage shall be the Amer Ownership Percentage on the first day following the expiration of such 90-day period, as adjusted to give effect to Amer’s exercise (if any) of the purchase rights specified  in Section 2.3(c).  Notwithstanding the foregoing, in the event that the Amer Ownership Percentage at any time increases beyond the then applicable Maximum Percentage as a result of (i) any transaction or action described in Section 2.2 of this Agreement, or (ii) any acquisition of Equity Securities or Rights by Amer Parties pursuant to any Transaction Document, the Maximum Percentage shall thereafter be increased by the amount by which the percentage ownership of the Amer Parties immediately after such transaction or action exceeds the prior Maximum Percentage.  For the avoidance of doubt, the ownership of shares of Common Stock by the Amer Parties shall be included in the determination of the Amer Ownership Percentage.

“New Securities”:  As defined in Section 2.3.

“Nomination Notice”:  As defined in Section 3.3(c).

“Notice of Issuance”:  As defined in Section 2.3(b).

“Permitted Transferee”:  In the case of an Amer Party, any Person Controlled by, Controlling, or under common Control with such Amer Party.

“Person”:  Any individual, firm, corporation, partnership, limited liability company, trust, joint venture, or other entity.

“Rights”:  Securities of the Company exercisable, convertible or exchangeable for or into Equity Securities (with or without consideration) or that carry any right to subscribe for or acquire Equity Securities.

“Securities Laws”:  The Securities Act, the Exchange Act, all regulations promulgated by the SEC, the Laws of any other applicable jurisdiction relating to securities regulation and the rules of any exchange upon which Common Stock is trading.

“Securities Purchase Agreement”:  As defined in the Recitals.

“Shares”:  Equity Securities beneficially owned (including pursuant to the ownership of Rights) from time to time by the Amer Parties or their Affiliates.

“Transfer”:  Any sale, exchange or transfer, directly or indirectly, of Equity Securities, including by the sale or other disposition of Control of an entity that directly or indirectly owns Shares, provided,

Sched. A-2

however, that none of the following shall constitute a Transfer:  (a) any transfer pursuant to any tender or exchange offer for Equity Securities or Rights approved by a majority of the Board, (b) a transfer by operation of Law in connection with any merger, consolidation, statutory share exchange or similar transaction involving the Company approved by a majority of the Board, (c) a transfer pursuant to a plan of liquidation of the Company that has been approved by a majority of the Board, (d) a transfer pursuant to any of the Transaction Documents, or (e) any pledge, hypothecation, encumbrance or any other Lien of any Equity Security or Right.

“Warrants”:  As defined in the Recitals.

Sched. A-3

Appendix C

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

GENERAL MOLY, INC.

General Moly, Inc., a corporation organized and existing under the laws of the State of Delaware (“Corporation”), hereby certifies that:

1.             The name of this Corporation is General Moly, Inc.  The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 22, 2007.

2.             This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

3.             This Certificate of Amendment hereby amends the Certificate of Incorporation by deleting Article V thereof in its entirety and replacing it with the following:

“The authorized capital stock of the Corporation shall consist of two classes of stock, designated as Common Stock and Preferred Stock.

The total number of shares of Common Stock that the Corporation will have authority to issue is Six Hundred Fifty Million (650,000,000). The shares shall have $.001 par value. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

The total number of shares of Preferred Stock that the Corporation will have authority to issue is Ten Million (10,000,000). The Preferred Stock shall have $.001 par value. The Preferred Stock shall be entitled to preference over the Common Stock with respect to the distributions of assets of the corporations in the event of liquidation, dissolution, or winding up of the Corporation, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs. Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares then outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

4.             Except as herein amended, the Certificate of Incorporation of the Corporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this              day of                     , 2015.

GENERAL MOLY, INC.

Bruce D. Hansen
Chief Executive Officer

C-2

Appendix D

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

GENERAL MOLY, INC.

General Moly, Inc., a corporation organized and existing under the laws of the State of Delaware (“Corporation”), hereby certifies that:

1.             The name of this Corporation is General Moly, Inc.  The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 22, 2007.

2.             This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

3.             This Certificate of Amendment hereby amends the Certificate of Incorporation by adding the following paragraph after the third paragraph of Article V:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [      ](1) shares of Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as, and shall be combined and changed into and become, one share of Common Stock. Notwithstanding the foregoing, no fractional shares shall be issued and, in lieu thereof, and upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification, following the Effective Time, shall be entitled to receive cash for such holder’s fractional share based upon the average of the closing prices of the Common Stock on The NYSE MKT LLC for the five trading days immediately preceding the date the reverse stock split is effective. From and after the Effective Time, certificates representing Common Stock outstanding immediately prior to the Effective Time shall represent the number of whole shares of Common Stock into which the Common Stock shall have been reclassified pursuant to the foregoing provisions, provided, however, that any dividends or other distributions that may be declared after the Effective Time with respect to the number of post-reverse split shares of Common Stock represented by that certificate

(1)  Whole number between three (3) and fifteen (15) as determined by the Board of Directors in its sole discretion.

will be withheld by the Corporation until that certificate has been properly presented for exchange, at which time all such withheld dividends that have not yet been paid to a public official pursuant to relevant abandoned property or escheat laws will be paid to the holder thereof or the holder’s designee, without interest.”

4.             Except as herein amended, the Certificate of Incorporation of the Corporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this              day of                     , 2015.

GENERAL MOLY, INC.

Bruce D. Hansen
Chief Executive Officer

D-2

REVOCABLE PROXY

GENERAL MOLY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy revokes all prior proxies with respect to the Annual Meeting.  Receipt of the Notice of Annual Meeting and the Proxy Statement relating to the Annual Meeting is hereby acknowledged.

The undersigned hereby appoints David A. Chaput and Michael K. Branstetter (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies to vote all of the shares of Common Stock of General Moly, Inc. (the “Company”) that the undersigned is entitled to vote at the 2015 Annual Meeting of Stockholders of the Company to be held on June 18, 2015, and any adjournment thereof.  Such shares shall be voted as indicated with respect to the proposals listed on this proxy and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment thereof.  Each of the proposed items below are described in the Proxy Statement that accompanies this revocable proxy, and the descriptions herein are qualified in their entirety by the information set forth in the Proxy Statement.

Proposals	The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 and FOR each of Proposals 2 through 6.

1.	Election of one Class II member to the Board of Directors:
	01 Ricardo M. Campoy	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	An advisory vote to approve executive compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2015.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.

Approval of the issuance of shares of our common stock and warrants that together represent more than 20% of our outstanding common stock, issued at a discount to the greater of book or market value of our common stock.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	Approval of an amendment to the Company’s Certificate of Incorporation to increase the authorized common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐
6.	Approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐
7.	In their discretion, upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If this proxy is properly executed and returned, but no direction is made, this proxy will be voted by the Proxies FOR each of the nominees for director in Proposal 1 and FOR each of Proposals 2 and 3.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this proxy in the spaces below:

Date: , 2015
Stockholder sign above

Date: , 2015
Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

GENERAL MOLY, INC.

1726 Cole Blvd., Ste 115.

Lakewood, Colorado 80401

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

USING THE ENCLOSED ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.